Exhibit 10.165

CONSTRUCTION LOAN AGREEMENT

EXECUTED BY AND BETWEEN

BR T&C Blvd., LLC,
a Delaware limited liability company,
as Borrower

and

COMPASS BANK,

an Alabama banking corporation,
as Administrative Agent

and

The Lenders signatory hereto

i

	(b)	Replacement of Lenders	38

Article III. REPRESENTATIONS AND WARRANTIES OF BORROWER			39
3.1.	Representations and Warranties		39
	(a)	Financial Matters	39
	(b)	No Default or Violation	40
	(c)	No Suits	40
	(d)	Organization	40
	(e)	Enforceability	40
	(f)	Not a Foreign Person	40
	(g)	ERISA	41
	(h)	Executive Order 13224	41
	(i)	Title and Authority	41
	(j)	Permitted Encumbrances	41
	(k)	No Financing Statement	41
	(l)	Location of Collateral	41
	(m)	No Homestead	41
	(n)	Compliance with Requirements	42
	(o)	Brokerage Commissions	42
	(p)	Leases	42
	(q)	Wage Claims	42
3.2.	Construction Loan Representations and Warranties		42
	(a)	Availability of Utilities	43
	(b)	Roads	43
	(c)	Condition of Property	43
	(d)	Building Permits	43
	(e)	No Prior Work	43
	(f)	Sufficiency of Funds	43

Article IV. COVENANTS AND AGREEMENTS OF BORROWER			44
4.1.	Covenants and Agreements		44
	(a)	Payment	44
	(b)	Taxes on Notes and Other Taxes	44
	(c)	Ad Valorem Taxes	44
	(d)	Insurance Requirements	45
		(i) Casualty; Business Interruption	45
		(ii) Liability and Other Insurance	45
		(iii) Form of Policies	45
		(iv) General	46
		(v) Administrative Agent 's Right to Purchase	46
	(e)	Tax Escrow Account	47
	(f)	Fees and Expenses	49
	(g)	Tax on Lien	49
	(h)	Existence	50
	(i)	Change of Name, Identity or Structure	50
	(j)	Single Asset Entity	50
	(k)	Executive Order 13224	51

ii

	(l)	Books and Records	51
	(m)	Financial Statements and Reports; Rent Roll	51
	(n)	Indemnification	53
	(o)	No Other Liens	53
	(p)	Leases	54
	(q)	Operation of Property	55
	(r)	Inspection by Administrative Agent	56
	(s)	Repair and Maintenance	56
	(t)	Casualty	57
		(i) Borrower’s Obligation	57
		(ii) Administrative Agent’s Rights	57
		(iii) Application of Proceeds to Restoration	58
		(iv) Disbursement of Proceeds	59
		(v) Effect on Indebtedness	59
	(u)	Condemnation	59
		(i) Borrower’s Obligations	59
		(ii) Administrative Agent’ Right	60
		(iii) Application of Award to Restoration	60
		(iv) Effect on Indebtedness	61
	(v)	Further Assurances	61
	(w)	Location and Use of Collateral	61
	(x)	Estoppel Certificate	62
	(y)	Proceeds of Collateral	62
	(z)	Permitted Encumbrances	62
	(aa)	Title Insurance	62
	(bb)	Management of the Property	62
	(cc)	Appraisal	63
	(dd)	Operating Account	63
	(ee)	ERISA Violation	63
	(ff)	Wage Claims	63
4.2.	Failure to Perform		64
4.3.	Construction Loan Covenants		64
	(a)	Project Budget and Application of Loan Proceeds	64
	(b)	Construction Schedule	65
	(c)	Commencement and Completion of Construction	65
	(d)	Evidence Regarding Commencement of Construction	66
	(e)	Right of Administrative Agent and Inspecting Architect to Inspect Property	66
	(f)	Correction of Defects	66
	(g)	Off Site Work	66
	(h)	Storage of Materials	67
	(i)	Vouchers	67
	(j)	Encroachments	67
	(k)	Sign Regarding Construction Financing	67
	(l)	Additional Expenditures by Administrative Agent and/or Lenders	67
	(m)	Plans and Specifications	67

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	(n)	Supplemental Data	68
	(o)	Changes in Plans	68

Article V. ADDITIONAL COLLATERAL			68
5.1.	Additional Collateral		68
	(a)	Licenses	68
	(b)	Contracts	69
	(c)	Plans and Specifications	69
5.2.	Representations		69
5.3.	Covenants, Agreements and Warranties		70
5.4.	Rights of Borrower; Termination of License		70
5.5.	Limitation of Administrative Agent and Lenders’ Obligations		71

Article VI. LOAN FUNDING			71
6.1.	Loan Funding		71
6.2.	Interest Reserve Amount		71
6.3.	Conditions Precedent to Funding Subsequent Advances of Construction Loan		72
	(a)	Representations and Warranties	72
	(b)	Covenants and Agreements	72
	(c)	Borrower’s Equity	72
	(d)	Mechanic Liens	72
	(e)	Satisfaction of Post Closing Requirements	73
6.4.	Requests for Disbursement		73
	(a)	Advance Request	73
	(b)	Evidence of Progress of Construction	73
	(c)	Certificate of Inspecting Architect	74
	(d)	Continuation of Title Insurance Coverage	74
6.5.	Conditions to Each Disbursement		75
6.6.	Balancing of Loan and Borrower’s Deposit		75
6.7.	Retainage and Final Disbursement		76
6.8.	Notice, Frequency and Place of Disbursements		77
6.9.	Deposit of Funds Advanced		78
6.10.	Advances to Contractors		78
6.11.	Advances Do Not Constitute a Waiver		78

Article VII. DEFAULTS			78
7.1.	Event of Default		78
	(a)	Monetary Obligations	78
	(b)	Non-Monetary Obligations	78
	(c)	Representations	79
	(d)	Fraudulent Transfer	79
	(e)	Failure to Pay Debts	79
	(f)	Appointment of Receiver, Etc.	79
	(g)	Bankruptcy	79
	(h)	Execution Against Property	79
	(i)	Attachment of Borrower’s Property	79

iv

	(j)	Failure to Pay Judgment	79
	(k)	Litigation	79
	(l)	Acceleration of Other Debts - Borrower	80
	(m)	Acceleration of Other Debts - Guarantor	80
	(n)	Events Affecting Other Parties	80
	(o)	Default Under Other Debt	80
	(p)	Unauthorized Transfer	81
	(q)	Unauthorized Liens	81
	(r)	Unauthorized Guaranty	81
	(s)	Change in Constituency or Control	81
	(t)	Financial Reporting	82
	(u)	Death or Incapacity of Individual Guarantor	82
	(v)	Guarantor’s Obligations	82
	(w)	Hedge Agreement	82
	(x)	Management Agreement	82
	(y)	Noncompliance with Requirements	82
	(z)	Deviation from Plans and Specifications	83
	(aa)	Encroachments	83
	(bb)	Cessation of Work	83
	(cc)	Injunction	83
	(dd)	Lapse of Permit	83
	(ee)	Completion Event	83
	(ff)	Post Closing Requirements	83

Article VIII. REMEDIES			84
8.1.	Remedies		84

Article IX. THE ADMINISTRATIVE AGENT			86
9.1.	Appointment		86
9.2.	Rights as a Lender		86
9.3.	Duties and Obligations		87
9.4.	Reliance		87
9.5.	Delegation of Duties		87
9.6.	Resignation		88
9.7.	Non-Reliance on Administrative Agent and other Lenders		88
9.8.	Lender Actions Against Collateral		88
9.9.	Administrative Agent File Proofs of Claim		89
9.10.	Collateral and Guaranty Matters		89
9.11.	Lender Reply Period		89
9.12.	Foreclosure		90
9.13.	Defaulting Lender		91
	(a)	Suspension of Voting Rights	91
	(b)	Turn Over of Payments	91
	(c)	Special Advances	92
	(d)	Option to Purchase Future Commitment	92
	(e)	Replacement of Defaulting Lender	92
		(i) By Required Lenders	92

v

	(ii) By Borrower	92
	(f) Indemnification	93
	(g) Ceasing to be a Defaulting Lender	93
	(h) Borrower’s Rights	93
9.14.	Borrower’s Rights	93
9.15.	Payment Disputes	94

Article X. GENERAL CONDITIONS		94
10.1.	Waiver by Lender	94
10.2.	Actions by Administrative Agent	94
10.3.	Rights of Administrative Agent	94
10.4.	Rights of Third Parties	95
10.5.	Expenses; Indemnity; Damage Waiver	95
	(a) Costs and Expenses	95
	(b) Indemnification by Borrower	96
	(c) Reimbursement by Lenders	96
	(d) Damage Waiver	97
	(e) Payments	97
	(f) Survival	97
10.6.	Assignment by Borrower	97
10.7.	Heirs, Successors and Assigns	97
10.8.	Exercise of Rights and Remedies	97
10.9.	Headings	97
10.10.	Applicable Law	98
10.11.	Consent to Forum	98
10.12.	Usury	98
10.13.	Severability	99
10.14.	Counterparts	99
10.15.	Intentionally Deleted	99
10.16.	Reporting Requirements	99
10.17.	Amendments and Waivers	99
	(a) No Deemed Waivers; Remedies Cumulative	99
	(b) Waivers and Amendments	101
	(c) Actions by Administrative Agent; Required Consents	100
10.18.	Notices	101
10.19.	Effectiveness of Facsimile Documents and Signatures	102
10.20.	Limited Use of Electronic Mail	103
10.21.	Legal Proceedings	103
10.22.	Assignments and Participations	103
	(a) Binding Effect	103
	(b) Assignments by Lenders	103
	(c) Participations	105
	(d) Pledges by Lenders	107
10.23.	Negation of Partnership	107
10.24.	Right of Setoff	107
10.25.	Time Is of the Essence	108
10.26.	Waiver of Judicial Procedural Matters	108

vi

10.27.	USA Patriot Act	108
10.28.	Consent of Administrative Agent; Approvals	108
10.29.	Entire Agreement	108

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CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this “Agreement”), is dated effective as of July 1, 2014, by and between BR T&C BLVD., LLC, a Delaware limited liability company (“Borrower”), COMPASS BANK, an Alabama banking corporation (in its individual capacity, “Compass”), and each of the lenders that is a signatory hereto or which becomes a signatory hereto (including Compass, each individually a “Lender” and collectively, the “Lenders”). Compass, in its capacity as Administrative Agent for the Lenders, is hereinafter referred to as the “Administrative Agent”.

R E C I T A L S

A.           Lenders have agreed to make the Loans to Borrower, and Borrower, Administrative Agent and Lenders wish to enter into this Agreement in order to set forth the terms and conditions of the disbursement of the Loan;

B.           In consideration of the mutual promises hereinafter contained and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and Lenders agree as follows:

Article I.

DEFINITIONS

1.1.          Defined Terms. As used in this Agreement, the following terms shall have the meanings shown:

“Accounts” means, collectively, the Operating Account, Tax Escrow Account, Insurance Escrow Account and any other accounts of Borrower with Administrative Agent as may be required by this Agreement and the other Loan Documents.

“Actual Debt Coverage Ratio” – A ratio, the numerator of which is the Net Operating Income for the trailing three (3) months ending on the Determination Date, and the denominator of which is actual debt service on the Loan for the trailing three (3) months.

“Additional Collateral” – As defined in Section 5.1.

“Additional Costs” – Any costs, losses or expenses incurred by Lenders which Administrative Agent reasonably determines are attributable to Lenders making or maintaining the Loans, or their obligation to make any Loan advances, or any reduction in any amount receivable by Lenders under the Loans or the Notes.

“Additional Funds” – As defined in Section 4.1(t)(iii).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Administrative Agent.

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“Advance” means a disbursement by Lenders to Administrative Agent, (i) to be in turn disbursed by Administrative Agent to Borrower, of any of the proceeds of the Loans, any insurance proceeds, or Borrower’s Deposit by any method, including, without limitation, journal entry, deposit to Borrower’s account, disbursement to third party to the extent permitted under the Loan Documents, or as otherwise permitted under the Loan Documents or (ii) made by the Lenders as protective disbursements after an Event of Default as provided hereunder.

“Advance Request” – A request for a Loan advance in the form set forth in Exhibit C attached hereto.

“Affiliate” means when used with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with that Person.

“Aggregate Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Lenders, as such amount may have been reduced pursuant to Section 2.7 hereof, less the sum of all principal payments made by Borrower, if any. As of the date hereof, the Aggregate Commitment is Fifty-Seven Million and No/100 Dollars ($57,000,000.00).

“applicable Bankruptcy Law” – As defined in Section 7.1(g).

“Applicable Margin” – means (i) with respect to the Base Rate, one-half of one percent (.5%) and (ii) with respect to the LIBOR Based Rate, two and one-half percent (2.5%); provided, however, at such time as (1) the Completion Event has occurred, (2) the Property has achieved an Actual Debt Coverage Ratio of not less than 1.10:1.0 for three (3) consecutive months, as confirmed by Administrative Agent and (3) no Event of Default is then existing, the Applicable Margin shall mean (x) with respect to the Base Rate, one-fourth of one percent (.25%) and (y) with respect to the LIBOR Based Rate, two and one-fourth percent (2.25%).

“Applicable Rate” – means, at Borrower’s option, selected in accordance with this Agreement, the Base Rate or the LIBOR Based Rate.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.22), and accepted by Administrative Agent, in substantially the form of Exhibit H or any other form approved by Administrative Agent.

“Award” – As defined in Section 4.1(u)(ii).

“Base Rate” – For any day, the sum of (i) the Prime Rate plus (ii) the Applicable Margin.

“Borrower’s Deposit” – As defined in Section 6.6(b).

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“Borrower’s Equity” – Funds in the amount of $24,500,000 obtained by Borrower from either (i) equity contributions or (ii) other sources approved by Administrative Agent, and in both cases which are to be applied to the payment of Project Costs.

“BR Member” – BR T&C BLVD JV Member, LLC, a Delaware limited liability company.

“Business Day” – means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” – As defined in the Security Instrument.

“Commitment” – means, as to each Lender, such Lender’s obligation to make disbursements pursuant to this Agreement (including Advances under Article VI), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 10.22.

“Compass” has the meaning in the preamble of this Agreement.

“Completion Date” – The date which is 34 months after commencement of construction of the Improvements, but in no event later than 37 months after the date of this Agreement, in either case subject to extension for Force Majeure Events as provided in this Agreement.

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“Completion Event” – The date on which all of the following events have occurred: (i) the Improvements have been completed by Borrower in substantial accordance with the Plans and Specifications, as evidenced by receipt by Administrative Agent of a Certificate of Substantial Completion covering the Improvements executed by the General Contractor and architect, (ii) final certificates of occupancy (or their equivalent) have been issued by the appropriate Governmental Authority for all of the apartment units, (iii) receipt by Administrative Agent of final lien waivers and releases satisfying all applicable Requirements from the General Contractor, each Major Subcontractor and any other subcontractors as requested by Administrative Agent with respect to all labor and/or material provided in connection with the construction of the Improvements evidencing that such amounts have been paid in full (other than with respect to amounts for which liens have been filed on the Property and which have been bonded around by Borrower in accordance with applicable Requirements and this Agreement); and (iv) the Title Company has issued a down date endorsement to the Loan Title Policy confirming that there are no mechanic's or materialman's liens outstanding against the Property, an endorsement deleting the general exception for mechanics’ liens and, if no further Advances of the Loans will be made after such time, deleting the exception for pending disbursements.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractors” – As defined in Section 5.1(b).

“Contracts” – As defined in Section 5.1(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Condition” – means (i) one or more of Maple Residential, L.P. and any Crow Family Persons, or Persons Controlled by any of them, owns directly or indirectly an ownership interest in Borrower; (ii) one or more of Maple Residential, L.P. and any Crow Family Persons, or Persons Controlled by any of them, shall continue to Control the Borrower and (iii) any Crow Family Persons, or Persons Controlled by any of them, shall continue to Control Maple Residential, L.P.

“Crow Family Person” – Any descendant of Trammell Crow or his siblings and/or the spouse of any such individual, or any Person Controlled directly or indirectly by one or more descendants of Trammell Crow or his siblings and/or the respective spouses of such individuals.

“Damage” – As defined in Section 4.1(t)(i).

“Determination Date” – For the purposes of determining whether Borrower satisfies the conditions to an Extension Period, the Determination Date shall be the last day of the most recent calendar month ending at least thirty (30) days prior to the commencement of the Extension Period in question.

“Debt Coverage Ratio” – A ratio, the numerator of which is the Net Operating Income for the trailing three (3) months ending on the Determination Date, and the denominator of which is Debt Service.

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“Debt Service” – The product of (i) the constant monthly payment amount (i.e., payment including both principal and interest) sufficient to fully amortize (using mortgage amortization) the sum of the Principal Amount then outstanding plus any amounts remaining to be funded under the Loans at the time of determination, in equal installments over a thirty (30) year period using an annual interest rate equal to the greater of (a) the LIBOR Based Rate, (b) the Treasury Rate plus two and one-half percent (2.5%) or (c) five and three-fourths percent (5.75%), multiplied by (ii) three (3).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” – means the rate per annum which is five percent (5%) above the Base Rate, but in no event greater than the Maximum Rate.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent, to confirm in writing to Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent), or (d) has, or has a direct parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to each Lender.

“Eligible Assignee” means:

(a)          any commercial bank, savings bank, savings and loan association or similar financial institution which (A) has total assets of Five Billion Dollars ($5,000,000,000) or more, (B) is "well capitalized" within the meaning of such term under the regulations promulgated under the auspices of the Federal Deposit Insurance Corporation Improvement Act of 1991, (C) in the reasonable judgment of Administrative Agent, is engaged in the business of lending money and extending credit, and buying loans or participations in loans under construction loan facilities substantially similar to those extended under this Agreement, and (D) in the reasonable judgment of Administrative Agent, is operationally and procedurally able to meet the obligations of Administrative Agent hereunder to the same degree as a commercial bank;

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(b)          any insurance company in the business of writing insurance which (A) has total assets of Five Billion Dollars ($5,000,000,000) or more, (B) is "best capitalized" within the meaning of such term under the applicable regulations of the National Association of Insurance Commissioners, and (C) meets the requirements set forth in subclauses (C) and (D) of clause (i) above; and

(c)          any other financial institution having total assets of Five Billion Dollars ($5,000,000,000) (including a mutual fund or other fund under management of any investment manager having under its management total assets of Five Billion Dollars ($5,000,000,000) or more) which meets the requirement set forth in subclauses (C) and (D) of clause (i) above;

provided that each Eligible Assignee must (w) be organized under the Laws of the United States of America, any state thereof or the District of Columbia, or, if a commercial bank, be organized under the Laws of the United States of America, any state thereof or the District of Columbia, the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, (x) act under the Loan Documents through a branch, agency or funding office located in the United States of America, (y) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to the Code as in effect from time to time and (z) not be the Borrower, Guarantor or an Affiliate of Borrower or Guarantor.

“Environmental Indemnity Agreement” – The Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Administrative Agent and Lenders.

“ERISA” – As defined in Section 3.1(g).

“ERISA Violation” – As defined in Section 3.1(g).

“Event of Default” – As defined in Section 7.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.9, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.9(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Existing Leases” means those leases described in Schedule 3.1(p), which are in effect on the date of this Agreement and which cover portions of the Property.

“Extension Period” – The First Extension Period or the Second Extension Period, as the case may be.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 10:00 a.m. (Dallas, Texas time) on such day on such transactions received by Administrative Agent from three (3) Federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.

“Financing Statement” – A Financing Statement naming Borrower, as debtor, and Administrative Agent, as secured party, perfecting the security interest in the Collateral.

“First Extended Maturity Date” means January 1, 2019.

“First Extension Period” — A period of twelve (12) months, commencing on the first day after the Initial Maturity Date and ending on the First Extended Maturity Date.

“Force Majeure Event(s)” means any delays due to strikes, acts of God, shortages of labor or materials, war, regulations, restrictions, or any other cause of any kind that is beyond the control of the party which claims an extension of time based on the delay; provided, however, (i) the lack of funds shall not be deemed to be a cause beyond the control of Borrower and (ii) Borrower shall provide written notice to Administrative Agent within thirty (30) days of the occurrence of any Force Majeure Event.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding Date” – As defined in Section 6.3(a).

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“General Contract” means that certain Owner-Contractor Construction Agreement dated as of July 1, 2014 between Borrower and General Contractor, pursuant to which General Contractor has been engaged as the general contractor for the construction of the Improvements.

“General Contractor” means Maple Multi-Family TX Contractor, L.L.C., or such other contractor engaged by Borrower to construct the Improvements and who is approved by Administrative Agent in Administrative Agent’s sole discretion.

“Governmental Authority” – means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” – means, individually, each of CFP Residential, L.P., a Texas limited partnership, Maple Residential, L.P., a Delaware limited partnership, CFH Maple Residential Investor, L.P., a Texas limited partnership, VF Residential, Ltd., a Texas limited partnership, and VF Multifamily Holdings, Ltd., a Texas limited partnership. Collectively, CFP Residential, L.P., a Texas limited partnership, Maple Residential, L.P., a Delaware limited partnership, CFH Maple Residential Investor, L.P., a Texas limited partnership VF Residential, Ltd., a Texas limited partnership, and VF Multifamily Holdings, Ltd., a Texas limited partnership, are referred to as “Guarantors”.

“Guaranty” – The Guaranty of even date herewith made by Guarantor in favor of Administrative Agent and Lenders relating to the Loan.

“Hard Cost Contingency” – As defined in Section 4.3(a).

“Hedge Agreement” – Any agreement between Borrower and Administrative Agent, or any affiliate of Administrative Agent, including, but not limited to an ISDA Master Agreement, whether now existing or hereafter executed, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, any combination of the foregoing, or option with respect to, any of the foregoing or similar transactions, for the purpose of hedging the Borrower’s exposure to fluctuations in interest rates, exchange rate, currency, stock, portfolio or loan valuations or commodity prices.

“Improvements” – A 340 unit 7-story mid-rise Class A multifamily project and related amenities to be constructed on the Land in substantial accordance with the Plans and Specifications, as provided herein and contemplated hereby.

“Indebtedness” – All obligations, liabilities and indebtedness of Borrower under the Loan Documents and any Hedge Agreement, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 4.1(n) of this Agreement.

“Initial Advance” – The first amount of the Loan funded by the Lenders to the Borrower.

“Initial Maturity Date” means the date that is forty-two (42) months from the date of this Agreement, being January 1, 2018.

“Inspecting Architect” – Such representative of Administrative Agent designated to inspect the construction of the Improvements on behalf of Lenders.

“Insurance Escrow Account” – As defined in Section 4.1(e)(ii).

“Interest Period” – A period computed as follows:

(a)          The period during which interest at the LIBOR Based Rate shall be applicable to the LIBOR Amount in question, provided, however, that each such period shall be thirty (30) days, sixty (60) days or ninety (90) days.

(b)          An Interest Period shall be measured from the date specified by Borrower in each LIBOR Request for the commencement of the computation of interest at the LIBOR Based Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last LIBOR Business Day of a calendar month, then the last LIBOR Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a LIBOR Business Day then the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day enters a new calendar month, in which case such period shall end on the next preceding LIBOR Business Day) and in no event shall any such period be elected which extends beyond the Maturity Date.

“Interest Reserve Amount” – $2,619,645, being that portion of the Loan Amount allocated for monthly payments of accrued interest on the principal of the Notes.

“IRS” means the United States Internal Revenue Service.

“Land” – The land described in Exhibit A attached hereto and made a part hereof.

“Late Charge” – As defined in Section 2.5(e).

“Leases” – As defined in the Security Instrument.

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“Lenders” has the meaning set forth in the preamble to this Agreement. The initial Lenders are listed on Schedule 1.1, and the term “Lenders” includes any other Person that shall hereafter become party hereto pursuant to an Assignment and Assumption, and will not include any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption from and after the effective date of such Assignment and Assumption.

“LIBOR Amount” – Each portion of the Principal Amount bearing interest at an applicable LIBOR Based Rate pursuant to a LIBOR Request.

“LIBOR Based Rate” – With respect to any LIBOR Amount, the rate per annum (expressed as a percentage) equal to the sum of (a) the quotient of the LIBOR Rate for the LIBOR Amount and Interest Period in question divided by (1 minus the Reserve Requirement), plus (b) the Applicable Margin.

“LIBOR Business Day” — A day, other than a Saturday or Sunday, on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York, New York and Dallas, Texas.

“LIBOR Rate” — The rate reasonably determined by Administrative Agent equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the LIBOR Request Amount for the same period of time as the Interest Period selected by Borrower in the LIBOR Request, as set forth on the LIBOR Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

“LIBOR Reference Source” — The display for the London Interbank Offered Rate for the applicable Interest Period provided on Reuter’s Monitor Money Rates Service; or, at the option of Administrative Agent, the display for LIBOR rates on such other service selected from time to time by Administrative Agent and reasonably determined by Administrative Agent to be comparable to Reuter’s Monitor Money Rates Service.

“LIBOR Request” — Borrower’s written request in the form of Exhibit G attached hereto and made a part hereof, to be received by Administrative Agent by 12:00 p.m. (Dallas, Texas time) three (3) LIBOR Business Days prior to the LIBOR Business Day specified in the LIBOR Request for the commencement of the Interest Period, of the LIBOR Based Rate and Interest Period desired by Borrower in respect to a LIBOR Request Amount.

“LIBOR Request Amount” — The amount, to be specified by Borrower in each LIBOR Request, which Borrower desires to bear interest at the LIBOR Based Rate and which shall in no event be less than $500,000 and which, at Administrative Agent’s option, shall be an integral multiple of $100,000; provided, however, that Borrower may specify a LIBOR Request Amount that does not satisfy these dollar requirements so long as Borrower does not have more than one LIBOR Request Amount at any time that does not satisfy these dollar requirements.

“Licenses” – As defined in Section 5.1(a).

“Lien” means any valid and enforceable interest in any property securing an indebtedness, obligation, or liability owed to or claimed by any Person other than the owner of that property, whether that indebtedness is based on the common law, statute, or contract, including, without limitation, liens created by or pursuant to a security interest, pledge, mortgage, deed of trust, assignment, conditional sale, trust receipt, lease, consignment, or bailment for security purposes.

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“Loan” means, with respect to a Lender, any loan made by such Lender pursuant to this Agreement (or any conversion or continuation thereof), and “Loans” means the aggregate amount of all Loans made by the Lenders.

“Loan Amount” – means Fifty-Seven Million and No/100 Dollars ($57,000,000.00).

“Loan Documents” – This Agreement, the Notes, the Security Instrument, the Environmental Indemnity Agreement, the Guaranty and all other instruments executed by Borrower or Guarantor and evidencing or securing the Loan.

“Loan Party” – means Borrower and each Guarantor.

“Loan Title Policy” – The title insurance policy issued by Charter Title Company, on behalf of First American Title Insurance Company, in favor of Administrative Agent on or about the date hereof insuring the Lien of the Security Instrument.

“Loan-to-Value Ratio” – The ratio resulting from a fraction, the numerator of which is the Principal Amount as of the date of calculation and the denominator of which is the fair market value of the Property as of the date of calculation on an “as is” basis, based on a current Appraisal of the Property acceptable to Administrative Agent.

“Major Subcontractor” means all subcontractors under any subcontracts which provide for aggregate payments in excess of $500,000.

“Make-Whole Breakage Amount” – As defined in Section 2.5(c)(v).

“Manager” – Such party or parties who, with the prior written approval of Administrative Agent, enter into a Management Agreement with Borrower. Administrative Agent hereby approves Westwood Residential, Greystar Property Management, Riverstone Residential Group or ZOM Residential as an approved property manager for the Property.

“Management Agreement” – An agreement providing for the management and operation of the Property.

“Material Contract” – The General Contract entered into by Borrower with the General Contractor, the Contract entered into between Borrower and architect for or related to the construction of the Improvements and any other Contract entered into by Borrower involving a contract sum or payment by Borrower of more than $250,000.

“Maturity Date” – means the Initial Maturity Date, as may be extended to the First Extended Maturity Date and the Second Extended Maturity Date pursuant to the First Extension Period and/or the Second Extension Period, respectively, on the terms and conditions set forth in Section 2.7 hereof, subject, however, to the right of acceleration as herein provided and as provided elsewhere in the Loan Documents.

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“Maximum Rate” – means, at all times, the maximum rate of interest which may be charged, contracted for, taken, received or reserved by Administrative Agent and/or Lenders in accordance with applicable Texas law (or applicable United States federal law to the extent that such law permits Administrative Agent and/or Lenders to charge, contract for, receive or reserve a greater amount of interest than under Texas law). The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

“Monthly Principal Installment Amount” – means the amount of $60,000.

“Net Operating Income” – The gross income received by Borrower from the operation of the Property for the period in question (net of concessions, and excluding security deposits and other non-recurring income), less expenses incurred and/or paid by Borrower in connection with the operation and maintenance of the Property that are allocable to such period, computed on an accrual basis without regard to depreciation or debt service on the Loans, but otherwise in accordance with generally accepted accounting principles consistently applied. Included within the expenses shall be a management fee equal to the greater of (i) the actual management fee or (ii) an assumed management fee of three percent (3%), annual capital expenditures equal to $200 per unit per annum, and prorated ad valorem taxes and insurance premiums. Documentation of Net Operating Income shall be certified by an officer of Borrower with detail reasonably satisfactory to Administrative Agent and shall be subject to the reasonable approval of Administrative Agent. Notwithstanding the foregoing, Net Operating Income shall be adjusted to reflect a vacancy factor equal to the greater of the actual vacancy rate or five percent (5.0%).

“Net Proceeds” – As defined in Section 4.1(t)(iv).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means, collectively, one or more promissory notes executed by Borrower in the aggregate principal sum of the Loan Amount, payable to the order of a Lender, evidencing the Loans, substantially in the form of Exhibit F attached hereto.

“Operating Account” has the meaning set forth in Section 4.1(dd) of this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.10(b)).

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“Participant” has the meaning assigned to such term in Section 10.22(c)(i).

“Participant Register” has the meaning specified in Section 10.22(c)(i).

“Payment Date” means the first (1st) day of each and every month during the term of the Loan.

“Permitted Encumbrances” – The encumbrances set forth in Schedule B of the Loan Title Policy, together with (a) Liens for taxes or governmental assessments or charges that are not delinquent, (b) any Lien for labor, material, taxes or otherwise which is bonded around in accordance with Section 4.1(c) or Section 4.1(o), (c) any unperfected and unrecorded mechanic’s lien if payment is not yet due for the work giving rise to the Lien, (d) mechanics’ liens being contested in accordance with Section 4.1(o), (e) any Liens consented to by Administrative Agent in writing, (f) Liens in favor of Administrative Agent and Lenders and, (g) rights of tenants under residential Leases or under those leases described in Schedule 3.1(p).

“Permitted Service Agreements” – Agreements to provide utility or other services (including sanitary and storm sewer, water, telephone, cable television, internet, electricity, gas, municipal services and laundry services) to the Property, and leases or agreements for furniture, furnishings and equipment for the common areas of the Property, which are entered into in the ordinary course of business of owning and operating a multi-family residential project in a reasonable and prudent manner.

“Permitted Transfers” means:

(a)          a Transfer by devise or descent or by operation of law upon the death of an individual member, partner or shareholder of any Person that is an indirect legal or beneficial owner of Borrower;

(b)          a Transfer of the membership interests in Borrower by BR Member to TCR Member;

(c)          as long as the Control Condition remains satisfied after the Transfer, any Transfer of direct or indirect ownership interests in TCR Member or in any entity which owns, directly or indirectly, any ownership interests in TCR Member or any such owner of any direct or indirect ownership interests in TCR Member;

(d)          a Transfer of interests in BR Member by Bluerock Special Opportunity + Income Fund II, LLC, Bluerock Special Opportunity + Income Fund III, LLC or Bluerock Growth Fund, LLC (each, an "Existing Member" and collectively, the "Existing Members") to another Existing Member or to Affiliates of BR Member, further provided after such Transfer (i) the BR Member continues to be Controlled, directly or indirectly, by Bluerock Real Estate, L.L.C. and/or BR REIT; and (ii) BR Member continues to be a member of Borrower;

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(e)          a Transfer of interests in BR Member by (1) the admission of Bluerock Residential Growth REIT, Inc (“BR REIT”), Bluerock Residential Holdings, LP (“Bluerock Operating Partnership”) (or an Affiliate directly or indirectly owned and controlled by BR REIT or BR Operating Partnership) as a preferred equity member of BR Member holding typical preferred equity rights in BR Member as the owners of BR Member approve, including but not limited to, the right to a preferred return with respect to the other members of BR Member, consent rights over certain major decisions of BR Member, additional management control over BR Member in the event of a default under the preferred equity terms, and the right to dilute the ownership and other rights of the other members of BR Member in connection with any failure to comply with the preferred equity terms (and the associated modification of the limited liability company agreement of BR Member in order to reflect such terms) and (2) the conversion of such preferred equity membership interest, anticipated to occur on or before the stabilization of the Property, into a common membership interest in, and management control over, BR Member by the preferred equity party (and the associated modification of the limited liability company agreement of BR Member to reflect such terms), provided after such Transfer (i) Administrative Agent receives written notice of, and an organizational chart reflecting, the new structure; (ii) BR Member continues to be a member of Borrower; and (iii) the parties exercising Control of Borrower, including without limitation principals of the Guarantors, continue to Control, directly or indirectly, Borrower in the manner in which they did on the date of this Agreement;

(f)          a Transfer of non-controlling membership interests or partnership interests in any direct or indirect owner of the BR Member, including the Existing Members and, following a Transfer pursuant to subsection (f) above, BR REIT and/or BR Operating Partnership (or an Affiliate directly or indirectly owned or controlled by BR REIT or BR Operating Partnership (the “Affected Entity”), provided after such Transfer (i) the Affected Entity continues to be Controlled by the same Person or Persons that Controlled the Affected Entity prior to such Transfers; (ii) BR Member continues to be a member of Borrower; and (iii) the parties exercising Control of Borrower, including without limitation Guarantor Principals, continue to Control, directly or indirectly, Borrower in the manner in which they did on the date of this Agreement;

(g)          any Transfers, issuances or redemptions of direct or indirect ownership interests in TCR Member so long as following such Transfer: (1) the Control Condition is satisfied, (2) TCR Member continues to be Controlled by Maple Residential, L.P. or one or more Crow Family Persons and (3) no less than 51% of the ownership interests in TCR Member continue to be owned directly or indirectly by Maple Residential, L.P. or one or more Crow Family Persons;

(h)          any Transfers, issuances or redemptions of direct or indirect ownership interests in Maple Residential, L.P. so long as: (1) Maple Residential, L.P. continues to be Controlled by one or more Crow Family Persons and (2) no less than 51% of the ownership interests in Maple Residential, L.P, continue to be owned directly or indirectly by one or more Crow Family Persons; and

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(i)          a transfer of interests in BR Member in conjunction with a sale of a majority (or all) of the outstanding shares (or partnership interests) of BR REIT or its operating partnership or a merger, combination or “roll-up” of BR REIT (or its operating partnership) into a partnership, limited liability company or other entity or participation in an UPREIT, DOWNREIT or similar transaction with a real estate investment trust or other entity (any of the foregoing hereinafter referred to as a “REIT Sale”) with the prior written consent of Administrative Agent in its reasonable discretion. Approval of a REIT Sale is subject to Administrative Agent's receipt of information satisfactory to Administrative Agent in its reasonable discretion identifying the proposed transferee in a REIT Sale (“REIT Transferee”) and its financial structure, and such other information regarding the REIT Transferee as Administrative Agent may request in its reasonable discretion. Administrative Agent's approval of the REIT Transferee may be based upon, among other things, (i) satisfaction of Administrative Agent's financial requirements applicable to Borrower set forth in this Agreement; (ii) “know your customer” and other regulatory requirements, (iii) Borrower and Guarantor's reaffirmation of their obligations under the Loan Documents following the REIT Sale and (iv) evidence reasonably acceptable to Administrative Agent that the REIT Transferee has a net worth and liquidity no less than that of BR REIT or its operating partnership.

Notwithstanding anything to the contrary contained herein, any Transfer of membership interests in Borrower by TCR Member to BR Member pursuant to the buy/sell provisions in the Venture Agreement (a “Venture Control Transfer”) or any other Transfer that results in TCR Member no longer being the Manager of Borrower and neither the TCR Member nor any principals of the Guarantors being in Control, directly or indirectly, of Borrower in the manner in which they did on the date of this Agreement, shall be subject to the prior written approval of Administrative Agent in Administrative Agent’s sole discretion. Without limiting the foregoing in any manner, in determining whether to grant such approval, Administrative Agent may take into account and/or require any or all of the following

(1)         BR Member shall have certified in writing to Administrative Agent that BR Member has duly exercised its rights, powers and authorities in compliance with the terms of the Venture Agreement in effect on the date hereof;

(2)         Administrative Agent shall have determined that the individuals that are directly responsible for the management of Borrower possess adequate capacity and experience to supervise and manage the construction of the Improvements (if such construction is not complete) and the operation, marketing and leasing of the Property, and to otherwise cause Borrower to perform and observe its obligations under this Agreement and the other Loan Documents;

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(3)         BR Member shall have caused an additional guarantor or guarantors (whether one or more, the “Additional Guarantor”) acceptable to Administrative Agent, in its sole discretion, to provide a replacement environmental indemnity agreement and guaranty, in each case substantially in form and content identical to the Environmental Indemnity Agreement and the Guaranty, respectively, and all other documentation required by Administrative Agent. Approval of any Additional Guarantor is subject to Administrative Agent's receipt of information satisfactory to Administrative Agent in its sole discretion identifying the proposed guarantor and its financial structure, and such other information regarding the proposed guarantor as Administrative Agent may request. Administrative Agent's approval of the Additional Guarantor may be based upon, among other things, (i) satisfaction of Administrative Agent's financial requirements with respect to such Additional Guarantor, (ii) “know your customer” and other regulatory requirements, and (iii) the reaffirmation by Borrower, any continuing Guarantor and any Additional Guarantors of their respective obligations under the Loan Documents following the addition of the Additional Guarantor, and confirmation that no novation or release of Borrower or any other Guarantor has occurred. Any Additional Guarantor added pursuant to the terms hereof shall constitute a “Guarantor” for all purposes under the Loan Documents. Notwithstanding anything to the contrary contained herein, in no event will a Venture Control Transfer, including without limitation Administrative Agent’s acceptance of an Additional Guarantor, be deemed in any way to constitute an agreement by Administrative Agent to release any other Guarantor with respect to its obligations under the Loan Documents, whether or not such other Guarantor reaffirms such obligations;

(4)         in the instance of any Transfer in which any Person will hold, either directly or indirectly, a twenty-five percent (25%) or greater ownership interest in Borrower, Administrative Agent has received such information about such Person as Administrative Agent deems reasonably necessary to ensure compliance with all applicable Laws concerning money laundering and similar activities following such Transfer;

(5)         if such Transfer occurs prior to the Completion Event and such Transfer results in the termination or cancellation of the Development Agreement between Borrower and Maple Multi-Family Operations, L.L.C., a Delaware limited liability company, then (i) Borrower shall have retained, within ten (10) days after the effective date of such Transfer, a third party construction manager approved by Administrative Agent in Administrative Agent’s sole discretion (pursuant to a contract approved by Administrative Agent) to manage and supervise the completion of construction of the Improvements; and (ii) if such Transfer results in the termination or cancellation of the General Contract, (A) Borrower shall have entered into a new general construction contract for the construction of the Improvements within thirty (30) days after the effective date of such termination or cancellation of the General Contract, (B) Administrative Agent shall have approved, in its sole discretion, the new general contractor and the terms and conditions of the new general construction contract and (C) the Loan remains “in balance” in accordance with the provisions described in Section 6.6 below;

(6)         if such Transfer results in the termination or cancellation of any management contract for the Property, Borrower shall have retained, within ten (10) days after the effective date of such termination or cancellation, a third party property manager acceptable to Administrative Agent pursuant to a contract approved by Administrative Agent to manage, lease and operate the Property;

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(7)         if any Event of Default or Potential Default exists at the time of such Transfer, Borrower shall have cured same to the satisfaction of Administrative Agent; provided that the Administrative Agent shall have no obligation to allow Borrower to cure any Event of Default; and further provided, that in no event shall Administrative Agent be deemed to have waived any Event of Default or Potential Default, whether material or not, and Borrower shall diligently and continuously act to cure any such Potential Default not later than the end of any notice and cure period applicable thereto; and

(8)         Borrower and Additional Guarantor shall have furnished to Administrative Agent such additional certificates, instruments and other documents as Administrative Agent or its counsel might require to evidence the organization, existence and authority of Additional Guarantor, including, without limitation, an opinion of counsel in form and substance reasonably satisfactory to Administrative Agent.

The foregoing shall not be affect any of provisions of this Agreement or the other Loan Documents governing or pertaining to Administrative Agent’s approval rights with respect to any termination of the General Contract, the development agreement, the replacement of the General Contractor or the development manager (Maple Multi-Family Operations, L.L.C.) or other matters regarding the construction of the Improvements, and shall not be construed in any manner that requires Administrative Agent to approve any Transfer of the membership interests of TCR Member or its constituent entities to BR Member or any of its Affiliates.

“Person” – Any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Plans and Specifications” – As defined in Section 5.1(c).

“Post Closing Requirements” – The items set forth on Exhibit E attached hereto.

“Potential Default” means the occurrence of any event or circumstance which would, with the giving of notice or the passage of time, or both, constitute an Event of Default.

“Prime Rate” – For any day, the Prime Rate as published in The Wall Street Journal’s “Money Rates” table for that day. If multiple Prime Rates are quoted in such table, then the highest Prime Rate quoted therein shall be the Prime Rate. In the event that a Prime Rate is no longer published in The Wall Street Journal’s “Money Rates” table, then Administrative Agent will choose a substitute index rate for calculating the Prime Rate, which is based on comparable information. The Prime Rate may not be the lowest rate of interest that Administrative Agent charges. The Prime Rate shall fluctuate with such Prime Rate changing as of the day of any change in the Prime Rate.

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“Principal Amount” – That portion of the principal balance of the Loan Amount as is evidenced by the Loan Documents which is from time to time outstanding.

“Project Budget” – As described in Section 4.3(a) and as attached hereto as Exhibit B.

“Project Budget Reallocation Worksheet” – As described in Section 4.3(a) and as attached hereto as Exhibit D.

“Project Costs” – As defined in Section 4.3(a).

“Project Revenues” – As defined in Section 4.3(a).

“Property” – The Land, the Improvements and the Collateral.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Recipient” means, as applicable, (a) Administrative Agent and (b) any Lender.

“Regulation” – Any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Administrative Agent and Lenders under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof. The Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith constitute a Regulation.

“Regulation D” – Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Rent” – As defined in Article II of the Security Instrument.

“Rent Loss Proceeds” – As defined in Section 4.1(t)(iii).

“Required Lenders” means, at any time, Lenders having Commitments representing at least 66.67% of the Aggregate Commitment of all Lenders or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66.67% of the aggregate unpaid principal amount of the outstanding Loans; provided, at any time there are no more than two (2) Lenders, “Required Lenders” shall mean all Lenders (other than a Defaulting Lender). The Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

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“Requirements” – As defined in Section 3.1(n).

“Reserve Requirement” – The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against “Eurocurrency Liabilities”, as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any reserves required to be maintained by such member banks by reason of any Regulation against (a) any category of liabilities which includes deposits by reference to which the LIBOR Based Rate is to be determined as provided in this Agreement, or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of “LIBOR Rate”.

“Restoration” – As defined in Section 4.1(t)(i).

“Restricted Assignee” – means Zions Bank, Bank of the West, Picerne Group or any affiliate of the foregoing.

“Retainage” – As defined in Section 6.7.

“Second Extended Maturity Date” means January 1, 2020.

“Second Extension Period” — A period of twelve (12) months, commencing on first day after the First Extension Period and ending on the Second Extended Maturity Date.

“Security Instrument” – The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, in favor of the Trustee for the benefit of Administrative Agent, on behalf of the Lenders, concerning the Property.

“Soft Cost Contingency” – As defined in Section 4.3(a).

“State” – The state where the Land is located.

“Taking” – As defined in Section 4.1(u)(i).

“Tax Escrow Account” – As defined in Section 4.1(e)(i).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Taxpayer Identification Number” – 47-1128783.

“TCR Member” – HCH 106 Town and Country, L.P, a Delaware limited partnership.

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“Transfer” - shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“Treasury Rate” – The latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable LIBOR Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.

“Trustee” – As defined in the Security Instrument.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.9(f).

“Venture Agreement” means the Limited Liability Company Agreement of Borrower executed by and between TCR Member and BR Member.

References in this Agreement to “Articles”, “Sections”, “Exhibits” or “Schedules” shall be to Articles, Sections, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. Words of any gender shall be held and construed to include any other gender. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person includes successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.

Article II.

THE LOAN

2.1.          The Loan.

(a)          Agreement to Lend. Each Lender hereby severally agrees to advance to the Administrative Agent, to be loaned to Borrower, its Pro Rata Share of (but not in excess of) the Loan Amount, and Borrower agrees to borrow up to that amount from Lenders, subject to the terms and provisions of this Agreement. The amounts borrowed by Borrower under this Agreement shall be evidenced by and payable in accordance with the Notes and this Agreement. No principal amount of the Loans which is repaid may be reborrowed. Borrower’s liability for payment of interest on the Loans is limited to and calculated with respect to Loan proceeds actually disbursed pursuant to the terms of this Agreement and the Notes from and after the Funding Date. The Lenders shall fund their Pro Rata Share of an Advance of Loan proceeds to Administrative Agent, and Administrative Agent may, in Administrative Agent’s discretion, disburse Loan proceeds by journal entry to pay interest and financing costs. Administrative Agent may disburse Loan proceeds into the Operating Account (or such other account as directed by Borrower) or directly to third parties to pay costs or expenses required to be paid by Borrower pursuant to this Agreement. Loan proceeds disbursed by Administrative Agent pursuant to the previous two sentences shall constitute Advances to Borrower.

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(b)          Advances. The purposes for which Loan proceeds are allocated and the respective amounts of those allocations are set forth in the Project Budget. All proceeds of the Loans shall be advanced against the Notes as provided herein and shall be used by Borrower to pay for Project Costs as contained in the Project Budget. Advances shall be made not more frequently than monthly during the term of the Loan; provided that a second Advance will be made in any month as provided in Section 6.8. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, no Advances shall be made after the Initial Maturity Date.

(c)          Agency Refinance Loan.

(i)          Borrower agrees that Berkadia Commercial Mortgage LLC, a Delaware limited liability company, either directly or indirectly through its affiliates (“BCM”), shall have the first opportunity to submit an offer or term sheet to provide permanent financing for the Property to Borrower (to refinance the Loan) with funds provided or insured by Fannie Mae, Freddie Mac, or FHA/HUD Fannie Mae, Freddie Mac or FHA/HUD, life insurance companies or investment banking conduits (CMBS) (collectively, a “Permanent Loan”). Prior to Borrower executing a term sheet for permanent financing, and upon the Property meeting the qualifications for permanent financing (occupancy, debt coverage ratio and loan-to-value ratio), Borrower shall provide to BMC a finance package, including standard financial information required to fully underwrite a permanent loan for the Property. BMC, at its option, may then provide a term sheet for a Permanent Loan within thirty (30) days of receipt of such standard financial information. The Permanent Loan offered by BMC shall be on such terms and conditions as BMC approves in its sole and absolute discretion. If Berkadia does not deliver the Term Sheet with respect to the Agency Refinance Loan within 30 days after receipt of all such information and documentation or, if after the timely delivery of such Term Sheet, Berkadia and Borrower cannot in good faith, agree upon the terms of the Permanent Loan, Borrower shall have no further obligations pursuant to this paragraph.

(ii)         No Liability. Notwithstanding any provision contained herein to the contrary, none of Administrative Agent, Lenders or BMC shall have any liability to Borrower in the event Borrower is unable to obtain the Permanent Loan or for any advice or recommendations from Administrative Agent, Lenders or BMC regarding the Permanent Loan. Nothing contained herein shall be construed as a commitment by Administrative Agent, Lenders or BMC or any of their respective affiliates to provide financing. THIS SECTION IS NOT A COMMITMENT TO MAKE THE PERMANENT LOAN. BMC’S LOAN COMMITMENT IS ONLY ISSUED FOLLOWING APPROVAL OF A LOAN IN ITS LOAN COMMITTEE.

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2.2.          Security for the Loan. The Loans, as evidenced by the Notes, is secured by the Security Instrument and shall be guaranteed by the Guaranty.

2.3.          Loan Fees. Borrower shall pay to Administrative Agent, at Loan closing, a loan fee as set forth in a separate letter agreement by and among Borrower and Administrative Agent dated June 30, 2014 (the “Fee Letter”).

2.4.          Funding of Loan Advances.

(a)          By 1:00 p.m. Dallas time, on the day before a disbursement of a Loan is to be made hereunder pursuant to this Agreement (or by 1:00 p.m. Dallas time at least three (3) Business Days before any disbursements to be made at the LIBOR Based Rate), Administrative Agent shall notify each Lender of the proposed disbursement. Each Lender shall make available to Administrative Agent (or the funding Lender or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than 12:00 p.m. (Dallas time) on the date such disbursement is to be made (such date being referred to herein as a “Funding Date”). Unless otherwise noted therein, Administrative Agent’s notice to each Lender of a disbursement request shall indicate that conditions precedent to such disbursement have been substantially complied with by the Borrower. Unless Administrative Agent shall have been notified by any Lender prior to such time for funding in respect of any Advance that such Lender does not intend to make available to Administrative Agent such Lender’s Advance, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent in accordance with this Section 2.4 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Advance available to Administrative Agent on or prior to the respective Funding Date, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Administrative Agent at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with the banking industry rules on interbank compensation or (ii) in the case of Borrower, the Applicable Rate based on LIBOR with a LIBOR Interest Period of one (1) month. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Advance. Notwithstanding the foregoing, if demand is made on Borrower for the reimbursement of such amount advanced by Administrative Agent on behalf of another Lender as provided in the preceding sentence, Borrower shall have ninety (90) days to either repay such amount or obtain a replacement lender pursuant to and in accordance with Section 2.10(b); provided, further, (i) during such ninety (90) day period, the Non-Defaulting Lenders shall continue to fund their respective Pro Rata Share of any Advances so long as all other conditions to funding such Advances are satisfied, (ii) Borrower shall fund the Defaulting Lender’s Pro Rata Share of such Advances that are not funded by the Defaulting Lender (or the Non-Defaulting Lenders, if such Non-Defaulting Lenders elect to fund such portion of the Advance Request), (iii) in no event shall the Non-Defaulting Lenders be required or obligated to fund in excess of their respective Commitment and (iv) upon the expiration of such ninety (90) day period, Borrower shall repay to Administrative Agent the amount advanced by Administrative Agent on behalf of the Defaulting Lender to the extent such amount has not been either repaid by Borrower, the Defaulting Lender or a replacement lender obtained in accordance with Section 2.10(b).

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(b)          Requests by Administrative Agent for funding by the Lenders of disbursements of a Loan will be made by email to each Lender. Each Lender shall make its Advance available to Administrative Agent in dollars and in immediately available funds to such Lender and account as Administrative Agent may designate, not later than 12:00 p.m. (Dallas time) on the Funding Date. Nothing in this Section 2.4 shall be deemed to relieve any Lender of its obligation hereunder to make any Advance on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Advance hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make any Advances hereunder.

(c)          As soon as practical Administrative Agent will promptly forward to each Lender copies of the Advance Request, a copy of the Inspecting Architect’s most recent inspection report, and a copy of any endorsements to the Loan Title Policy requested by Administrative Agent. Delivery of such items shall not be a condition to funding any Advance.

2.5.          Interest; Payments.

(a)          Payments.

(i)          All accrued but unpaid interest on the Principal Amount shall be due and payable monthly in arrears as it accrues, commencing on August 1, 2014 and continuing on each Payment Date thereafter until the earlier of the date the Indebtedness is repaid in full or the Maturity Date.

(ii)         In the event the First Extension Period is exercised and the Maturity Date is extended to the First Extended Maturity Date pursuant to the terms hereof, then commencing on the first Payment Date thereafter and continuing on each Payment Date thereunder until the earlier of the date the Indebtedness is repaid in full or the First Extended Maturity Date, Borrower shall pay the Monthly Principal Installment Amount, which Monthly Principal Installment Amount is in addition to accrued interest due on each such date. In the event that the Second Extension Period is exercised and the Maturity Date is extended to the Second Extended Maturity Date pursuant to the terms hereof, then Borrower shall continue to pay the Monthly Principal Installment Amount, together with all accrued but unpaid interest, on each Payment Date until the earlier of the date the Indebtedness is repaid in full or the Second Extended Maturity Date.

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(iii)        The outstanding Principal Amount and any and all accrued but unpaid interest thereon shall be due and payable in full on the Initial Maturity Date, as may be extended by the First Extension Period or Second Extension Period in accordance with the terms of this Agreement, or upon the earlier maturity of the Loans, whether by acceleration or otherwise.

(b)          Interest Rate.

(i)          The Principal Amount outstanding under and evidenced by the Notes shall bear interest at a rate per annum equal to the Applicable Rate (as that rate may change in accordance with changes provided in this Agreement) unless and until an Event of Default occurs and is existing, and then during the existence of an Event of Default, at the Default Rate, and shall otherwise be repaid in accordance with the terms of the Notes and this Agreement.

(ii)         Borrower shall have the option of paying interest on the Principal Amount at the Base Rate or the LIBOR Based Rate (as elected in the manner specified in this Agreement). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable on the Indebtedness shall be limited to the Maximum Rate, but any subsequent reductions in the Applicable Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on the Principal Amount equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

(iii)        The Principal Amount shall bear interest at the Base Rate until Borrower notifies Administrative Agent that it desires application of the LIBOR Based Rate by submitting a LIBOR Request to Administrative Agent. Administrative Agent, at its option, may honor an untimely or inaccurate LIBOR Request; provided, however, Administrative Agent is not obligated to honor a subsequent untimely or inaccurate LIBOR Request. Borrower shall not have the right to have more than four (4) Interest Periods in respect of LIBOR Amounts in effect at any one time.

(iv)        The Principal Amount, less each LIBOR Amount from time to time outstanding, shall bear interest at the Base Rate. Any portion of the Principal Amount to which the LIBOR Based Rate is not or cannot pursuant to the terms hereof be applicable shall bear interest at the Base Rate.

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(v)         All interest accruing under on the Principal Amount shall be calculated on the basis of a 360-day year applied to the actual number of days in each month.

(vi)        LIBOR Provisions.

A.           In the event that, by reason of any Regulation, (i) Lenders incur Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Lenders which includes deposits by reference to which the LIBOR Based Rate is determined as provided in this Loan Agreement and/or (2) a category of extensions of credit or other assets of Lenders which includes loans, the interest on which is determined on the basis of rates referred to in the definition of “LIBOR Rate”, (ii) Lenders become subject to restrictions on the amount of such a category of liabilities or assets which it may hold, or (iii) it shall be unlawful or impractical for Lenders to make or maintain the Loans (or any portion thereof) at the LIBOR Based Rate, then at Administrative Agent’s option and election, Lenders’ obligation to make or maintain the Loans (or portions thereof) at the LIBOR Based Rate (and Borrower’s right to request the same) shall be suspended and Administrative Agent shall give notice thereof to Borrower and, upon the giving of such notice, interest payable hereunder at the LIBOR Based Rate shall be converted to the Base Rate, unless Lenders may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the LIBOR Based Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Base Rate. If subsequently Administrative Agent reasonably determines that such Regulation has ceased to be in effect, or has ceased to result in the circumstances described in clauses (i), (ii) and (iii) of this paragraph, then Administrative Agent will so advise Borrower and Borrower may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Base Rate to a LIBOR Based Rate by submitting a LIBOR Request in respect thereof and otherwise complying with the provisions of this Agreement with respect thereto.

B.           Determinations by Administrative Agent of the existence or effect of any Regulation on the costs of Lenders making or maintaining the Loans, or portions thereof, at the LIBOR Based Rate, or on amounts receivable by Lenders in respect thereof, and of the additional amounts required to compensate Lenders in respect of Additional Costs, shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis by Administrative Agent.

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C.           Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBOR Based Rate in respect of any LIBOR Request as herein provided, Administrative Agent determines (which determination shall be conclusive, absent manifest error, provided that such determination is made on a reasonable basis) that (i) by reason of circumstances affecting the interbank LIBOR market generally, adequate and fair means do not or will not exist for determining the LIBOR Based Rate applicable to an Interest Period, or (ii) the LIBOR Based Rate, as determined by Administrative Agent, will not accurately reflect the cost to Lenders of making or maintaining the Loans (or any portion thereof) at the LIBOR Based Rate, then Administrative Agent shall give Borrower prompt notice thereof, and the LIBOR Amount in question shall bear interest, or continue to bear interest, as the case may be, at the Base Rate. If at any time subsequent to the giving of such notice, Administrative Agent determines that because of a change in circumstances the LIBOR Based Rate is again available to Borrower hereunder, Administrative Agent will so advise Borrower and Borrower may convert the rate of interest payable hereunder from the Base Rate to a LIBOR Based Rate by submitting a LIBOR Request to Administrative Agent and otherwise complying with the provisions of this Agreement with respect thereto.

D.           Borrower shall pay to Administrative Agent, immediately upon request and notwithstanding contrary provisions contained in the Loan Documents, such amounts as shall, in the conclusive judgment of Administrative Agent reasonably exercised, compensate Lenders for any loss, cost or expense incurred by it as a result of (i) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the LIBOR Based Rate to the Base Rate with respect to any portion of the Principal Amount then bearing interest at the LIBOR Based Rate on a date other than the last day of an applicable Interest Period, or (ii) the failure of Borrower to borrow, or qualify to borrow, in accordance with a LIBOR Request submitted by it to Administrative Agent, which amounts shall include, without limitation, lost profits.

(c)          Prepayments. Borrower shall have the right to prepay the Loans, in whole or in part (except as otherwise specifically provided herein) provided:

(i)          written notice of such prepayment (a “Prepayment Notice”) is given to Administrative Agent in accordance with the provisions of Section 10.18 of this Agreement at least thirty (30) but not more than ninety (90) days prior to the date to be fixed therein for prepayment; and

(ii)         such prepayment is accompanied by the Make-Whole Breakage Amount (if the principal being repaid is a LIBOR Amount and is being repaid prior to the expiration of the related Interest Period), all accrued but unpaid interest on the amount prepaid, including interest which has accrued at the Default Rate, and other sums that may be payable hereunder to the date so fixed.

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Any such prepayment shall be without penalty unless, and then only to the extent that, the Make-Whole Breakage Amount is due. In the event that any Make-Whole Breakage Amount is due, Administrative Agent shall deliver to Borrower a statement (a “Breakage Fee Notice”) setting forth the amount and determination of the Make-Whole Breakage Amount within ten (10) Business Days of receipt of Borrower’s Prepayment Notice. Borrower agrees that (i) Administrative Agent and Lenders shall not be obligated to actually reinvest the amount prepaid, and (ii) the Make-Whole Breakage Amount is directly related to the damages that Lenders will suffer as a result of the prepayment of any LIBOR Amount. In addition to the Make-Whole Breakage Amount and without waiving any prepayment condition, if, upon any such prepayment, the aforesaid Prepayment Notice has not been timely received by Administrative Agent, and the prepayment is accepted by Administrative Agent, the Make-Whole Breakage Amount shall be increased by an amount equal to the lesser of (i) thirty (30) days’ unearned interest computed at the Base Rate on the amount prepaid, or (ii) unearned interest computed on the amount prepaid for the period from, and including, the date of prepayment through the applicable Interest Period.

(iii)        In the event the Make-Whole Breakage Amount is construed to be interest under the laws of the State of Texas in any circumstance, the payment thereof shall not be required to the extent that the amount thereof, together with other interest payable under the Loan Documents, exceeds the Maximum Rate, and if such payment has been made at the time it is determined that such excess exists, Lenders shall, at Administrative Agent’s option, either return such excess to Borrower or credit such excess against the principal balance of the Notes then outstanding, in which event any and all penalties of any kind under applicable law as a result such excess interest shall be inapplicable.

(iv)        Except as otherwise specifically provided in the Loan Agreement and Security Instrument, the Make-Whole Breakage Amount shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of a LIBOR Amount is paid prior to the expiration of the applicable Interest Period for such LIBOR Amount, whether such prepayment is voluntary or involuntary, even if such prepayment results from Administrative Agent’s exercise of its rights upon Borrower’s default and acceleration of the Maturity Date (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due under the Loan Documents.

(v)         As used herein, the term “Make-Whole Breakage Amount” means an amount calculated as follows:

(1)         If the Make-Whole Calculation Rate is equal to or greater than the LIBOR Rate then in effect with respect to the LIBOR Amount and related Interest Period in question, the Make-Whole Breakage Amount shall be zero with respect to such LIBOR Amount.

(2)         If the Make-Whole Calculation Rate is less than the LIBOR Rate then in effect concerning the LIBOR Amount and related Interest Period in question, the Make-Whole Breakage Amount concerning the LIBOR Amount to be repaid shall be calculated as follows:

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•	the LIBOR Amount multiplied by,

•	the difference between the LIBOR Rate then in effect concerning the LIBOR Amount and the Make-Whole Calculation Rate multiplied by,

•	the days remaining to the date of the next interest rate reset for the LIBOR Amount divided by 360.

(vi)        As used herein, the term “Make-Whole Calculation Rate” means the LIBOR Rate for the related Interest Period as of the date of the related Breakage Fee Notice.

(d)          Default Interest. Notwithstanding anything to the contrary contained in this Agreement, at the option of Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, the outstanding Principal Amount and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate. If an Event of Default shall occur, interest on the Principal Amount shall, at the option of Administrative Agent, immediately and without notice to Borrower, be converted to the Base Rate during the continuance of the Event of Default. The foregoing provision shall not be construed as a waiver by Administrative Agent or Lenders of their right to pursue any other remedies available to them under the Loan Documents, nor shall it be construed to limit in any way the application of the Default Rate during the continuance of an Event of Default.

(e)          Late Charges. If Borrower fails to pay any installment of interest or principal (other than the principal due on the Maturity Date) within ten (10) days after the date on which the same is due (excluding the final installment due on the Maturity Date), Borrower shall pay to Administrative Agent, for the benefit of the Lenders a late charge on such past due amount, as liquidated damages and not as a penalty, not to exceed five cents ($0.05) for each one dollar ($1.00) of such amount (the “Late Charge”). The Late Charge is intended to compensate Lenders for the expenses incident to handling any such delinquent payment and for the losses incurred by Lenders as a result of such delinquent payment. Borrower agrees that, considering all of the circumstances existing on the date this Agreement is executed, the Late Charge represents a reasonable estimate of the costs and losses Lenders will incur by reason of late payment. Borrower, Administrative Agent and Lenders further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the Late Charge shall not constitute a waiver of the Event of Default arising from the overdue installment, and shall not prevent Administrative Agent and/or Lenders from exercising any other rights or remedies available to Administrative Agent and Lenders with respect to such Event of Default.

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2.6.          Payments, Recoveries and Collections.

(a)          Payment Procedures. Unless otherwise expressly provided in a Loan Document, all sums payable by Borrower to Administrative Agent and/or Lenders or pursuant to any Loan Document, whether principal, interest, or otherwise, shall be paid directly to Administrative Agent in immediately available United States funds, to Compass Bank, Agency Services, 8080 N. Central Expressway Suite 120, Mail Code: TX DA CN AGY, Dallas, TX 75206, or by wire transfer, and without setoff, deduction, or counterclaim, or at any other office of Administrative Agent that Administrative Agent may designate in writing to Borrower. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Administrative Agent in full. Payments in immediately available funds received by Administrative Agent in the place designated for payment on a Business Day prior to 12:00 p.m. (Dallas, Texas time) at such place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Administrative Agent on a day other than a Business Day or after 12:00 p.m. (Dallas, Texas time) on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest due under the Loan Documents shall become due and payable on a day other than a Business Day, then such payment shall be made on the next succeeding Business Day. Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment. If an Event of Default is then existing, Administrative Agent may, in its discretion, charge any and all deposit or other accounts (including, without limitation, any account evidenced by a certificate of deposit or time deposit) of Borrower maintained with Administrative Agent for all or any part of any Indebtedness then due and payable; provided, however, that such authorization shall not affect Borrower’s obligation to pay all Indebtedness, when due, whether or not those account balances maintained by Borrower with Administrative Agent are sufficient to pay any amounts then due. Remittances in payment of any part of any payments required under the Loan Documents other than in the required amount in immediately available funds at the place where such payments are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

(b)          Application of Payments. Except as expressly provided in the Loan Documents to the contrary, all payments of principal under the Loans shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance of the Loans and interest thereon) for which either Borrower shall be obligated or Administrative Agent and/or Lenders shall be entitled pursuant to the provisions of this Agreement or the other Loan Documents; (ii) the payment of any Make-Whole Breakage Amount due; (iii) the payment of accrued but unpaid interest due under the Loan; (iv) the payment of all or any portion of the Principal Amount then outstanding, in the direct order of maturity; and (v) any amounts due under any Hedge Agreement. If an Event of Default exists under this Agreement or under any of the other Loan Documents, then Administrative Agent may, at the sole option of Administrative Agent in Administrative Agent’s sole discretion, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii), (iii) or (iv) above without regard to the order of priority otherwise specified in this Section 2.6(b) and any application to the outstanding principal balance of the Loans may be made in either direct or inverse order of maturity. Borrower waives the right to direct the application of any and all payments received by Administrative Agent and/or Lenders under this Agreement at any time during the existence of an Event of Default.

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(c)          Receipt of Payments by Administrative Agent and/or Lenders. Borrower agrees not to send payments to Administrative Agent or any Lender marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Administrative Agent and/or Lenders may accept it without losing any of their rights under the Notes or any of the other Loan Documents, and Borrower will remain obligated to pay any further amounts owed or that may become due to Lenders. Whether or not Administrative Agent has authorized payment by mail or in any other manner, any payment by Borrower of any of the Indebtedness made by mail will be deemed tendered and received by Administrative Agent and Lenders only on actual receipt thereof by Administrative Agent at the address designated for that payment, and that payment shall not be deemed to have been made in a timely manner unless actually received by Administrative Agent in good funds on or before the date due for that payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or any other manner. Acceptance by Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default under this Agreement and the other Loan Documents until paid. Administrative Agent and Lenders shall be entitled to exercise any and all rights and remedies available under any Loan Document or otherwise available at law or in equity during the existence of any Event of Default. If Administrative Agent and/or Lenders receive any payment or benefit of or otherwise upon any of the Indebtedness and any part of that payment or benefit is subsequently invalidated, set aside, declared fraudulent or preferential, or required to be repaid to a trustee, receiver, or any other Person under Debtor Relief Laws, state or federal laws, common law, equitable causes or otherwise, then, (i) the Indebtedness, or part thereof, intended to be satisfied by that payment or benefit shall be revived and continued in full force and effect as if that payment or benefit had not been made or received by Administrative Agent and/or Lenders, and such amount shall be included in the term “Indebtedness”, and (ii) each Lender severally agrees to pay to Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount, must be mailed or delivered to:

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Compass Bank

P. O. Box 3096

Birmingham, AL 35202

(d)          Allocation of Payments. If, except as otherwise expressly provided herein any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall (i) notify Administrative Agent in writing of such fact and (ii) purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (x) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (y) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, subject to Section 10.24, exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

(e)          Advance Payments. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)          Additional Matters. Borrower shall allow Administrative Agent from time to time to inspect all books and records relating to Borrower’s financial condition, the Indebtedness and the Property, and to make and take away copies of those books and records.

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2.7.          Extension Periods. Borrower shall have the right and option to extend the Maturity Date (a) to a date ending upon the expiration of the First Extension Period, and (b) upon expiration of the First Extension Period, to a date ending upon the expiration of the Second Extension Period; provided, however, any such extension shall be granted and be effective only if all of the following conditions have been satisfied in each instance, to the extent applicable to the First Extension Period or the Second Extension Period, as the case may be:

(a)          Borrower shall have notified Administrative Agent in writing of its exercise of such extension at least forty-five (45) days but not more than ninety (90) days prior to the Maturity Date;

(b)          on the date of such written notice and on the date of commencement of the applicable Extension Period, there shall exist no Event of Default and Administrative Agent shall not have sent written notice of the occurrence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, and which has not been cured;

(c)          the written notice given pursuant to clause (a) above shall be accompanied by a fee in the amount equal to one-fourth of one percent (0.25%) of the Principal Amount outstanding on the date of the extension of the Maturity Date;

(d)          the Completion Event shall have occurred;

(e)          at or before the commencement of the First Extension Period, Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that the Property has achieved a Debt Coverage Ratio of not less than 1.25:1.0 as of the Determination Date immediately preceding the Initial Maturity Date; provided, however, Borrower may prepay any portion of the Principal Amount on or before the Initial Maturity Date to the extent necessary to achieve the required Debt Coverage Ratio;

(f)          at or before the commencement of the Second Extension Period, Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that the Property has achieved a Debt Coverage Ratio of not less than 1.35:1.0 as of the Determination Date immediately preceding the First Extended Maturity Date; provided, however, Borrower may prepay any portion of the Principal Amount on or before the First Extended Maturity Date to the extent necessary to achieve the required Debt Coverage Ratio;

(g)          prior to the commencement of the First Extension Period, Administrative Agent shall have received a current or updated Appraisal of the Property, paid for at Borrower’s expense, and in form and substance reasonably acceptable to Administrative Agent, confirming that the Loan-to-Value Ratio does not exceed sixty-five percent (65%); provided, however, Borrower may prepay any portion of the Principal Amount on or before the Initial Maturity Date to the extent necessary to achieve the required Loan-to-Value Ratio;

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(h)          prior to the commencement of the Second Extension Period, Administrative Agent shall have received a current or updated Appraisal of the Property, paid for at Borrower’s expense, and in form and substance reasonably acceptable to Administrative Agent, confirming that the Loan-to-Value Ratio does not exceed sixty percent (60%); provided, however, Borrower may prepay any portion of the Principal Amount on or before the First Extended Maturity Date to the extent necessary to achieve the required Loan-to-Value Ratio;

(i)          at or before the commencement of the applicable Extension Period, Borrower and Guarantors shall have executed such documents as Administrative Agent reasonably deems appropriate to evidence such extension and shall have delivered to Administrative Agent an endorsement to the Loan Title Policy pursuant to the applicable title insurance regulations and in form and substance satisfactory to Administrative Agent.

Effective as of the commencement of the First Extension Period, the Aggregate Commitment will be reduced by the amount of any unfunded Loan proceeds, and the Loans will be deemed fully funded.

2.8.          Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including any compulsory loan, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate), (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          Capital Adequacy. If any Lender determines that any Change in Law regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)          Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          No Duplication of Payments. Notwithstanding anything to the contrary contained herein, in no event shall the provisions of Section 2.5(b)(vi), this Section 2.8 and Section 2.9 result in a double recovery for any Lender with respect to any compensation due to such Lender under such provisions.

2.9.          Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(c)          Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.22(c)(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (d).

(e)          Evidence of Payments. After any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.9, Borrower shall, upon receiving a request from Administrative Agent, deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(f)          Status of Lenders.

(i)          Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and Administrative Agent, at the time or times reasonably requested by the Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent as will enable the Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.9(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)         Without limiting the generality of the foregoing,

A.           any Lender that is a U.S. Person shall deliver to the Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

B.           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         executed originals of IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

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(4)         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

C.           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the Borrower or Administrative Agent) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

D.           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Administrative Agent in writing of its legal inability to do so.

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(g)          Treatment of Certain Refunds. If any party receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.9 (including by the payment of additional amounts pursuant to this Section 2.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) to the extent the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)          Survival. Each party’s obligations under this Section 2.9 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.10.         Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 2.8, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.8 or Section 2.9, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)          Replacement of Lenders. If any Lender requests compensation under Section 2.8, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9  and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.10(a), or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.22), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.8 or Section 2.9) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Borrower shall have received the prior written consent of Administrative Agent, (ii) Borrower shall have paid to Administrative Agent the assignment fee (if any) specified in Section 10.22, (iii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.5(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); provided however, that in the case of Borrower’s replacement of a Defaulting Lender for failure to fund Loans hereunder, the assignee or Borrower, as the case may be, shall holdback from such amounts payable to such Lender and pay directly to Administrative Agent, any payments due to Administrative Agent or the Non-Defaulting Lenders by Defaulting Lender under this Agreement, and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.8 or payments required to be made pursuant to Section 2.9, such assignment will result in a reduction in such compensation or payments thereafter. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

Article III.

REPRESENTATIONS AND WARRANTIES OF BORROWER

3.1.          Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders that:

(a)          Financial Matters. Borrower is paying its obligations in the normal course of business. There has not been filed by or against Borrower a petition in bankruptcy or a petition or answer seeking an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to Borrower or any substantial portion of Borrower’s property, reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution or similar relief under the Federal Bankruptcy Code or any state law. To Borrower’s knowledge, all reports, statements and other data furnished by Borrower to Administrative Agent in connection with the Loans are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading in any material respect. Between the date of such reports and statements provided to Administrative Agent prior to the date of this Agreement and the date of this Agreement, no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Borrower.

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(b)          No Default or Violation. The execution, delivery and performance of the Loan Documents do not contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject. No consent of any other party, and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the transactions contemplated by the Loan Documents, which consent, license, approval or authorization has not been obtained.

(c)          No Suits. There are no judicial or administrative actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower or the Property or involving the validity, enforceability or priority of any of the Loan Documents.

(d)          Organization. Borrower is duly formed and legally existing under the laws of the state of its formation and is qualified to do business in the State. Borrower has all requisite power and has or will have all governmental certificates of authority, licenses, permits, qualifications and other documentation to own, lease and operate the Property and to carry on its business as now conducted and as contemplated to be conducted, as and when required under any applicable Requirements.

(e)          Enforceability. The Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors’ rights or the collection of debtors’ obligations generally. The execution and delivery of, and performance under, the Loan Documents are within Borrower’s powers and have been duly authorized by all requisite action and are not in contravention of the powers of Borrower’s organizational documents.

(f)          Not a Foreign Person. Borrower is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and regulations promulgated thereunder). Borrower’s Taxpayer Identification Number is as set forth in Section 1.1 above.

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(g)          ERISA. That (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; (iii) the assets of the Borrower do not constitute “plan assets” of one or more plans within the meaning of 29 C.F.R. Section 2510.3-101; and (iv) one or more of the following circumstances is true: (1) equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3 -1 01 (b)(2) or are securities issued by an investment company registered under the Investment Company Act of 1940; (2) less than twenty five percent (25%) of the value of any class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. Section 2510.3 -1 01 (f)(2); or (3) Borrower qualifies as an “operating company”, a “venture capital operating company”, or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c), (d) or (e). Borrower shall deliver to Administrative Agent such certifications and/or other evidence periodically requested by Administrative Agent, in its sole discretion, to verify these representations and warranties. Failure to deliver these certifications or evidence, breach of these representations and warranties, or consummation of any transaction which would cause the Loan Documents or any exercise of Administrative Agent’s rights under the Loan Documents to (i) constitute a non-exempt prohibited transaction under ERISA or (ii) violate ERISA or any state statute regulating governmental plans (collectively, an “ERISA Violation”), shall be an Event of Default.

(h)          Executive Order 13224. Borrower and, to Borrower’s actual knowledge, all Persons holding any legal or beneficial interest whatsoever in Borrower, are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the persons or entities referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended).

(i)          Title and Authority. Borrower is the lawful owner of good and marketable title to the Property subject to the Permitted Encumbrances, and has good right and authority to grant, bargain, sell, convey, transfer, assign and mortgage the Property and to grant a security interest in the Collateral. Borrower does not do business with respect to the Property under any trade name, except for the name Alexan.

(j)          Permitted Encumbrances. The Property is free and clear from all Liens, security interests and encumbrances except the Liens and security interests evidenced by the Security Instrument and the Permitted Encumbrances. There are no mechanic’s or materialmen’s liens, lienable bills or other claims constituting or that may constitute a Lien on the Property, or any part thereof other than the Permitted Encumbrances.

(k)          No Financing Statement. There is no financing statement covering all or any part of the Property or its proceeds on file in any public office, except with respect to the Loan.

(l)          Location of Collateral. All tangible Collateral is located on the Land.

(m)        No Homestead. No portion of the Property is being used as Borrower’s business or residential homestead.

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(n)          Compliance with Requirements. The Property and the intended use thereof by Borrower comply in all material respects with (and no notices of violation have been received by Borrower in connection with violations of) all applicable laws, ordinances, orders, determinations and court decisions, covenants, conditions and restrictions (including private restrictive covenants) and other requirements relating to land and building design and construction, use and maintenance, that pertain to or affect the Property or any part thereof or the use of the Property, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, laws relating to the disabled, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the land and building design and construction, use and maintenance of the Property, without reliance upon grandfather provisions or adjacent or other properties (the “Requirements”). Borrower shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the use thereof by Borrower. Upon request, Borrower shall furnish to Administrative Agent proof of material compliance with the Requirements. Borrower shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. Borrower has obtained, or will obtain on or before the date required under any applicable Requirements, all requisite zoning, utility, building, health and operating permits from all applicable Governmental Authorities having jurisdiction over the Property to comply with the Requirements.

(o)          Brokerage Commissions. Any brokerage commissions due in connection with the transaction contemplated hereby have been paid in full and any such commissions coming due in the future will be promptly paid by Borrower. Borrower agrees to and shall indemnify Administrative Agent and Lenders from any liability, claims or losses arising by reason of any brokerage commissions. This provision shall survive the repayment of the Loans and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

(p)          Leases. As of the date of this Agreement, other than the Existing Leases, no Leases have been executed or are in effect with respect to any portion of the Property. Upon execution of the Leases, Borrower will be the sole owner of the entire lessor’s interest in the Leases and have good title and good right to assign and grant a security interest in the Leases and Rents assigned pursuant to the Security Instrument and no other Person (other than Administrative Agent and Lenders pursuant to the Loan Documents) shall have any right, title or interest therein. Borrower has not executed any prior assignments of or granted any prior security interests in the Leases or the Rent thereunder. Borrower has not performed any act or executed any other instrument with respect to the Leases which might prevent Administrative Agent and/or Lenders from enjoying and exercising any of their rights and privileges evidenced by the Loan Documents.

(q)          Wage Claims. No wage claim is currently pending with the Texas Workforce Commission (the “Commission”) against Borrower pursuant to Section 61 of the Texas Labor Code and no Lien exists against the Property pursuant to Section 61 of the Texas Labor Code.

3.2.          Construction Loan Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and Lenders that:

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(a)          Availability of Utilities. All utility and municipal services necessary for the proper operation of the Improvements for their intended purpose are available at the boundaries of the Property, including water supply, storm and sanitary sewer facilities, gas or electricity and telephone facilities, or will be available at the Property when constructed or installed as part of the Improvements, and written permission or the necessary permits have been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services, and upon request by Administrative Agent, Borrower will supply evidence thereof reasonably satisfactory to Administrative Agent. All of such utility and municipal services will, to Borrower’s knowledge, comply with all applicable Requirements.

(b)          Roads. All roads necessary for the full utilization of the Improvements for their intended purposes have been or will be completed in connection with the completion of the Improvements and the necessary rights of way therefor have either been acquired by the appropriate Governmental Authority or have been dedicated to the public use and accepted by such Governmental Authority and all necessary steps have been taken by Borrower and any such Governmental Authority to assure the complete construction and installation thereof.

(c)          Condition of Property. When the Improvements are complete, design conditions of the Property will be such that no drainage or surface or other water will drain across or rest upon either the Property or land of others except as disclosed in the Plans and Specifications and in accordance with applicable Requirements. None of the Property is within a flood plain except as indicated on a survey of the Property delivered to Administrative Agent. Except as may be disclosed in the Plans and Specifications, none of the Improvements to be constructed on the Land are designed to protrude over, across or upon any of the boundary lines of the Land, or rights of way or easements not owned by Borrower, and no buildings or other improvements on adjoining land create an encroachment on the Land.

(d)          Building Permits. Borrower has not received notice of and has no knowledge that it will not be able to obtain all building permits required for the development and construction of the Improvements.

(e)          No Prior Work. No work or construction has been commenced on the Land and no materials have been delivered to the Land which could, in either case, result in the imposition of a mechanic’s or materialmen’s lien on the Property prior to or on parity with the Lien and security interest created by the Security Instrument.

(f)          Sufficiency of Funds. In the event that there are any cost over-runs incurred in connection with the construction of the Improvements, sufficient funds will be available to Borrower in addition to proceeds of the Loan to pay all Project Costs.

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Article IV.

COVENANTS AND AGREEMENTS OF BORROWER

4.1.          Covenants and Agreements. Borrower hereby covenants and agrees with Administrative Agent and Lenders as follows:

(a)          Payment. Borrower will make prompt payment of the Indebtedness, as the same becomes due.

(b)          Taxes on Notes and Other Taxes. Borrower will pay prior to delinquency all income, franchise, margin and other taxes owing by Borrower and any stamp taxes which may be required to be paid with respect to the Loan Documents.

(c)          Ad Valorem Taxes. Borrower will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Property (“Real Property Taxes”), or any part thereof, or against Trustee, Administrative Agent or Lenders for or on account of the Notes or the other Indebtedness or the interest created by the Security Instrument and, upon Administrative Agent’s request, will furnish Administrative Agent with receipts showing payment of such taxes and assessments at least ninety (90) days after the date the same are paid (but in no event later than ninety (90) days past the due date therefor); except that Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Borrower shall not be deemed in default hereunder if (i) prior to delinquency of the asserted tax or assessment Borrower establishes reserves with Administrative Agent in an amount covering the payment of such tax or assessment with interest, costs and penalties and a reasonable additional sum (not to exceed fifteen percent (15%) of the amount of the tax being contested) to cover possible costs, interest and penalties or furnishes Administrative Agent with escrowed funds, an indemnity bond or other security acceptable to Administrative Agent, in the amount of the tax or assessment being contested by Borrower plus a reasonable additional sum (not to exceed fifteen percent (15%) of the amount of the tax being contested) to pay all costs, interests and penalties which may be imposed or incurred in connection therewith; (ii) Borrower pays to Administrative Agent promptly after demand therefor all costs and expenses incurred by Administrative Agent and/or Lenders in connection with such contest; and (iii) Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final and unappealable; provided, however, that in any event each such contest shall be concluded and the tax, assessment, penalties, interest and costs shall be paid prior to the date any writ or order is issued under which the Property may be sold. Notwithstanding the foregoing, if Administrative Agent is collecting any escrowed funds for taxes or assessments pursuant to Section 4.1(e) hereof, then so long as no Event of Default has occurred and is continuing, Borrower will not be obligated to pay any amounts under this Section 4.1(c) for which such escrowed funds are being collected.

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(d)          Insurance Requirements.

(i)          Casualty; Business Interruption. Borrower shall keep the Property insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof on a replacement cost claim recovery basis (without reduction for irrecoverable depreciation or co-insurance and without any exclusions or reduction of policy limits for acts of domestic and foreign terrorism and other specified action/inaction), and shall maintain boiler and machinery insurance, acts of domestic and foreign terrorism endorsement coverage and such other casualty insurance as reasonably required by Administrative Agent. Administrative Agent reserves the right to require from time to time the following additional insurance: flood; earthquake/sinkhole; windstorm; worker’s compensation; and/or building law or ordinance coverage. Borrower shall keep the Property insured against loss by flood if any structure on the Property is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards (Flood Zone) and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount equal to the cumulative insured value of such structures located in the Flood Zone. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration. Borrower shall maintain business interruption insurance, including use and occupancy, rental income loss and extra expense, for all periods covered by Borrower’s property insurance for a limit equal to twelve (12) calendar months’ exposure, all without any exclusions or reduction of policy limits for acts of domestic and foreign terrorism or other specified action/inaction. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed to Administrative Agent.

(ii)         Liability and Other Insurance. Borrower shall maintain: (A) commercial general liability insurance with respect to the Property providing for limits of liability in the amount of at least $1,000,000 for both injury to or death of a person and for property damage per occurrence, (B) umbrella liability coverage in the amount of at least $5,000,000 and to the extent required by Administrative Agent, and (C) other liability insurance as reasonably required by Administrative Agent. In addition, Borrower shall maintain (1) worker’s compensation insurance and employer’s liability insurance covering employees at the Property employed by Borrower (in the amounts required by applicable Laws) and (2) professional liability insurance.

(iii)        Form of Policies. All insurance shall be fully paid for, non-assessable, and the policies shall contain such provisions, endorsements, and expiration dates as Administrative Agent shall reasonably require. The policies shall be issued by insurance companies authorized to do business in the State in which the Property is located and having a current Best’s Key Rating Guide Property-Casualty and Liability, rating of at least [“A”]. In addition, all property policies shall (A) include a standard mortgagee clause, without contribution, in the name of Administrative Agent, (B) include Administrative Agent as an additional insured on all liability coverages, (C) provide that they shall not be canceled, amended, or materially altered (including reduction in the scope or limits of coverage) without at least thirty (30) days prior written notice to Administrative Agent except in the event of cancellation for non-payment of premium, in which case only ten (10) days prior written notice will be given to Administrative Agent, and (D) include a waiver of subrogation for all liability and workers compensation coverage issued in favor of Administrative Agent.

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(iv)        General. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section 4.1 unless endorsed in favor of Administrative Agent as provided herein. In the event of foreclosure of the Security Instrument or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Indebtedness, all right, title, and interest of Borrower in and to all policies of insurance then in force regarding the Property and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property. No approval by Administrative Agent of any insurer shall be construed to be a representation, certification, or warranty of its solvency. No approval by Administrative Agent as to the amount, type, or form of any insurance shall be construed to be a representation, certification, or warranty of its sufficiency. Borrower shall comply with all insurance requirements and shall not cause or permit any condition to exist which would be prohibited by any insurance requirement or would invalidate the insurance coverage on the Property. Borrower will also provide such other insurance as Administrative Agent may from time to time reasonably require, with such companies, upon such terms and provisions, in such amounts, and with such endorsements, all as are reasonably approved by Administrative Agent.

(v)         Administrative Agent 's Right to Purchase. TEXAS FINANCE CODE. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT ADMINISTRATIVE AGENT SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY ADMINISTRATIVE AGENT, DELIVER TO ADMINISTRATIVE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT THE BORROWER’S EXPENSE.

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(e)          Tax Escrow Account.

(i)          As additional security for the Loans and in order to secure the performance and discharge of Borrower’s obligations under Section 4.1(c) above, but not in lieu of such obligations, upon Administrative Agent’s written request, but only after the occurrence of an Event of Default, Borrower shall establish and maintain at all times during the term of the Loans an impound account (the “Tax Escrow Account”) with Administrative Agent for payment of Real Property Taxes. Upon such request, Borrower will deposit with Administrative Agent a sum equal to the Real Property Taxes (which charges for the purpose of this Section only shall include without limitation ground rents and water and sewer rents and any other recurring charge which could create or result in a Lien against the Property) against the Property for the period from the beginning of the then current tax year through the date hereof, all as estimated by Administrative Agent. Commencing with the payment of the first monthly installment under the Notes and continuing thereafter on each and every monthly payment date under the Notes until the Indebtedness is fully paid and performed, Borrower will deposit with Administrative Agent sufficient funds (as estimated from time to time by Administrative Agent) to permit Administrative Agent to pay, at least thirty (30) days prior to the due date thereof, the next maturing Real Property Taxes. Borrower shall be responsible for ensuring the receipt by Administrative Agent, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Real Property Taxes to be paid from the Tax Escrow Account, and so long as no Event of Default has occurred and is continuing, Administrative Agent shall pay (or shall permit Borrower to make withdrawals from the Tax Escrow Account to pay) the Governmental Authority or other party entitled thereto directly to the extent funds are available for such purpose in the Tax Escrow Account. Administrative Agent shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such Real Property Taxes and shall have no obligation to make any protest of any such Real Property Taxes. Any excess over the amounts required for such purposes shall be held by Administrative Agent for future use of required escrow deposits hereunder or refunded to Borrower, at Administrative Agent’s option, and any deficiency in such funds so deposited shall be made up by Borrower within ten (10) days of demand by Administrative Agent. The Tax Escrow Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. All such funds so deposited shall bear no interest whatsoever, may be mingled with the general funds of Administrative Agent and shall be applied by Administrative Agent toward the payment of such Real Property Taxes when statements therefor are presented to Administrative Agent by Borrower; provided, however, that during the continuance of an Event of Default, such funds may at Administrative Agent’s option be applied to the payment of the Indebtedness in the order determined by Administrative Agent in its sole discretion (such application to be deemed a voluntary prepayment and subject to the Make Whole Breakage Amount), and that Administrative Agent may at any time, in its discretion, apply all or any part of such funds toward the payment of any such Real Property Taxes which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Borrower’s interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Borrower’s interest in and rights to such funds held by Administrative Agent under this Section but subject to the rights of Administrative Agent hereunder.

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(ii)         As additional security for the Loans and in order to secure the performance and discharge of Borrower’s obligations under Section 4.1(d) above, but not in lieu of such obligations, upon Administrative Agent’s written request during the continuance of an Event of Default, Borrower shall establish and maintain at all times during the term of the Loans an impound account (the “Insurance Escrow Account”) with Administrative Agent for payment of insurance on the Property. Upon such request and during the continuance of such Event of Default, Borrower will deposit with Administrative Agent a sum equal to the premiums for policies of insurance covering the period for the then current year, all as estimated by Administrative Agent. Thereafter (but only during the continuance of an Event of Default), commencing with the payment of the next monthly installment under the Notes and continuing thereafter on each and every monthly payment date under the Notes until the Indebtedness is fully paid and performed, Borrower will deposit with Administrative Agent sufficient funds (as estimated from time to time by Administrative Agent) to permit Administrative Agent to pay, at least thirty (30) days prior to the due date thereof, the premiums for such policies of insurance. Borrower shall be responsible for ensuring the receipt by Administrative Agent, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for insurance premiums to be paid from the Insurance Escrow Account, and so long as no Event of Default is then continuing, Administrative Agent shall pay (or shall permit Borrower to make withdrawals from the Insurance Escrow Account to pay) the party entitled thereto directly to the extent funds are available for such purpose in the Insurance Escrow Account. Any excess over the amounts required for such purposes shall be held by Administrative Agent for future use of required escrow deposits hereunder or refunded to Borrower, at Administrative Agent’s option, and any deficiency in such funds so deposited shall be made up by Borrower upon demand of Administrative Agent. The Insurance Escrow Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. All such funds so deposited shall bear no interest whatsoever, may be mingled with the general funds of Administrative Agent and shall be applied by Administrative Agent toward the payment of such premiums when statements therefor are presented to Administrative Agent by Borrower; provided, however, that during the continuance of an Event of Default, such funds may at Administrative Agent’s option be applied to the payment of the Indebtedness in the order determined by Administrative Agent in its sole discretion (such application to be deemed a voluntary prepayment and subject to the Make Whole Breakage Amount), and that Administrative Agent may at any time, in its discretion, apply all or any part of such funds toward the payment of any premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Borrower’s interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Borrower’s interest in and rights to such funds held by Administrative Agent under this Section but subject to the rights of Administrative Agent hereunder.

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(f)          Fees and Expenses. Borrower will pay all appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, reasonable attorneys’ fees and legal expenses and all other out-of-pocket costs and expenses of every character incurred by Borrower or reasonably incurred by Administrative Agent in connection with the Loans, either at the closing thereof or at any time during the term thereof, or otherwise attributable or chargeable to Borrower as owner of the Property, and will reimburse Administrative Agent for all such costs and expenses incurred by it; provided, however, Borrower shall have no responsibility to pay Administrative Agent for such fees and expenses that were otherwise paid by Administrative Agent using any due diligence deposit delivered to Administrative Agent by Borrower with respect to the Property or the Loan. Borrower shall pay all expenses and reimburse Administrative Agent for any expenditures, including reasonable attorneys’ fees and legal expenses, incurred or expended by Administrative Agent and/or Lenders in connection with (i) any Event of Default, (ii) Administrative Agent’s exercise of any of its rights and remedies hereunder or under the Notes or any other Loan Document or Administrative Agent’s protection of the Property and its Lien and security interest therein, or (iii) any amendments to the Loan Document or any matter requested by Borrower or any approval required hereunder.

(g)          Tax on Lien. In the event of the enactment after this date of any law of the State or of any other governmental entity deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Administrative Agent or Lenders the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of deeds of trust, security deeds, mortgages or security agreements or debts secured by deeds of trust, secured deeds, mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Security Instrument or the Indebtedness or Administrative Agent or Lenders, then, and in any such event, Borrower, upon demand by Administrative Agent, shall pay such taxes, assessments, charges or liens, or reimburse Administrative Agent and Lenders therefor; provided, however, that if in the reasonable opinion of counsel for Administrative Agent (i) it might be unlawful to require Borrower to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Administrative Agent may elect, by notice in writing given to Borrower, to declare all of the Indebtedness to be and become due and payable one hundred twenty (120) days from the giving of such notice; provided, however, that no Make Whole Breakage Amount will be due in connection therewith.

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(h)          Existence. Borrower will continuously maintain its existence, good standing and authority to transact business in the State together with its franchises and trade names.

(i)          Change of Name, Identity or Structure. Borrower will not change Borrower’s name, identity (including its trade name or names) or, except for Permitted Transfers, Borrower’s corporate, partnership or other structure without notifying Administrative Agent of such change in writing at least thirty (30) days prior to the effective date of such change. At the request of Administrative Agent, Borrower shall execute a certificate in form reasonably satisfactory to Administrative Agent listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

(j)          Single Asset Entity. During the term of the Loans, Borrower shall not (i) acquire any real or personal property other than the Property and personal property related to the operation and maintenance of the Property; (ii) operate any business other than the management and operation of the Property; (iii) maintain its assets in a way difficult to segregate and identify; (iv) create, assume, incur or become liable for debt, obligations, or performance of obligations for the benefit of any other entity, except for liabilities incurred in the normal operation of the Property or unsecured loans by Borrower’s equity owners to Borrower (provided that no debt incurred by the operation of the Property may be secured by the Property or any other property of Borrower); or (v) amend Borrower’s organizational documents without Administrative Agent’s prior written consent, other than non-material amendments thereto. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any affiliate, Borrower covenants that it will observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not difficult to segregate or identify such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower's assets may be included in a consolidated financial statement of its affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such affiliate; (vi) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates; (viii) except for capital contributions, capital distributions or other transactions permitted under the terms and conditions of its organizational documents, not enter into any transaction with any affiliate, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties; (ix) not commingle its assets or funds with those of any other Person; (x) not assume, guarantee or pay the debts or obligations of any other Person; (xi) correct any known misunderstanding as to its separate identity; (xii) not permit any affiliate to guarantee or pay its obligations (other than the Guarantors, and direct or indirect owners of Borrower); (xiii) not make loans or advances to any other Person; and (xiv) pay its liabilities and expenses out of and to the extent of its own funds; provided, however, that none of the foregoing shall require any equity owner to make additional capital contributions, loans or other advances to Borrower. The Separateness Provisions shall be included in the Venture Agreement. The failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

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(k)          Executive Order 13224. Neither Borrower nor any Person holding any legal or beneficial interest whatsoever in Borrower shall hereafter be included in, owned by, or controlled by, or act for or on behalf of, or provide assistance, support, sponsorship, or services of any kind to or otherwise associated with, any of the Persons referred to or described in Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, as amended).

(l)          Books and Records. Borrower will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made as to all operations on the Property, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Property) to be inspected and copied by Administrative Agent and its duly accredited representatives at the Property upon reasonable advance written notice to Borrower during reasonable business hours.

(m)          Financial Statements and Reports; Rent Roll. Borrower will deliver to Administrative Agent the following financial statements, information and reports within the time periods set forth below:

Requirement	Frequency	Due Date
Borrower’s balance sheet and operating statement	Annually	90 days after the close of each fiscal year
Borrower’s operating statement	After commencement of leasing, monthly	45 days after the end of each calendar month
Collateral Value Statements for CFP Residential, L.P. and VF Multifamily Holdings, Ltd., as of June 30 each year	Annually, Internally Prepared	December 31 of each year
Financial Statements for CFH Maple Residential Investor, LP and VF	Annually; Internally Prepared	May 31 of each year

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Residential, Ltd., as of December 31 each year
Financial Statements for Maple Residential, LP., as of December 31 each year	Annually; audited	May 31 of each year
A Compliance Certificate in the form attached hereto as Schedule 4.1(m)	Annually	December 31 of each year
Rent roll	After commencement of leasing, monthly	45 days after end of each calendar month
Copies of filed federal income tax returns of Borrower	Annually	90 days after filing
Receipts or other evidence acceptable to Administrative Agent of all Real Property Taxes being paid with respect to the Property, unless such Real Property Taxes are paid by Administrative Agent pursuant to Section 4.1(e)	Annually	90 days after the same being paid for any tax year or partial tax year (if taxes are paid on a semi-annual basis)

All such financial statements, information and reports shall be in substantially the same form as such statements provided to Administrative Agent in connection with the application for the Loan. The financial statements of Guarantor shall also be accompanied with Liquidity Reports and a Real Estate Schedule for Trammell Crow Residential in substantially the same form as provided to Administrative Agent in connection with the application for the Loan. During the continuance of an Event of Default, Administrative Agent may require balance sheets and operating statements to be certified by an independent certified public accountant. Each rent roll shall contain the name of all tenants then occupying portions of the Property and otherwise be in form and substance reasonably acceptable to Administrative Agent. Borrower shall (i) during the continuance of an Event of Default, provide Administrative Agent with such additional financial, management, or other information regarding Borrower, Guarantor, or the Property, as Administrative Agent may request and (ii) upon Administrative Agent’s request, deliver all items required by this Section in an electronic format (i.e. on computer disks) or by electronic transmission reasonably acceptable to Administrative Agent.

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(n)          Indemnification. Borrower will indemnify and hold harmless Indemnitees from and against, and reimburse Indemnitees for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) which may be imposed upon, asserted against or incurred or paid by any Indemnitee by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever or asserted against such Indemnitee on account of any act performed or omitted to be performed by Borrower hereunder or on account of any transaction arising out of or in any way connected with the Property or with any Loan Document. WITHOUT LIMITATION, IT IS THE INTENTION OF BORROWER AND BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND LEGAL EXPENSES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR CLAIMS OF NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE (BUT NOT GROSS NEGLIGENCE OR CLAIMS OF GROSS NEGLIGENCE) OR ANY STRICT LIABILITY. However, such indemnities shall not apply to any Indemnitee to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnitee. In no event will Borrower be liable to Indemnitees under this Section for matters arising from any cause whatsoever that occurs after the date Borrower transfers fee title to the Property in a manner permitted under the terms of the Loan Documents. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of the Security Instrument but will survive foreclosure of the Security Instrument or conveyance in lieu of foreclosure and the repayment of the Indebtedness and the discharge and release of the Security Instrument and the other Loan Documents. Any amount to be paid under this Section by Borrower to an Indemnitee shall constitute a demand obligation owing by Borrower and shall bear interest from the date of expenditure until paid at the Default Rate (provided, however, as a condition to such amount bearing interest from the date of expenditure, Administrative Agent shall provide written notice to Borrower within ten (10) Business Days of the date of expenditure; provided, further, written notice of ongoing expenditures (e.g., legal fees) must only be provided once), all of which shall constitute a portion of the Indebtedness. As used in this Agreement, the term “Indemnitees” shall include Administrative Agent, each Lender and each Related Party of Administrative Agent and Lenders.

(o)          No Other Liens. Borrower will not, without the prior written consent of Administrative Agent, create, place or permit, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance, charge, conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Administrative Agent, Borrower will cause the same to be promptly discharged and released. Borrower will own all parts of the Property and will not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license or similar agreement, without the prior written consent of Administrative Agent. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic’s or materialmen’s lien and pending such contest Borrower shall not be deemed in default hereunder if Borrower either obtains an indemnity bond for such lien in accordance with all applicable Requirements which removes the lien as an encumbrance to title to the Property or provides Administrative Agent with security reasonably satisfactory to Administrative Agent to pay such lien and if Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment.

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(p)          Leases.

(i)          Without first having obtained the written consent of Administrative Agent, Borrower will make no assignment, pledge or disposition of the Leases or the Rent (except no consent shall be required for Borrower to terminate the Existing Leases or any other Lease or exercise other landlord enforcement actions so long as such actions are taken in the ordinary course of Borrower’s business); nor will Borrower grant any security interest in the Leases or Rent (except to Administrative Agent and Lenders); nor will Borrower subordinate any of the Leases to any deed of trust, security deed or mortgage or any other encumbrance of any kind or permit, consent or agree to such subordination; nor will Borrower incur any indebtedness to a tenant under or guarantor of any Lease which may under any circumstance be used as an offset against the Rent or other payments due under said Lease (except Borrower may grant rent concessions in the ordinary course of Borrower’s business so long as such concessions are commercially reasonable); nor will Borrower receive or collect any Rent for a period of more than one (1) month in advance of the date on which such payment is due; and any such acts, if done without the prior written consent of Administrative Agent, shall be null and void.

(ii)         Borrower covenants and agrees to observe and perform duly and punctually all the obligations imposed upon Borrower under the Leases and not to do or permit to be done anything to impair the value thereof; to enforce the performance of each term, provision, covenant, agreement and condition in the Leases to be performed by any tenant thereunder, except as Borrower may waive in the ordinary course of business in owning and operating a multifamily complex in a reasonable and prudent manner; to appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with any of the Leases and, upon request by Administrative Agent, to make appearance in the name and on behalf of Administrative Agent, but at the expense of Borrower; upon request of Administrative Agent, to make available to Administrative Agent at the Property executed copies of any and all Leases, renewals and extensions of existing Leases and any and all subsequent Leases upon all or any part of the Property.

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(iii)        If there is any payment to Borrower in consideration for the termination of a Lease, Borrower hereby assigns such payment to Administrative Agent, for the benefit of the Lenders, and further covenants and agrees that, during the existence of an Event of Default, it will pay such amounts so received to Administrative Agent, which amounts received by Administrative Agent will be applied to the Indebtedness in such order as Administrative Agent in its sole discretion may determine. Notwithstanding the foregoing, provided no Event of Default exists at the time of receipt by Borrower of any such payments, Borrower may retain such payment.

(iv)        Borrower shall not (A) terminate, amend or modify any Lease except (1) in the ordinary course of business of owning and operating a multifamily apartment project in the exercise of Borrower’s prudent business judgment and (2) the Existing Leases may be terminated at any time, or (B) enter into any new Leases except for Leases which are on Borrower’s standard form lease previously approved by Administrative Agent and with no modifications thereto except for modifications made in the ordinary course of business in the exercise of Borrower’s prudent business judgment and which satisfy the following minimum leasing requirements: (i) minimum initial term of six (6) months (provided, however, up to five percent (5%) of the units may be leased for initial terms of less than six (6) months), (ii) electricity and, if applicable, natural gas, separately metered to tenants, (iii) at current market rents for similar projects in the vicinity of the Property, as reasonably determined by Borrower in the ordinary course of business of owning and operating a multi-family project in a reasonable and prudent manner.

(v)         Borrower shall terminate the Existing Leases as soon as reasonably practicable, and shall not extend the term of any Existing Lease beyond November 1, 2014 without the prior written approval of Administrative Agent.

(q)          Operation of Property. Borrower will operate the Property in accordance with all Requirements and will pay all fees or charges of any kind in connection therewith. After the Completion Event has occurred, Borrower will keep the Property occupied so as not to impair the insurance carried thereon. Borrower will not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Borrower will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in a manner that could result in such use becoming a nonconforming use under applicable Requirements. Except for Permitted Encumbrances, Borrower will not impose any restrictive covenants or encumbrances upon the Property, execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Administrative Agent. Borrower shall not operate the Property, or permit the Property to be operated, as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise. Borrower shall not cause or permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property. Borrower will not commit waste of the Property. If Borrower receives a notice or claim from any Governmental Authority pertaining to a violation with respect to the Property, Borrower will promptly furnish a copy of such notice or claim to Administrative Agent.

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(r)          Inspection by Administrative Agent. Administrative Agent or its authorized representatives shall have the right to inspect the Property at any reasonable time upon reasonable advance written notice to Borrower (provided no such notice shall be required during the continuance of an Event of Default) and Borrower will assist Administrative Agent and/or said representatives in whatever way necessary to make such inspections. Administrative Agent and its authorized representatives shall comply with all reasonable safety procedures in effect at the Property during the construction of the Improvements. In addition, Administrative Agent, at Borrower’s expense, may make or cause to be made, inspections at such other times as Administrative Agent shall elect to examine conditions at the Property following an emergency or during the continuance of an Event of Default. In the event that such inspection reveals that further repairs of the Property are required pursuant to the standards set forth in Section 4.1(s), Administrative Agent shall provide Borrower with a written description of the required repairs and Borrower shall complete such repairs to the reasonable satisfaction of Administrative Agent within ninety (90) days after the receipt of such description from Administrative Agent, or such later date as may be reasonably approved by Administrative Agent.

(s)          Repair and Maintenance. After the Completion Event has occurred, Borrower will keep the Property in good order, repair, condition and appearance, causing all necessary structural and non-structural repairs, renewals, replacements, additions and improvements to be promptly made, and will not commit any active or physical waste of the Property. Borrower will promptly replace all worn-out or obsolete fixtures or personal property covered by the Security Instrument with fixtures or personal property comparable to the replaced fixtures or personal property when new. Notwithstanding the foregoing and after the Completion Event, Borrower will not, without the prior written consent of Administrative Agent or as permitted under the Loan Documents: (i) erect any new buildings, structures or other improvements on the Property; (ii) except for the removal of supplies in the ongoing management, maintenance and operation of the Property, remove from the Property any fixtures or tangible personal property covered by the Security Instrument except such as is replaced by Borrower by an article of comparable suitability and value, owned by Borrower, free and clear of any Lien or security interest (except that created by the Security Instrument or any Permitted Encumbrance), (iii) make any structural or material alteration to the Property or any other alteration thereto which materially and adversely impairs the value thereof or (iv) make any alteration to the Property involving an estimated expenditure exceeding $250,000 except pursuant to plans and specifications approved in writing by Administrative Agent. Upon request of Administrative Agent, Borrower will deliver to Administrative Agent an inventory describing all fixtures and tangible personal property used in the management, maintenance and operation of the Property with a certification by Borrower that (i) the inventory is a true and complete schedule of all such fixtures and personal property, (ii) the items specified in the inventory constitute all of the fixtures and personal property required in the management, maintenance and operation of the Property, and (iii) all such items are owned by Borrower free and clear of any Lien or security interest (except that created by the Security Instrument or any Permitted Encumbrance).

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(t)          Casualty.

(i)          Borrower’s Obligation. If any damage to, loss, or destruction of the Property occurs (“Damage”), (A) Borrower shall promptly notify Administrative Agent (to the extent such Damage is in excess of $50,000) and take all necessary steps to preserve any undamaged part of the Property and (B) subject to Administrative Agent’s making Net Proceeds available for Restoration, but regardless of whether any proceeds are sufficient, Borrower shall promptly commence and diligently pursue to completion the restoration, replacement, and rebuilding of the Property as nearly as possible to its value and condition immediately prior to the Damage in accordance with plans and specifications approved by Administrative Agent (“Restoration”); provided, however, such plans and specifications shall not require Administrative Agent’s prior approval so long as such Restoration is in material accordance with the original plans and specifications for the Property. With respect to any Restoration, Borrower shall comply with other reasonable requirements established by Administrative Agent to preserve the security of the Security Instrument.

(ii)         Administrative Agent’s Rights. Subject to Section 4.1(t)(iii) of this Section, if any Damage occurs and some or all of it is covered by insurance, then (A) Administrative Agent may, but is not obligated to, make proof of loss if not made promptly by Borrower and Administrative Agent is authorized and empowered by Borrower to settle, adjust, or compromise any claims for the Damage; (B) each insurance company concerned is authorized and directed to make payment directly to Administrative Agent for the Damage; and (C) Administrative Agent may apply the insurance proceeds in any order it determines (1) to reimburse Administrative Agent for all costs related to collection of such insurance proceeds and (2) subject to Section 4.1(t)(iii), at Administrative Agent’s option, to (a) payment of all or part of the Indebtedness, whether or not then due and payable, in the order determined by Administrative Agent, provided that, if any portion of the Indebtedness remains outstanding after this payment, the unpaid portion of the Indebtedness shall continue in full force and effect and Borrower shall not be excused in the payment thereof); (b) the cure of any Event of Default under the Loan Documents; or (c) the Restoration. Any insurance proceeds held by Administrative Agent shall be held without the payment of interest thereon. If Borrower receives any insurance proceeds for the Damage, Borrower shall promptly deliver the full amount of such proceeds to Administrative Agent, without deduction of any kind. Notwithstanding anything in the Loan Documents or at law or in equity to the contrary, none of the insurance proceeds paid to Administrative Agent shall be deemed trust funds and Administrative Agent may dispose of these proceeds as provided in this Section. Borrower expressly assumes all risk of loss from any Damage, whether or not insurable or insured against.

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(iii)        Application of Proceeds to Restoration. In the event Net Proceeds equal $750,000 or less and provided there exists no continuing Event of Default then, notwithstanding any provision contained in the Loan Documents to the contrary, Net Proceeds may be paid directly to Borrower to be used by Borrower for Restoration. In the event Net Proceeds are greater than $750,000, Administrative Agent shall make the Net Proceeds available to Borrower for Restoration if: (A) no Event of Default is continuing; (B) Administrative Agent is satisfied that: (1) if the Damage occurs prior to the Completion Event, completion of the Improvements can and will be completed on or before the Completion Date, or (2) if the Damage occurs after the Completion Event, Restoration can and will be completed within a reasonable time and at least six (6) months prior to the maturity of the Notes; (C) business interruption insurance in sufficient amounts is in effect; (D) Borrower shall have entered into a general construction contract reasonably acceptable to Administrative Agent for Restoration, which contract must include provision for retainage as provided in Section 6.7 below; and (E) in Administrative Agent’s reasonable judgment, after Restoration has been completed, the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Notwithstanding any provision of this Agreement to the contrary, for any Restoration reasonably estimated to cost more than $750,000 (unless an Event of Default exists in which case there shall be no minimum threshold upon which Administrative Agent shall not be obligated to make the Net Proceeds available), Administrative Agent shall not be obligated to make any portion of the Net Proceeds available for Restoration unless, at the time of the disbursement request, Administrative Agent has determined, in its reasonable discretion, that (y) Restoration can be completed at a cost which does not exceed the aggregate of the remaining Net Proceeds and any funds deposited with Administrative Agent by Borrower (“Additional Funds”) and (z) the aggregate of any loss or business interruption insurance proceeds which the carrier has acknowledged to be payable (“Rent Loss Proceeds”), any funds deposited with Administrative Agent by Borrower, and any proceeds received from the Property, are sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents.

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(iv)        Disbursement of Proceeds. If Administrative Agent elects or is required to make insurance proceeds available for Restoration, Administrative Agent shall, through a reasonable disbursement procedure established by Administrative Agent, periodically make available to Borrower in installments the net amount of all insurance proceeds received by Administrative Agent after deduction of all reasonable costs and expenses incurred by Administrative Agent in connection with the collection and disbursement of such proceeds (“Net Proceeds”) and, if any, the Additional Funds. The amounts periodically disbursed to Borrower shall be based upon the amounts currently due under the construction contract for Restoration and Administrative Agent’s receipt of (A) appropriate lien waivers, (B) a certification of the percentage of Restoration completed by an architect or engineer reasonably acceptable to Administrative Agent, and (C) title insurance protection against materialmen’s and mechanic’s liens (if available). At Administrative Agent’s election, the disbursement of funds may be handled by a disbursing agent selected by Administrative Agent and such agent’s reasonable fees and expenses shall be paid by Borrower. The Net Proceeds, Rent Loss Proceeds, and any Additional Funds shall constitute additional security for the Loans and Borrower shall authorize, execute, deliver, file and/or record, at its expense, such instruments as Administrative Agent requires to grant to Administrative Agent a perfected, first-priority security interest in these funds. If the Net Proceeds are made available for Restoration and (x) Borrower refuses or fails to complete the Restoration, (y) an Event of Default occurs, or (z) the Net Proceeds or Additional Funds are not applied to Restoration, then any undisbursed portion may, at Administrative Agent’s option, be applied to the Indebtedness in any order of priority, and any application to principal shall be deemed a voluntary prepayment subject to the Make Whole Breakage Amount, if applicable. Except as explicitly set forth in the immediately preceding sentence, the application of Net Proceeds to the Indebtedness shall not be considered a voluntary prepayment and shall not be subject to the Make Whole Breakage Amount.

(v)         Effect on Indebtedness. Notwithstanding any Damage, Borrower must continue to pay the Indebtedness and perform the obligations as provided in the Loan Documents. Any reduction in the Indebtedness due to application of Net Proceeds, Rent Loss Proceeds, or Additional Funds shall take effect only upon Administrative Agent’s actual receipt and application of such funds to the Indebtedness. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Administrative Agent’s actual receipt of such funds, Administrative Agent may apply such funds received to the extent of any deficiency upon such sale against any accrued fees and all costs incurred by Administrative Agent in connection with such sale.

(u)          Condemnation.

(i)          Borrower’s Obligations. Borrower will promptly notify Administrative Agent of any threatened or instituted proceedings for the condemnation or taking by eminent domain, or offer to purchase in lieu of a taking, of all or any portion of the Property including any change in any street (whether as to grade, access, or otherwise) (a “Taking”). Borrower shall, at its expense, (A) diligently prosecute these proceedings; (B) deliver to Administrative Agent copies of all papers served in connection therewith; and (C) consult and cooperate with Administrative Agent in the handling of these proceedings. No settlement of these proceedings shall be made by Borrower without Administrative Agent’s prior written consent. Administrative Agent may participate in these proceedings (but shall not be obligated to do so) and Borrower will sign and deliver all instruments requested by Administrative Agent to permit this participation and to pay all of Administrative Agent’s reasonable costs in such participation. Borrower shall promptly commence and diligently pursue to completion the Restoration as nearly as possible to its value and condition immediately prior to the Taking in accordance with plans and specifications approved by Administrative Agent, subject, however, to Administrative Agent’s making the Award available, but regardless of whether the Award is sufficient for Restoration.

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(ii)         Administrative Agent’ Right. Subject to Section 4.1(u)(iii), all condemnation awards, judgments, decrees, or proceeds of sale in lieu of condemnation (“Award”) are assigned and shall be paid to Administrative Agent. Borrower authorizes Administrative Agent to collect and receive them, to give receipts for them, to accept them in the amount received without question or appeal, and/or to appeal any Award. Borrower will sign and deliver all instruments requested by Administrative Agent to permit these actions. Subject to Section 4.1(u)(iii), Administrative Agent shall have the right to apply any Award, as per Section 4.1(t)(ii) above relating to insurance proceeds held by Administrative Agent. Subject to Section 4.1(u)(iii), if Borrower receives any Award, Borrower shall promptly deliver the full amount thereof to Administrative Agent without deduction of any kind. Any Award held by Administrative Agent shall be held without the payment of interest thereon. Notwithstanding anything in the Loan Documents or at law or in equity to the contrary, none of the Award paid to Administrative Agent shall be deemed trust funds and Administrative Agent may dispose of these proceeds as provided in this Section.

(iii)        Application of Award to Restoration. In the event the Award is equal to or less than $750,000 and provided there exists no continuing Event of Default then, notwithstanding any provision contained in the Loan Documents to the contrary, the Award may be paid directly to Borrower to be used by Borrower for Restoration. In the event the Award is greater than $750,000, Administrative Agent shall permit the application of the Award to Restoration in accordance with the provisions of Section 4.1(t)(iv) above relating to insurance proceeds held by Administrative Agent if: (A) no more than ten percent (10%) of the gross square footage of the Improvements is affected; (B) as a result of the Taking, the Land is not without adequate legal access from a public right-of-way; (C) there is no Event of Default at the time of application; (D) after Restoration, the Property and its use will be in compliance with all Requirements; (E) (1) if the Taking occurs prior to the Completion Event, Restoration is practical and completion of the Improvements can and will be completed on or before the Completion Date, or (2) if the Taking occurs after the Completion Event, in Administrative Agent’s reasonable judgment, Restoration is practical and can be completed within a reasonable period of time and at least six (6) months prior to the maturity of the Notes; and (F) in Administrative Agent’s reasonable judgment, after Restoration has been completed (and after taking into account the time period when leasing of the units shall occur), the net cash flow of the Property will be sufficient to cover all costs and operating expenses of the Property, including payments due and reserves required under the Loan Documents. Any portion of the Award that is in excess of the cost of any Restoration permitted above, may, in Administrative Agent’s sole discretion, be applied against the Indebtedness or paid to Borrower. The application of any portion of the Award to the Indebtedness shall not be considered a voluntary prepayment and shall not be subject to the Make Whole Breakage Amount.

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(iv)        Effect on Indebtedness. Notwithstanding any Taking, Borrower must continue to pay the Indebtedness and perform the obligations as provided in the Loan Documents. Any reduction in the Indebtedness due to application of the Award shall take effect only upon Administrative Agent’s actual receipt and application of the Award to the Indebtedness. If the Property shall have been foreclosed, sold pursuant to any power of sale granted hereunder, or transferred by deed-in-lieu of foreclosure prior to Administrative Agent’s actual receipt of the Award, Administrative Agent may apply the Award received to the extent of any deficiency upon such sale against any accrued fees and all costs incurred by Administrative Agent in connection with such sale.

(v)         Further Assurances. Borrower will, on request of Administrative Agent, (i) promptly correct any defect, error or omission which may be discovered in the contents of the Loan Documents or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including without limitation further deeds of trust, mortgages, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of the Loan Documents and to subject to the Liens and security interests of the Security Instrument the property intended by the terms thereof to be covered thereby including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Administrative Agent to protect the Lien or the security interest under the Loan Documents against the rights or interests of third Persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Administrative Agent to enable Administrative Agent to comply with the requirements or requests of any agency having jurisdiction over Administrative Agent or any examiners of such agencies with respect to the Loans, Borrower or the Property; and Borrower will pay all costs actually incurred connected with any of the foregoing; provided, however, that Borrower will not be required to sign any amendment or other document or take any act that increases Borrower’s obligations under the Loan Documents or reduces Borrower’s rights under the Loan Documents.

(w)          Location and Use of Collateral. All tangible Collateral will be used in the business of Borrower and shall remain in Borrower’s control at all times at Borrower’s risk of loss and shall be located on the Property.

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(x)          Estoppel Certificate. Borrower shall from time to time furnish promptly upon request by Administrative Agent a written statement in such form as may be reasonably required by Administrative Agent stating that the Loan Documents are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; the unpaid principal balance of the Notes; the date to which interest on the Notes is paid; that the Loan Documents have not been released, subordinated or modified by Borrower; and that there are no offsets or defenses against the enforcement of the Loan Documents that are known to Borrower, or if any of the foregoing statements are untrue, specifying the reasons therefor.

(y)          Proceeds of Collateral. Borrower shall account fully for and, if Administrative Agent so elects during the continuance of an Event of Default, shall promptly pay or turn over to Administrative Agent the proceeds in whatever form received from disposition in any manner of any of the Collateral, except as otherwise specifically authorized in the Loan Documents. Borrower shall at all times keep the Collateral and its proceeds separate and distinct from other property of Borrower and shall keep accurate and complete records of the Collateral and its proceeds.

(z)          Permitted Encumbrances. Borrower will comply with and will perform all of the covenants, agreements and obligations imposed upon it or the Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Borrower will not modify or consent to any modification of any Permitted Encumbrance, without the prior written consent of Administrative Agent.

(aa)         Title Insurance. Borrower shall furnish to Administrative Agent, at Borrower’s expense, the Loan Title Policy showing Administrative Agent as the insured thereunder, in the aggregate amount of the Loans and in form, date and substance satisfactory to Administrative Agent insuring a valid first lien upon the Property by virtue of the Security Instrument and containing no exceptions other than the Permitted Encumbrances and as otherwise specifically approved in writing by Administrative Agent. If the underwriter issuing the Loan Title Policy becomes insolvent or is placed in receivership or for any other reason the Loan Title Policy becomes unenforceable, Borrower shall furnish to Administrative Agent, at Borrower’s expense, another mortgagee title insurance policy or policies in the same amount and otherwise in substantially the same form as the original Loan Title Policy.

(bb)         Management of the Property. The management of the Property shall be by either: (i) Borrower or an entity affiliated with Borrower approved by Administrative Agent for so long as Borrower or said affiliated entity is managing the Property in a first class manner; or (ii) a professional property management company named in the definition of “Manager” or otherwise approved in writing by Administrative Agent. Such management shall be pursuant to a written agreement reasonably approved by Administrative Agent. In no event shall Manager be removed or replaced or the terms of any Management Agreement modified or amended without the prior written consent of Administrative Agent. Borrower shall enter into a Management Agreement with Manager prior to the commencement of leasing of the Improvements, and shall deliver to Administrative Agent a copy of the Management Agreement entered into by Borrower and Manager, which shall be in form and substance reasonably acceptable to Administrative Agent. In addition, upon Administrative Agent’s request, Borrower shall obtain a subordination of the Management Agreement executed by the Manager, in form and substance reasonably acceptable to Administrative Agent, pursuant to which Manager shall subordinate the Management Agreement and all fees payable thereunder to the Security Instrument. After an Event of Default or a default under any Management Agreement then in effect, which default is not cured within any applicable grace or cure period, Administrative Agent shall have the right to terminate, or to direct Borrower to terminate, such Management Agreement upon thirty (30) days’ notice and to retain, or to direct Borrower to retain, a new Manager approved by Administrative Agent. It shall be a condition of Administrative Agent’s consent to any Management Agreement, whether with an affiliate of Borrower or otherwise, that such Manager enter into an agreement with Administrative Agent whereby the Manager acknowledges and agrees to the aforesaid rights of Administrative Agent and as to such other matters as Administrative Agent may reasonably require. The Management Agreement shall provide for a maximum allowable management fee of three percent (3%).

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(cc)         Appraisal. At Borrower’s expense, Administrative Agent may obtain from time to time (but not earlier than two (2) years after the date of the Appraisal furnished in connection with the closing of the Loans unless an Event of Default or material adverse change with respect to the Property has occurred, and not more often than annually thereafter unless an Event of Default exists or if required by a governmental agency having jurisdiction over Administrative Agent), a current MAI appraisal of the Property by a licensed appraiser satisfactory to Administrative Agent. Borrower shall pay the cost thereof to Administrative Agent within thirty (30) days following written request of Administrative Agent.

(dd)         Operating Account. During the term of the Loans, all operating accounts for the Property (collectively, the “Operating Account”), including, without limitation, accounts for tenant security deposits, shall be maintained at a branch office of Administrative Agent designated by Borrower. Included in the definition of Operating Account shall be an account into which Administrative Agent will fund Advances to Borrower under this Agreement. Administrative Agent shall not commingle the funds from any Operating Account with any other funds of Administrative Agent.

(ee)         ERISA Violation. Borrower shall not take any action that would cause any of Borrower’s representations in Section 3.1(g) to become false or misleading.

(ff)         Wage Claims. Borrower shall not permit any Lien to attach to the Property pursuant to Section 61 of the Texas Labor Code. Borrower covenants and agrees to provide Administrative Agent with copies of any notices or orders received by Borrower from the Commission or any court in connection with any wage claim under Section 61 of the Texas Labor Code.

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4.2.          Failure to Perform. If Borrower fails to perform any of the covenants or agreements contained in the Loan Documents, then, after expiration of any applicable notice and cure period provided in the Loan Documents with respect to such failure (except (i) in the case of an emergency, (ii) in the case of the payment of insurance premiums subject to termination if not timely paid, or (iii) in the case of the payment of taxes subject to penalties if not timely paid), Administrative Agent may, but shall not be obligated to, perform or cause to be performed such covenant or agreement, and any money paid by Administrative Agent to perform such covenant or agreement shall be an advance against the Notes and shall bear interest from the date of making such payment until paid at the Default Rate and shall be secured by the Loan Documents, and Administrative Agent upon making any such payment shall be subrogated to all rights of the Person receiving such payment.

4.3.          Construction Loan Covenants.

(a)          Project Budget and Application of Loan Proceeds. The Project Budget includes all Project Costs contemplated to be paid from disbursements of the Loans, including categories for contingencies. Borrower’s Equity is indicated in the Equity Exposure column of the Project Budget. “Project Costs” shall mean all costs incurred in connection with the acquisition and development of the Land and the ownership, construction, financing, leasing and operation of the Improvements until maturity of the Loans, including without limitation interest expense. “Project Revenues” shall mean all receipts and revenues generated by or in connection with the Property, including without limitation rents, interest income, insurance proceeds, condemnation awards and payments received from interest rate hedging or similar agreements. The Project Budget shall contain line item accounts styled “Hard Cost Contingency” and “Soft Cost Contingency”. To the extent there are demonstrable cost savings in any hard cost line item in the Project Budget (other than Interest Reserve and “Operating Deficit” line item from which funds may only be reallocated with the prior written consent of Administrative Agent, such consent to be granted or withheld in Administrative Agent’s sole and absolute discretion) which is verified in writing by the Inspecting Architect, the remaining balance of such line item shall be reallocated to the Hard Cost Contingency, and to the extent there are any demonstrable cost savings in any soft cost line item in the Project Budget (i.e., other than hard cost line item) such savings shall be reallocated to the Soft Cost Contingency. Any funds reallocated to the Hard Cost Contingency may be reallocated only in proportion to the percentage of the completion of the Improvements (based upon the total costs set forth in the Project Budget). Subject to the foregoing, available funds in the Hard Cost Contingency line item may at Borrower’s request be reallocated to any line item for hard costs that are under-funded until the Hard Cost Contingency has been depleted. Available funds in the Soft Cost Contingency line item may at Borrower’s be reallocated to any line item for Project Costs (other than to the (i) Interest Reserve and “Operating Deficit” line items, to which line items funds may only be reallocated with the prior written consent of Administrative Agent, such consent to be granted or withheld in Administrative Agent’s sole and absolute discretion and (ii) Developer’s Fee, Contractor’s Fee (except for increases in the Contractor’s Fee based on an increase in the Project Costs in accordance with the General Contract) and any other line items providing for the payment to an Affiliate of Borrower or Guarantor, including any fee paid to an equity owner of Borrower) that are under-funded until the Soft Cost Contingency has been depleted. All Project Budget reallocation requests must be accompanied by the Project Budget Reallocation Worksheet. No reallocation of line items in the Project Budget may be made without Administrative Agent’s prior written consent (other than with respect to Borrower’s rights to reallocate demonstrable cost savings to the Hard Cost Contingency and Soft Cost Contingency, and amounts from the Hard Cost Contingency and Soft Cost Contingency to other line items of the Project Budget as provided above). Borrower agrees to give Administrative Agent prompt written notice of any changes that should be made in the Project Costs so that the Project Budget accurately and realistically represents the sources and uses of funds for the Property. Borrower shall use the proceeds of the Loan solely for the purpose of paying for the Project Costs as set forth in the Project Budget and shall in no event use any of the Loan proceeds for any other purpose.

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(b)          Construction Schedule. Borrower has furnished or shall furnish to Administrative Agent a construction schedule containing a proposed progress schedule of construction of the Improvements.

(c)          Commencement and Completion of Construction. Borrower shall not cause or permit the commencement of construction of the Improvements or delivery of materials to the Land until after recording of the Security Instrument with the appropriate recorder’s office of the county where the Land is located and after obtaining all permits and approvals that are necessary to permit Borrower to commence construction of the Improvements. Borrower shall commence construction of the Improvements (including demolition of any existing improvements) no later than one hundred twenty (120) days from the date of this Agreement (subject to extension for Force Majeure Events as hereinafter provided) and Borrower shall diligently pursue said construction to the Completion Event, and shall supply such moneys required in excess of the Loan Amount and Borrower’s Equity and perform such duties as may be necessary to complete the construction of the Improvements in substantial accordance with the Plans and Specifications and all Requirements, and achieve the Completion Event, all of which shall be accomplished on or before the Completion Date, subject to extension for Force Majeure Events not to exceed sixty (60) days in the aggregate. Completion of the Improvements shall be without liens, claims or assessments (actual or contingent) pending against the Property for any material, labor or other items furnished in connection therewith (except for liens that have been bonded around in accordance with applicable Requirements so that such liens and claims are not encumbrances to the title of the Property). Borrower shall obtain and deliver to Administrative Agent copies of all building permits required for the construction of the Improvements at such time as such permits are required to be obtained under applicable Requirements for that phase of the construction of the Improvements then in process, and will provide to Administrative Agent copies of all other utility, building, health and operating permits (if any) upon Administrative Agent’s request. No phase of the construction of the Improvements shall commence until all permits required for such phase of the construction of the Improvements have been obtained. Borrower will provide to Administrative Agent upon request therefor evidence of satisfactory compliance with all of the foregoing.

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(d)          Evidence Regarding Commencement of Construction. Borrower shall furnish Administrative Agent with evidence reasonably required by Administrative Agent, which may include but may not be limited to an affidavit executed by a Person approved by Administrative Agent, that at the time of the recordation of the Security Instrument there was no commencement of construction of improvements (as that term is defined under laws applicable to the Property) on the Land or delivery of materials to the Land. Borrower and General Contractor shall jointly file an Affidavit of Commencement with the county clerk of the county in which the Land is located not later than the 30th day after the date of actual commencement of construction of the Improvements or delivery of materials to the Land. Such affidavit shall contain the information required by §53.124(c) of the Texas Property Code, shall not be filed prior to approval thereof in writing by Administrative Agent and shall in no event be filed showing a date of commencement of construction which is prior to the filing of the Security Instrument with the county clerk of the county where the Land is located.

(e)          Right of Administrative Agent and Inspecting Architect to Inspect Property. Borrower shall permit Administrative Agent and its representatives and agents, including the Inspecting Architect, to enter upon the Property and to inspect the Improvements and all materials to be used in the construction thereof and all instruments and documents of any kind relating to the acquisition, construction, leasing and operation of the Improvements; shall cooperate and cause all Contractors to cooperate with Administrative Agent and its representatives and agents (including Inspecting Architect) during such inspections and shall maintain all of the foregoing for said inspections; shall permit the photographing of any portions of the Property or any materials thereon; and shall, if requested by Administrative Agent or its representatives or agents (including Inspecting Architect), move, remove or uncover such materials or portions of the Improvements as shall be reasonably necessary to fully inspect the Property; provided, however, that this provision shall not be deemed to impose upon Administrative Agent or Lenders any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Improvements or to notify any Person with respect thereto. Borrower acknowledges that the duties of the Inspecting Architect run solely to Administrative Agent and that the Inspecting Architect shall have no obligations or responsibilities whatsoever to Borrower, the Contractors or to any of their respective agents or employees.

(f)          Correction of Defects. Borrower shall promptly correct any structural defect in the Improvements or any material departure from the Plans and Specifications not previously approved by Administrative Agent and any violation of any Requirement. The advance of any Loan proceeds shall not constitute a waiver of Administrative Agent’s right to require compliance with this covenant.

(g)          Off Site Work. To the extent required by the Plans and Specifications, Borrower shall promptly commence and complete any and all off site improvements (including public streets, walks and like areas adjoining the Improvements) as and if required and provide any and all utilities and other facilities required, all in accordance with the Requirements. Unless otherwise provided for, such off site improvements shall be deemed part of the work of construction of the Improvements.

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(h)          Storage of Materials. Borrower shall cause all materials supplied for the construction of the Improvements but not affixed to or incorporated into the Property to be stored on the Land or at such other location as may be approved by Administrative Agent in writing, with adequate safeguards to prevent loss, theft, damage or commingling with other materials not intended to be utilized in the construction of the Improvements, and provided, further, Administrative Agent shall upon request receive evidence reasonably satisfactory to Administrative Agent that any materials stored offsite are (i) adequately insured, (ii) properly secured and segregated and identified as being owned by Borrower, with a bill of sale or other evidence of Borrower’s ownership of such materials, (iii) if the site is a warehouse, such warehouse shall be bonded and evidence thereof provided to Administrative Agent upon Administrative Agent’s request.

(i)          Vouchers. Borrower shall deliver to Administrative Agent, upon Administrative Agent’s request, any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any materials incorporated in the Improvements or otherwise subject to the Lien or security interest of the Security Instrument.

(j)          Encroachments. Borrower agrees that, except to the extent expressly permitted by the terms of a Permitted Encumbrance, (i) the Improvements shall be constructed entirely on the Land; (ii) no conveyances of any portion of or interest in the Property will be made by Borrower which will cause any protrusion above, on, or under the surface of the Property; (iii) such construction will not protrude onto or overhang any easement or right of way upon the land of others; and (iv) the Improvements when erected shall be wholly within applicable building restriction lines however established. Upon receiving Administrative Agent’s request, Borrower will, from time to time, furnish satisfactory evidence of the foregoing.

(k)          Sign Regarding Construction Financing. Borrower shall include on any sign erected by Borrower at or near the Property a statement in conspicuous lettering that construction financing is being provided by Lenders, all to the reasonable satisfaction of Administrative Agent. If such sign is not erected, Borrower shall, upon request by and at the expense of Lenders, erect and maintain on a suitable site on the Property a sign indicating that construction financing is being provided by Lenders, all to the reasonable satisfaction of Administrative Agent.

(l)          Additional Expenditures by Administrative Agent and/or Lenders. Borrower agrees that all sums paid or expended by Administrative Agent and/or Lenders under the terms of the Loan Documents in excess of the Loan Amount shall be considered to be an additional loan to Borrower and the repayment thereof, together with interest thereon at the Default Rate from the date of expenditure until paid, all of which shall constitute a portion of the Indebtedness and shall be immediately due and payable without notice, and Borrower agrees to pay such sum upon demand. Nothing contained herein, however, shall obligate Administrative Agent or Lenders to make such advances.

(m)          Plans and Specifications. Borrower has furnished to Administrative Agent the Plans and Specifications for construction of the Improvements, including the engineering plans, complete architectural plans, specifications and work drawings, projected costs and related information, site plans, proposed plat dedications and proposed development restrictions and conditions. The Plans and Specifications and the Improvements constructed pursuant thereto will comply with all applicable Requirements. The Plans and Specifications as approved will not be amended, modified or supplemented without the prior written approval of Administrative Agent except as permitted under Section 4.3(o) below.

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(n)          Supplemental Data. Borrower shall submit to Administrative Agent such additional information concerning the Plans and Specifications or the Contractors as Administrative Agent or Inspection Architect may reasonably request.

(o)          Changes in Plans. All requests for approval of changes in the Plans and Specifications must be in writing and be conditioned upon approval by Administrative Agent, which approval shall be subject to such conditions and qualifications as Administrative Agent in its sole and absolute discretion may reasonably prescribe. Notwithstanding the foregoing, Administrative Agent’s approval shall not be required if all of the following conditions are satisfied:

(i)          Said changes do not have a material effect on the structural portions or the exterior appearance of the Improvements or the architectural design concept thereof;

(ii)         None of said changes individually increases the cost of construction by more than $300,000; and

(iii)        The aggregate of all of said changes does not increase the cost of construction by more than $900,000.

At the end of each month Borrower will submit to Administrative Agent copies of all change orders effecting said changes made in such month.

Article V.

ADDITIONAL COLLATERAL

5.1.          Additional Collateral. As additional security for the payment of the Indebtedness and performance of the obligations and agreements of Borrower under the Loan Documents, Borrower hereby transfers and assigns to Administrative Agent, for the benefit of the Lenders, and grants to Administrative Agent, on behalf of the Lenders, a lien on and security interest in all right, title and interest of Borrower in, to and under the following items relating to the acquisition, construction, use, operation and maintenance of the Property (the “Additional Collateral”); subject however, to a license hereby granted by Administrative Agent to Borrower to exercise its rights under the Additional Collateral, which license is limited provided in Section 5.3:

(a)          Licenses. To the extent permitted under applicable Requirements, all licenses, permits, approvals, certificates and agreements with or from all boards, agencies, departments, governmental or otherwise, relating directly or indirectly to the ownership, use, operation and maintenance of the Property, or the construction of the Improvements, whether heretofore or hereafter issued or executed (collectively, the “Licenses”).

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(b)          Contracts. All contracts, subcontracts, agreements, site development agreements, service agreements, management agreements, warranties and purchase orders, together with any and all renewals, extensions and modifications thereof and all amendments, exhibits and addenda thereto, which have been or will be executed by or in the name of Borrower, or which have been assigned to Borrower, in connection with the acquisition, use, operation or maintenance of the Property or the construction of improvements on the Property (the “Contracts”). The other parties to the Contracts with Borrower are hereinafter collectively referred to as the “Contractors”.

(c)          Plans and Specifications. All plans, specifications, notes, drawings, approvals, certifications and similar work product, and any and all modifications thereof relating to the Property (the “Plans and Specifications”).

5.2.          Representations. Borrower represents that: (i) Borrower is the sole owner of the entire right, title and interest of owner in, to and under the Additional Collateral (except for any architect’s and any engineer’s rights to the Plans and Specifications), has the full and complete right to use the Plans and Specifications and has good title to and good right to assign the Additional Collateral to Administrative Agent; (ii) the Licenses and Contracts are, or will be when issued or entered into, in full force and effect and to Borrower’s knowledge, as of the date of this Agreement, there has been no default by Borrower or the respective Contractors thereunder and, to Borrower’s knowledge as of the date of this Agreement, no event has occurred which with the passage of time or the giving of notice, or both, would constitute such a default; (iii) Borrower has not executed any prior assignments of, or in any way transferred or encumbered or created or permitted any Lien upon or charge against, the Additional Collateral except in favor of Administrative Agent and Lenders pursuant to the Loan Documents; and (iv) to Borrower’s knowledge, Borrower has performed no act or executed any other instrument which might prevent Administrative Agent from enjoying and exercising any of its rights and privileges evidenced hereby.

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5.3.          Covenants, Agreements and Warranties. During the term of the Loans, Borrower shall (i) perform each of its duties, obligations and covenants under the Additional Collateral in all material respects; (ii) to the extent Borrower deems appropriate in Borrower’s prudent business judgment exercised by Borrower in the ordinary course of business, enforce the performance of each material term, agreement, restriction and provision of any Material Contract to be performed by the respective Contractors and shall not waive, set off, compromise or in any manner release or discharge the Contractors under any Material Contract from any of the foregoing; (iii) not modify or amend any Material Contract in any material way without the prior consent of Administrative Agent, provided, however, Administrative Agent shall not unreasonably withhold its consent to any amendment or modification of a Material Contract (subject, however, to other provisions of this Agreement, such as Administrative Agent’s right to approve certain changes to the Plans and Specifications); (iv) not terminate the Licenses or any Material Contract, except that Borrower may terminate a Material Contract upon the default by the other party thereto after expiration of any applicable cure periods, and provided that such Material Contract is replaced with any other Contracts necessary for the construction, development and operation of the Improvements in accordance with the Loan Documents; (v) give prompt notice to Administrative Agent of any written claim of or notice of default under the Licenses or Material Contracts given to or by Borrower, together with a copy of any such written notice or claim; (vi) not make any assignment, pledge or other disposition of the Additional Collateral except to Administrative Agent and Lenders as provided in the Loan Documents; (vii) not consent or agree to any subordination of the Additional Collateral to any deed of trust or mortgage or any other encumbrance of any kind; (viii) at all times defend Administrative Agent’s first and prior right in and to the Additional Collateral against any and all claims adverse to the claim of Administrative Agent; and (ix) appear in and defend any action arising out of, or in any manner connected with, the Additional Collateral or the duties or obligations of Borrower or any guarantor or surety thereunder or with respect thereto and, upon request by Administrative Agent, shall make appearance in the name and on behalf of Administrative Agent, but at the expense of Borrower. Notwithstanding anything to the contrary contained herein, Borrower may not remove Maple Multi-Family TX Contractor, L.L.C. as the general contractor responsible for constructing the Improvements without Administrative Agent’s prior written consent. Upon Administrative Agent’s request, Borrower shall deliver to Administrative Agent a complete list of all Contracts and Licenses, and copies of all Material Contracts and Licenses as may be requested by Administrative Agent, and Borrower shall make available to Administrative Agent for its review during Borrower’s normal business hours at the Property, such other written agreements, correspondence and memoranda between Borrower and Contractors and Governmental Authorities, regarding the contractual and other arrangements between them.

5.4.          Rights of Borrower; Termination of License. Prior to the occurrence of an Event of Default, Borrower shall be entitled under the license hereby granted, but limited as provided herein, to exercise its rights under the Additional Collateral and to use the Additional Collateral in accordance with the terms and conditions of this Section. Upon the conveyance by Borrower of the fee title to the Property, all right, title, interest and powers granted under said license shall automatically pass to and may be exercised by each such subsequent owner. During the existence of an Event of Default, Administrative Agent may (but shall be under no duty) terminate the license granted to Borrower and Administrative Agent shall have any and/or all of the following rights and remedies:

(a)          exercise all rights and undertake all actions which would be available to Borrower under the Additional Collateral;

(b)          effect new Contracts and Licenses, cancel or surrender existing Contracts or Licenses, amend or modify the terms of and renew existing Contracts and Licenses, and make concessions to Governmental Authorities and Contractors; and

(c)          exercise all proprietary rights in the Plans and Specifications and fully utilize the Plans and Specifications for Administrative Agent’s and Lenders’ sole benefit in connection with the Property.

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Upon termination of said license, the Contractors and the Governmental Authorities shall be, and are hereby, fully authorized and empowered to continue the work and duties contemplated by the Additional Collateral under the sole direction of Administrative Agent, to be bound and obligated under the Additional Collateral to the same extent as such parties are bound and obligated to Borrower thereunder, and to permit Administrative Agent to retain and use the Additional Collateral for any and all purposes as Administrative Agent may deem appropriate with respect to the Property. Any of the Governmental Authorities, Contractors or any other Person requiring contact with the holder of the Additional Collateral may rely on the affidavit of an officer, agent or attorney of Administrative Agent stating that there has been an Event of Default for the purposes of allowing Administrative Agent its rights in the Additional Collateral pursuant to this Section. If Borrower cures the Event of Default that resulted in the termination of the license hereunder, such license shall be reinstated and Administrative Agent shall notify any of the Governmental Authorities, Contractors or any other Person requiring contact with the holder of the Additional Collateral that such Event of Default has been cured.

5.5.          Limitation of Administrative Agent and Lenders’ Obligations. To the extent permitted by law, Administrative Agent and Lenders will not be deemed in any manner to have assumed any of the Additional Collateral unless Administrative Agent terminates Borrower’s license under this Article V and exercises its rights and remedies under Section 5.4 (and in such event shall only be responsible for matters or events occurring after termination of such license and only to the extent that Administrative Agent actually exercises such rights and remedies with respect to any of the Additional Collateral), nor shall Administrative Agent or Lenders be liable to Governmental Authorities or Contractors by reason of any default by any party under the Licenses or Contracts. Neither Administrative Agent nor Lenders shall be liable for any loss sustained by Borrower resulting from Administrative Agent’s exercise of rights under the Additional Collateral, or from any other act or omission of Administrative Agent or Lenders under this Article V unless such loss is caused by the gross negligence or willful misconduct of Administrative Agent or Lenders, nor shall Administrative Agent or Lenders be obligated to perform or discharge any obligation, duty or liability under the Additional Collateral by reason of this instrument or the exercise of rights or remedies hereunder. The provisions of this Article V shall not operate to place responsibility upon Administrative Agent or Lenders for the construction of the Improvements or in any way for the Property or for the carrying out of any of the terms and conditions of the Additional Collateral.

Article VI.

LOAN FUNDING

6.1.          Loan Funding. The Initial Advance shall be in such amount agreed to by Borrower and Administrative Agent.

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6.2.          Interest Reserve Amount.

(a)          The Loan Amount was determined on the basis of the Project Budget approved by Administrative Agent, setting forth, among other things, the accrued interest on the disbursed principal of the Notes during the term of the Notes, estimated not to exceed the Interest Reserve Amount (after the application of Project Revenues, if any, as provided below). Subject to the conditions set forth in this Article VI, to the extent the net Project Revenues (i.e., Project Revenues less operating expenses of the Property) are insufficient to pay the accrued interest on the Loan and so long as no Event of Default is then existing, Administrative Agent will disburse on the first (1st) day of each month a portion of the Loan sufficient to pay accrued interest then due and payable on the Notes which cannot be paid from such Project Revenues, and the amount thereof shall increase the principal of the Notes and shall reduce the balance of the Interest Reserve Amount. In lieu of disbursing Loan proceeds to Borrower for payment of accrued interest thereon, Administrative Agent may handle such disbursement and payment by making appropriate entries on the books and records of Administrative Agent, whereupon a statement summarizing such entries shall be furnished to Borrower. During the continuance of an Event of Default, Administrative Agent and Lenders shall have no further obligation to disburse the Interest Reserve Amount. Notwithstanding anything to the contrary contained in this Agreement, at such time as the Interest Reserve Amount has been fully funded, Administrative Agent and Lenders shall have no obligation to disburse any portion of the Loans to pay accrued interest then due and payable on the Notes.

(b)          The Loan Amount was also determined on the basis of the Borrower’s projection of operating expenses of the Property for which Project Revenues will not be sufficient to pay in full (“Operating Deficits”), which Operating Deficits are estimated not to exceed $597,661 (such amount being referred to as the “Operating Deficit Reserve”). Borrower hereby agrees to apply Project Revenues to the payment of operating expenses, regardless of the existence of any remaining balance of the Operating Deficit Reserve. Borrower may only request a disbursement from the Operating Deficit Reserve to the extent that Project Revenues are insufficient to pay operating expenses of the Property.

6.3.          Conditions Precedent to Funding Subsequent Advances of Construction Loan. The following shall be conditions precedent to Lenders’ obligations to make any subsequent funding or disbursal of the Loan:

(a)          Representations and Warranties. On the date of disbursement (the “Funding Date”), all of Borrower’s representations and warranties contained in the Loan Documents shall be true and correct in all material respects.

(b)          Covenants and Agreements. On the Funding Date, Borrower shall have performed each covenant and agreement to be performed by Borrower on or before the Funding Date pursuant to the Loan Documents.

(c)          Borrower’s Equity. Except for the Initial Advance, Borrower shall have applied Borrower’s Equity to pay certain Project Costs included in the Project Budget approved by Administrative Agent, and Borrower shall have furnished Administrative Agent with a schedule showing the payment of such funds for Project Costs and evidence of such payment.

(d)          Mechanic Liens. Administrative Agent shall have received effective lien waivers and releases (conditioned solely upon payment of amounts included in the Advance Request) from the General Contractor, all Major Subcontractors, and if requested by Administrative Agent, such other subcontractors, suppliers and other Persons as may be requested by Administrative Agent and that have a right to file a mechanic’s or materialman’s lien, construction lien or any other similar instrument against the Improvements with respect to the work completed through a date no earlier than thirty (30) days prior to the date of disbursement.

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(e)          Satisfaction of Post Closing Requirements. Administrative Agent shall have received and approved all documentation set forth on Exhibit E.

6.4.          Requests for Disbursement. Requests for disbursement of subsequent Advances of the Loans shall be made in accordance with the following procedure:

(a)          Advance Request. Borrower shall complete, execute and deliver to Administrative Agent an Advance Request.

(b)          Evidence of Progress of Construction. Each Advance Request shall be accompanied by copies of all bills or statements for expenses for which the advance is requested and, upon the request of Administrative Agent, evidence in form and content reasonably satisfactory to Administrative Agent, including but not limited to certificates and affidavits of Borrower and the General Contractor, showing:

(i)          That all outstanding claims for labor, materials and fixtures have been paid or will be paid from the proceeds of such disbursement except for Retainage and amounts contested by Borrower in good faith in accordance with the Loan Documents;

(ii)         That there are no Liens outstanding against the Property, except for Administrative Agent’s Lien and security interest evidenced by the Security Instrument, other than inchoate liens for property taxes not yet due and liens being contested in accordance with Section 4.1(o) hereof;

(iii)        That all construction prior to the date of the Advance Request has been performed and completed in substantial accordance with the Plans and Specifications except for changes approved by Administrative Agent in writing or otherwise permitted under the Loan Documents;

(iv)        That all funds previously disbursed by Administrative Agent and/or Lenders have been applied directly to the payment of Project Costs, as set forth in the Project Budget or otherwise as Administrative Agent shall have approved in writing;

(v)         That all change orders in any amount shall have been approved in writing by Administrative Agent except to the extent such approval is not required under Section 4.3(o);

(vi)        In reasonable detail but only if applicable, all tangible personal property installed in or appurtenant to the Improvements, but not considered to be fixtures, and the value thereof;

(vii)       That the amount of undisbursed Loan proceeds, together with any Borrower’s Deposit then being held by Administrative Agent, is sufficient to pay the cost of completing the Improvements in accordance with the Loan Documents;

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(viii)      Except to the extent expressly permitted under any of the Permitted Encumbrances, that the location of the Improvements will not encroach upon any adjoining properties or interfere with any easement;

(ix)         That, if payments are to be made on account of materials or equipment not incorporated in the work but delivered and suitably stored on the Property, or at some other location agreed upon in writing, such payments shall be conditioned upon submission to Administrative Agent by Borrower of bills of sale or such other procedures satisfactory to Administrative Agent to establish Borrower’s title to, and Administrative Agent’s Lien upon, such materials or equipment or otherwise protect Administrative Agent’s and Lenders’ interest;

(x)          That neither the Property nor the Improvements are the subject of (1) any litigation which adversely affects or is reasonably likely to materially and adversely affect the validity or priority of the Liens evidenced by the Loan Documents or (2) any restraining order or order for injunctive relief restricting or prohibiting from Borrower constructing the Improvements in substantial accordance with the Plans and Specifications;

(xi)         That there have not been any cost increases, escalations or changes in the scope of the Improvements to be constructed that are not reflected in change orders or other modifications to the Project Budget; and

(xii)        That there have not been any additional funds contributed to the cost of the Improvements which are not reflected in the Project Budget.

(c)          Certificate of Inspecting Architect. Each Advance Request shall be accompanied by written certification from Administrative Agent’s Inspecting Architect indicating the status of construction, substantial compliance with the Plans and Specifications, and approval of the Advance Request. Borrower shall pay all fees and expenses of Inspecting Architect for monthly inspections, or more frequently if such inspections result from more frequent disbursement requests from Borrower.

(d)          Continuation of Title Insurance Coverage. Each Advance Request shall, at the request of Administrative Agent, be accompanied by a satisfactory down date endorsement to the previously delivered Loan Title Policy in the form prescribed by the Texas Department of Insurance to the Loan Title Policy pursuant to Rule P-9.b.(4), which endorsement shall (i) extend the effective date of the Loan Title Policy to the date of advancement and show that since the effective date of the Loan Title Policy (or the effective date of the last such endorsement, if any) there has been no change in the status of the title to the Property and no new encumbrance or exception to title coverage except as may have been approved by Administrative Agent and (ii) state the amount of coverage then existing under the Loan Title Policy which shall be the total of all disbursements of the Loans including the disbursement which is made concurrently with the down date endorsement.

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6.5.          Conditions to Each Disbursement. At no time shall Administrative Agent or Lenders be obligated to disburse funds:

(a)          In excess of the amount recommended by the Inspecting Architect; provided that the Inspecting Architect may not disapprove of any Advance Request so long as the work completed which is the subject of the Advance Request is in substantial accordance with the Plans and Specifications and the Loan Documents, applicable Requirements, and the Project Budget, and the Loan remains “in balance” on a line item basis (subject to Borrower’s right to reallocate amounts as provided in Section 4.3(a) above) and on an aggregate basis;

(b)          If any Event of Default shall have occurred and is continuing on the date of any such Advance Request or the date of requested disbursement;

(c)          If Administrative Agent, in its reasonable discretion, and after the review of and discussion with the Inspecting Architect and Borrower, determines in good faith that the Improvements cannot feasibly be constructed in substantial accordance with the Loan Documents on or before the Completion Date (subject to extension for Force Majeure Events as provided herein); or

(d)          If the aggregate Loans are not “in balance” as provided in Section 6.6 below; or

(e)          If the Property is damaged by fire or other casualty and Administrative Agent shall not have received insurance proceeds and any other funds from Borrower sufficient in the reasonable judgment of Administrative Agent to effect the restoration of the Improvements in substantial accordance with Plans and Specifications and to permit the completion of the Improvements in accordance with the Loan Documents.

6.6.          Balancing of Loan and Borrower’s Deposit.

(a)          The Loans shall be deemed to be “in balance” only at such time as Borrower has paid a sufficient amount of Project Costs from its own funds so that the undisbursed portion of the Loans, together with projected Project Revenues as set forth in the Project Budget, are sufficient to pay all Project Costs until such time as the Completion Event is achieved. In determining whether the Loans are in balance, Administrative Agent shall determine, among other things, whether the amounts allocated for each line item of Project Costs in the Project Budget are sufficient.

(b)          Within ten (10) days after written notice from Administrative Agent to Borrower that the Loans are not in balance, Borrower shall deposit with Administrative Agent sufficient funds (herein called “Borrower’s Deposit”) to bring the Loans in balance. The Borrower’s Deposit will be held by Administrative Agent in a non-interest bearing account assigned to secure the Loans and will be disbursed by Administrative Agent to pay Project Costs pursuant to this Agreement, prior to the disbursement of any additional proceeds of the Loan. During the continuance of an Event of Default, Administrative Agent may apply Borrower’s Deposit against the unpaid Indebtedness or attorneys’ fees and legal expenses, in such order as Administrative Agent may determine. Upon the payment in full of the Loans and all other obligations of Borrower to Administrative Agent hereunder, Administrative Agent shall return the remaining balance of Borrower’s Deposit, if any, to Borrower.

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(c)          Until such time as the Completion Event has occurred and all Project Costs for the development and construction of the Improvements have been paid in full, Borrower agrees to use all Project Revenues for payment of Project Costs (including payment of accrued interest regardless of the existence of any remaining balance of the Interest Reserve Amount) and to provide Administrative Agent with satisfactory evidence of such payment. Prior to the Completion Event or during the existence of an Event of Default, Project Revenues may not be distributed to the interest owners of Borrower, or used for anything other than for the payment of Project Costs and operating expenses of the Property; provided, however, the foregoing shall not prohibit payments of the General Contractor’s fee and developer’s fee and other fees payable to Affiliates of Borrower so long as no Event of Default is then existing and so long as all debt service and other amounts then due and payable under the Loan Documents have been paid.

(d)          Borrower will provide Administrative Agent with advance request documents and other information required hereunder with respect to funds used to pay Project Costs under subsections (b) and (c) above, on a monthly basis, as if such funds were disbursements of the Loan.

6.7.          Retainage and Final Disbursement Subject to certain exceptions set forth below in this Section 6.7, ten percent (10%) of each Loan disbursement for all “hard” costs due to subcontractors shall be withheld by Administrative Agent and Lenders (herein called “Retainage”) from each Advance until such time as 50% of the work and materials to be provided by the subcontractor is completed and/or provided, at which time no further Retainage will be withheld with respect to such subcontractor; provided that at no time shall the Retainage for any subcontractor be less than five percent (5.0%) of the original subcontract amount plus any change orders. The Retainage shall be disbursed only upon compliance with the following requirements (in addition to the requirements for all other disbursements):

(a)          Receipt by Administrative Agent of satisfactory evidence of the completion of the Improvements in accordance with the Loan Documents and approval of such completion by Inspecting Architect and copies of the certificates of occupancy issued for the residential units in the Improvements by the appropriate Governmental Authority;

(b)          Receipt by Administrative Agent of a satisfactory “as built” survey of the of the Land and the Improvements;

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(c)          Receipt by Administrative Agent of (i) conditional lien waivers (with final, unconditional lien waivers to be delivered by Borrower within ten (10) Business Days of the applicable Retainage disbursement by Administrative Agent) or lien subordinations or releases from the General Contractor, all Major Subcontractors and any other subcontractors as requested by Administrative Agent, and (ii) an endorsement to the Loan Title Policy in the form prescribed by the Texas Department of Insurance to the Loan Title Policy pursuant to Rule P-9.b.(4) (A) removing any exception with respect to liens arising by reason of unpaid bills or claims for work performed or materials furnished in connection with the Improvements, and (B) to the extent applicable, updating any endorsements to reflect the completion of the Improvements; and

(d)          A period of forty (40) days shall have elapsed after the later of (i) the date of completion of construction of the Improvements or (ii) the date of filing with the County Clerk of the county where the Land is located of an Affidavit of Completion by Borrower meeting the requirements of §53.106 of the Texas Property Code, provided that a copy of said affidavit is sent to the parties and within the time periods required by said §53.106; and

(e)          Receipt by Administrative Agent of such other certificates, assurances and opinions as Administrative Agent shall reasonably require.

Notwithstanding the foregoing, Administrative Agent will not require that any Retainage be withheld for (a) the General Contractor’s fee, (b) general condition costs, (c) design and materials for lagging and shoring, (d) design services for mechanical, plumbing, fire sprinkler and alarm systems, (e) materials for rough carpentry, windows and appliances, (f) insurance, (g) materials directly purchased by Contractors in connection with the construction of the Improvements (provided such items are properly stored or secured on site or offsite in accordance with the provisions of Section 6.4(b)(ix)), and (h) soft costs. In addition, upon completion of 50% of the work of each subcontractor, Retainage shall no longer be withheld with respect to such subcontractor provided that at no time shall the Retainage for any subcontractor be less than five percent (5%) of the original subcontract amount plus any change orders. Further and provided that no Event of Default is then existing, Retainage held with respect to a particular subcontract will be disbursed to the applicable subcontractor upon (a) completion of all work by such subcontractor for not less than fifteen (15) days, (b) such subcontractor’s delivery of a conditional lien release or waiver in a form approved by Administrative Agent (conditioned only upon release of such Retainage and any remaining amounts to be funded to the subcontractor for the work it has performed) covering all of such subcontractor’s work, and (c) an inspection by the Inspecting Architect which confirms that such subcontractor’s work has been completed. After disbursement of any Retainage or final amounts due to a subcontractor, Borrower shall obtain and deliver to Administrative Agent a final lien release or waiver from such subcontractor.

6.8.          Notice, Frequency and Place of Disbursements. The Advance Request shall be submitted to Administrative Agent at least ten (10) Business Days prior to the date of the requested advance. Disbursements shall be made no more frequently than monthly, except that a second disbursement may be made each month with respect to the following: framing, stucco/plaster, drywall, masonry items, retaining walls, final cleaning, concrete materials and roofing. Disbursements shall be in amounts of not less than $100,000 (except for the final Advance). All disbursements shall be made within ten (10) Business Days after receipt by Administrative Agent of all documentation and information referred to in Section 6.4 hereof (or, if not a Business Day, on the first Business Day following).

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6.9.          Deposit of Funds Advanced. Borrower will immediately deposit all Loan proceeds advanced by Administrative Agent in a separate and exclusive account, to be withdrawn and used solely for the purposes permitted under the provisions of this Agreement, and upon request will promptly furnish Administrative Agent with evidence thereof.

6.10.         Advances to Contractors. At its option, during the existence of an Event of Default, Administrative Agent may make any or all Advances of the Loans directly to Contractors and the execution of this Agreement by the Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so advance the funds. No further authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro  tanto the obligations of Administrative Agent and Lenders hereunder and shall be secured by the Loan Documents as fully as if made to Borrower, regardless of the disposition thereof by a Contractor.

6.11.        Advances Do Not Constitute a Waiver. No advance of Loan proceeds hereunder shall constitute a waiver of any of the conditions of Lenders’ obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such advance have the effect of precluding Administrative Agent from thereafter declaring such inability to be an Event of Default hereunder to the extent that the failure to satisfy such condition constitutes an Event of Default.

Article VII.

DEFAULTS

7.1.          Event of Default. The term “Event of Default” as used in this Agreement shall mean the occurrence of any of the following events:

(a)          Monetary Obligations - the failure of Borrower to make due and punctual payment of the Indebtedness as the same shall become due and payable, whether at maturity or when accelerated pursuant to any power to accelerate contained in any Loan Document, if such failure continues for five (5) days after receipt by Borrower of written notice and demand therefor from Administrative Agent, but such notice and cure period will not apply more than three (3) times in any calendar year and such notice and cure period will not apply at the Maturity Date; or

(b)          Non-Monetary Obligations - the failure of Borrower to timely and properly observe, keep or perform any covenant, agreement, warranty or condition in any Loan Document required to be observed, kept or performed by Borrower, other than those referred to in Section 7.1(a) or in any other subsection of this Section except this subsection (b), if such failure continues for thirty (30) days after receipt by Borrower of written notice and demand for the performance of such covenant, agreement, warranty or condition (the “Grace Period”); provided, however, that Administrative Agent shall extend the Grace Period up to an additional thirty (30) days (for a total of sixty (60) days from the date of default) if (i) Borrower immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Administrative Agent a written request for more time and (ii) Administrative Agent determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within sixty (60) days after the default, (2) no Lien or security interest created by the Loan Documents will be impaired prior to completion of such cure, and (3) Administrative Agent’s immediate exercise of any remedies provided under the Loan Documents or by law is not necessary for the protection or preservation of the Property or Administrative Agent’s security interest; or

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(c)          Representations - any representation contained in any Loan Document was false or misleading in any material respect when made; or

(d)          Fraudulent Transfer - Borrower makes a transfer in fraud of creditors, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; or

(e)          Failure to Pay Debts - Borrower is generally not paying its debts as such debts become due; or

(f)          Appointment of Receiver, Etc. - a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of the assets of Borrower or any of the Property, either in a proceeding brought by Borrower or in a proceeding brought against Borrower and such appointment is not discharged or such possession is not terminated within ninety (90) days after the effective date thereof or Borrower consents to or acquiesces in such appointment or possession; or

(g)          Bankruptcy - Borrower files a petition for relief under the Federal Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing collectively called “applicable Bankruptcy Law”) or an involuntary petition for relief is filed against Borrower under any applicable Bankruptcy Law and such petition is not dismissed within ninety (90) days after the filing thereof, or an order for relief naming Borrower is entered under any applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by Borrower; or

(h)          Execution Against Property - the Property or any part thereof is taken on execution or other process of law in any action against Borrower; or

(i)          Attachment of Borrower’s Property - Borrower fails to have discharged within a period of thirty (30) days any attachment, sequestration or similar writ levied upon any property of Borrower; or

(j)          Failure to Pay Judgment - Borrower fails to pay within thirty (30) days any final and unappealable monetary judgment against Borrower; or

(k)          Litigation - Any judgment or court order is entered in any action, suit or proceeding against or affecting Borrower or the Property, or involving the validity or enforceability of the Loan Documents or priority of the liens created thereby, at law or in equity, or before any Governmental Authority, which in the reasonable judgment of the Agent, impairs or would impair its interest in the Property, the enforceability of the Loan Documents or the ability of the Lenders to collect the Indebtedness when due; or

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(l)          Acceleration of Other Debts - Borrower - Borrower does, or omits to do, any act, or any event occurs, as a result of which any material obligation of Borrower for borrowed money (which shall not include trade debt incurred by Borrower in the ordinary course of business), not arising hereunder, is declared immediately due and payable by the holder thereof; or

(m)          Acceleration of Other Debts - Guarantor - Any Guarantor does, or omits to do, any act, or any event occurs, as a result of which any material obligation of the Guarantor (taken as a group), not arising hereunder, is declared immediately due and payable by the holder thereof and which event is likely to substantially impair the ability of the Guarantor (taken as a group) to perform its obligations under the Guaranty; provided, however, no Event of Default shall be deemed to have occurred if one of the following is satisfied (i) the other Guarantor(s) not affected by such event collectively satisfy the financial requirements set forth in Section 14(a) of the Guaranty or (ii) one of the rights of Guarantor and Borrower set forth in Section 14(b) of the Guaranty is exercised in accordance with such Section; or

(n)          Events Affecting Other Parties - any of the events referred to in subheadings (d), (e), (f), (g), (j) or (k) shall occur with respect to any Guarantor and shall not be remedied within the time set forth in said subheadings; provided, however, with respect to events occurring with respect to the Guarantor, no Event of Default shall be deemed to have occurred if one of the following is satisfied (i) the other Guarantor(s) not affected by such event collectively satisfy the financial requirements set forth in Section 14(a) of the Guaranty or (ii) one of the rights of Guarantor and Borrower set forth in Section 14(b) of the Guaranty is exercised in accordance with such Section; and provided, further, a suit will be deemed to not impair the ability of Guarantors to perform their obligations if the amount in controversy, not covered by insurance, is less than $10 million; or

(o)          Default Under Other Debt - the holder of any Lien or security interest on the Property or the direct or indirect ownership interests of Borrower (without hereby implying the consent of Administrative Agent to the existence or creation of any such Lien or security interest) declares a default thereunder and institutes foreclosure or other proceedings for the enforcement of its remedies thereunder; or

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(p)          Unauthorized Transfer - without the prior written consent of Administrative Agent (which consent may be withheld for any reason or for no reason), Borrower sells, leases (except for leases to residential tenants or as otherwise expressly permitted in the Loan Documents), exchanges, assigns, transfers, conveys or otherwise disposes of all or any part of the Property or any interest therein (except for Permitted Transfers, Permitted Encumbrances or the disposition of worn-out or obsolete personal property or fixtures under the circumstances described in Sections 4.1(s), 4.1(t) or 4.1(u)), or legal or equitable title to the Property, or any part thereof, is vested in any other party, in any manner whatsoever, by operation of law or otherwise, it being understood that the consent of Administrative Agent required hereunder may be refused by Administrative Agent in its sole and absolute discretion or may be predicated upon any terms and conditions deemed necessary in the sole and absolute discretion of Administrative Agent, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest on the Notes, to require payment of any amount as additional consideration as a transfer fee or otherwise and to require assumption of the obligations under the Loan Documents; provided, however, nothing in this Agreement or the other Loan Documents shall restrict (x) the disposition of Property constituting supplies and funds in accounts in the ongoing and ordinary management, maintenance or operation of the Property or (y) so long as no Event of Default is continuing, Borrower from distributing Borrower’s surplus cash to Borrower’s partners in accordance with Borrower’s Venture Agreement; or

(q)          Unauthorized Liens - without the prior written consent of Administrative Agent (which consent may be withheld for any reason or for no reason), Borrower creates, places or authorizes to be created or placed, or through any act or failure to act, knowingly acquiesces in the placing of, or allows to remain, any deed of trust, security deed, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for the lien for ad valorem taxes on the Property which are not delinquent and any mechanic’s or materialmen’s liens being contested in accordance with the provisions of hereof), security interest, encumbrance to secure debt or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than encumbrances permitted by Administrative Agent, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created herein or in any other Loan Document, or acquires any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license or similar agreement, it being understood that the consent of Administrative Agent required hereunder may be refused by Administrative Agent in its sole and absolute discretion or for any reason or may be predicated upon any terms and conditions deemed necessary in the sole and absolute discretion of Administrative Agent including, but not limited to, the right to change the interest rate, date of maturity or payments of principal and/or interest on the Notes, to require payment of any amount as a fee or other consideration and to require a payment on the principal of the Notes; or

(r)          Unauthorized Guaranty - without the prior written consent of Administrative Agent (which consent may be withheld for any reason or for no reason), Borrower guarantees or becomes surety for the debt of another Person; or

(s)          Change in Constituency or Control - any of the following occurs: (a) Borrower or any entity Guarantor dissolves, liquidates, merges or consolidates; provided, however, with respect to an entity Guarantor, no Event of Default shall be deemed to have occurred if one of the following is satisfied: (1) the other Guarantor(s) not affected by such event collectively satisfy the financial requirements set forth in Section 14(a) of the Guaranty or (2) one of the rights of Guarantor and Borrower set forth in Section 14(b) of the Guaranty is exercised in accordance with such Section; (b) except for Permitted Transfers, any direct or indirect interest in Borrower is Transferred, voluntarily or involuntarily, without the prior written consent of Administrative Agent, or (c) any interest in an entity Guarantor is Transferred, voluntarily or involuntarily, without the prior written consent of Administrative Agent, unless the recipient or beneficiary of the action is one or more of Kenneth J. Valach, a descendant of Trammell Crow or a descendent of Kenneth J. Valach or any such Person’s siblings or a spouse of any such Person or any Person controlled by one or more of such Persons; or

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(t)          Financial Reporting - if any one report, statement, or item required under Section 4.1(m) is not received on its due date; provided, however, with respect to Borrower’s monthly obligation to deliver operating statements and rent rolls, it shall not be an Event of Default unless such failure continues for fifteen (15) days after receipt by Borrower of written notice and demand therefor from Administrative Agent, but such notice and cure period will not apply more than twice in any calendar year; or

(u)          Death or Incapacity of Individual Guarantor - if an individual Guarantor dies or becomes legally incapacitated, unless one of the following is satisfied (i) the other Guarantor(s) not affected by such event collectively satisfy the financial requirements set forth in Section 14(a) of the Guaranty or (ii) one of the rights of Guarantor and Borrower set forth in Section 14(b) of the Guaranty is exercised in accordance with such Section. If a substitute guarantor is selected pursuant to Section 14(b) of the Guaranty, the substitute guarantor shall be a “Guarantor” for purposes of the Loan Documents; or

(v)         Guarantor’s Obligations - (i) any intentional misrepresentation made by the Guarantors in the Guaranty, which representation was false or misleading in any material respect when made; (ii) the failure of Guarantor to make due and punctual payment of the Guaranteed Obligations as the same shall become due and payable under the Guaranty, if such failure continues for five (5) days after receipt by Guarantor of written notice and demand therefor from Administrative Agent; or (iii) the failure of Guarantor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition in the Guaranty required to be observed, kept or performed by Guarantor (including, without limitation, Guarantor’s failure to comply with the financial covenants set forth in Section 14 of the Guaranty), other than those referred to in clauses (i) or (ii) of this sentence;

(w)          Hedge Agreement - the occurrence of a default under any Hedge Agreement which is not cured within the applicable cure period; or

(x)          Management Agreement - the Management Agreement is terminated by Borrower without the prior written approval of Administrative Agent and a replacement management agreement in form and substance acceptable to Administrative Agent in its reasonable discretion is not executed by Borrower and the replacement manager within thirty (30) days thereafter; or

(y)          Noncompliance with Requirements - the Improvements are not constructed in compliance with all Requirements, and such noncompliance is not commenced to be corrected within thirty (30) days after written notice thereof and diligently continued to its conclusion, but in any event such noncompliance shall be corrected within ninety (90) days after Borrower receives written notice thereof from Administrative Agent; or

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(z)          Deviation from Plans and Specifications - there is any substantial deviation in the work of construction from the Plans and Specifications without the prior written approval of Administrative Agent, or there is incorporated in the Improvements any substantially defective workmanship or materials, which said deviation or defect is not commenced to be corrected within thirty (30) days after written notice thereof and such correction diligently continued to its conclusion, but in any event such deviation shall be corrected so that it substantially conforms to the Plans and Specifications within ninety (90) days after Borrower receives written notice thereof from Administrative Agent; or

(aa)         Encroachments - there appears on any survey required hereunder encroachments which have occurred without the approval of Administrative Agent and which are not commenced to be removed or corrected within twenty (20) days after receipt of Administrative Agent’s notification to Borrower of the existence thereof and such removal or correction diligently continued to its conclusion; or

(bb)         Cessation of Work - once commenced, work should cease or not be diligently prosecuted for more than twenty (20) consecutive days, unless due to Force Majeure Events or otherwise consented to in writing by Administrative Agent; or

(cc)         Injunction - any Person obtains an order or decree in any court of competent jurisdiction enjoining the construction of the Improvements or enjoining or prohibiting Borrower or Administrative Agent from performing this Agreement, and such proceedings are not properly contested or such decree is not vacated within sixty (60) days after the granting thereof; or

(dd)         Lapse of Permit - Borrower neglects, fails, or refuses to keep in full force and effect any required permit or approval with respect to the construction of the Improvements, and such permit or approval is not reinstated within thirty (30) days after Borrower becomes aware of the lapse; or

(ee)         Completion Event - the Completion Event does not occur before the Completion Date (subject to extension for Force Majeure Events to the extent permitted in this Agreement); or

(ff)         Post Closing Requirements - failure by Borrower to satisfy the Post Closing Requirements within the applicable time periods.

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Article VIII.

REMEDIES

8.1.          Remedies.

(a)          The remedies available to Administrative Agent and/or Lenders under the Security Instrument are fully incorporated herein by reference as if they were listed in this Section 8.1. During the existence of an Event of Default, Administrative Agent may, in its sole discretion, or shall, at the direction of the Required Lenders, exercise any one or more remedies available to it under the Security Instrument, this Agreement, the other Loan Documents, or at law or in equity.

(b)          Borrower agrees that the occurrence of an Event of Default under this Agreement shall constitute an Event of Default under each of the Loan Documents, thereby entitling Administrative Agent (i) to exercise any of the various remedies therein provided including the acceleration of the Indebtedness, the termination of the Commitments (in which event Lenders shall have no further obligation to make any Advances), and the exercise of all assignments and the foreclosure of the Liens and security interests created by the Security Instrument and other Loan Documents and (ii) cumulatively to exercise all other rights, options and privileges provided by law or at equity.

(c)          During the existence of any Event of Default, Administrative Agent shall have the right:

(i)          to the extent permitted under the Loan Documents or applicable Requirements, to take whatever action is necessary or appropriate by the use of legal proceedings or otherwise (A) to cause Borrower to vacate the Property and (B) to take possession of the Property;

(ii)         to perform or cause to be performed any and all work and labor necessary to complete the Improvements in accordance with the Loan Documents;

(iii)        to employ security watchmen to protect the Property; and

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(iv)        to disburse that portion of the Loan proceeds not previously disbursed (including any retainage) and the Borrower’s Deposit to the extent necessary to complete construction of the Improvements in accordance with the Loan Documents, and if the completion requires a larger sum than the remaining undisbursed portion of the Loans, to disburse such additional funds, all of which funds so disbursed by Administrative Agent and/or Lenders shall be deemed to have been disbursed to Borrower and shall be secured by the Loan Documents, and to take all actions necessary in connection therewith, including but not limited to the following: to use any funds of Borrower including the Borrower’s Deposit and any balance which may be held in escrow and any Loan or other funds which may remain unadvanced hereunder for the purpose of completing the Improvements in the manner called for by the Loan Documents; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Loan Documents; to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be Liens against said Property or as may be necessary or desirable for the completion of the Improvements or the clearance of title to the Property; to execute all applications and certificates in the name of Borrower which may be required by any construction contract and to do any and every act with respect to the construction of the Improvements which Borrower may do in its own behalf. In accordance therewith Borrower hereby assigns and quitclaims to Administrative Agent, for the benefit of the Lenders, all sums to be advanced hereunder including retainage and the Borrower’s Deposit and any sums in escrow conditioned upon the use of said sums, if any, for the completion of the Improvements. Administrative Agent and Lenders shall have no obligation to undertake any of the foregoing actions and if Administrative Agent shall do so, neither Administrative Agent nor Lenders shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.

(d)          Administrative Agent and Lenders shall be relieved from all obligation to make further advances to Borrower under the Loan Documents.

(e)          Administrative Agent shall have the right at any time and from time to time, without notice to Borrower (any such notice being expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing by Administrative Agent to or for the credit or the account of Borrower, against any and all of the Indebtedness, irrespective of whether or not Administrative Agent shall have made any demand under the Loan Documents and although such indebtedness may be unmatured. Administrative Agent agrees to notify Borrower promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Administrative Agent under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Administrative Agent and/or Lenders may have under the Loan Documents, at law, equity or otherwise.

(f)          No failure to accelerate the Indebtedness evidenced by the Loan Documents by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of the Notes or as a reinstatement of the Indebtedness evidenced by the Notes or as a waiver of such right of acceleration or of the right of Administrative Agent and Lenders thereafter to insist upon strict compliance with the terms of this Agreement and the other Loan Documents, or (b) to prevent the exercise of such right of acceleration or any other right granted under any of the Loan Documents or by any applicable laws. The failure to exercise any remedy available to Administrative Agent and/or Lenders shall not be deemed to be a waiver of any rights or remedies of Administrative Agent and Lenders under any of the Loan Documents, or at law or in equity. No extension of the time for the payment of the Indebtedness or any installment of the Indebtedness due hereunder, made by agreement with any Person now or hereafter liable for the payment of the Indebtedness, shall operate to release, discharge, modify, change or affect the original liability of Borrower for the Indebtedness, either in whole or in part, unless Administrative Agent specifically, unequivocally and expressly agrees otherwise in writing.

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Article IX.

THE ADMINISTRATIVE AGENT

9.1.          Appointment. Each of the Lenders hereby irrevocably appoints Compass to act on its behalf as Administrative Agent hereunder, and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms of this Agreement and the Loan Documents, together with such other actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2.          Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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9.3.          Duties and Obligations. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Potential Default exists, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Administrative Agent shall be deemed not to have knowledge of any Event of Default or Potential Default unless and until notice describing such Event of Default or Potential Default is given to Administrative Agent in writing by Borrower or a Lender. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the existence of any Event of Default or Potential Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in this Agreement, other than to confirm receipt of items expressly required to be delivered to Administrative Agent, (vi) the value, sufficiency, creation, perfection or priority of any Lien on the Property, or (vii) the financial condition of Borrower, Guarantor, any Loan Party, or Contractor.

9.4.          Reliance. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5.          Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Administrative Agent. Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities as well as activities as Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ADMINISTRATIVE AGENT, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents or that such sub-agents acted with gross negligence or willful misconduct.

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9.6.          Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower (so long as no Event of Default exists), to appoint a successor administrative agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent and its Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.7.          Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and its decision to enter into this Agreement as a Lender, and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, any related agreement or any document furnished hereunder or thereunder, and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

9.8.          Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Indebtedness, against Borrower, Guarantor, or any other obligor under this Agreement or the other Loan Documents or against any of the Property (including, without limitation, set-off rights) without the consent of Administrative Agent and the Required Lenders. With respect to any action by Administrative Agent to enforce the rights and remedies of Administrative Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Note to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Security Instrument in accordance with the provisions hereof. Each Lender agrees to indemnify each of the other Lenders for any loss or damage suffered or cost incurred by such other Lender (including without limitation, attorneys’ fees and expenses and other costs of defense) as a result of the breach of this Section 9.8 by such Lender.

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9.9.          Administrative Agent File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent is entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent, including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under any of the Loan Documents, allowed in such judicial proceeding; and

(b)          to collect, receive and distribute any monies or other property payable or deliverable on any such claims.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent consents to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under any of the Loan Documents.

9.10.        Collateral and Guaranty Matters. Notwithstanding any other term or condition of any Loan Document (except with respect to matters described in Section 10.17), Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by Administrative Agent under any Loan Document (a) upon termination of all Commitments and payment in full of all Indebtedness and other obligations under the Loan Documents (other than contingent indemnification obligations), or (b) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under any Loan Document.

9.11.        Lender Reply Period. All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent or approval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter as to which such determination, consent or approval is requested, (iii) shall include a legend substantially as follows, printed in capital letters or boldface type:

“THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER THE DELIVERY OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE MATTER DESCRIBED ABOVE.”

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and (iv) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly to any such request, but in any event within five (5) Business Days after the delivery of such request by Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, Administrative Agent shall timely submit any required written notices to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended by Administrative Agent or such other course of action recommended by the Required Lenders or all of the Lenders, as the case may be, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

9.12.         Foreclosure. In the event that all or any portion of the Property is acquired by Administrative Agent as the result of a foreclosure or acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Indebtedness and Obligations, title to any such Property or any portion thereof shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the benefit of the Lenders, or in an entity co-owned by the Lenders as determined by Administrative Agent. Administrative Agent shall prepare a recommended course of action for such Property (the “Post-Foreclosure Plan”) and submit it to the Lenders for approval by the Required Lenders. In the event that Administrative Agent does not obtain the approval of the Required Lenders to such Post-Foreclosure Plan, any Lender shall be permitted to submit an alternative Post-Foreclosure Plan to Administrative Agent, and Administrative Agent shall submit any and all such additional Post-Foreclosure Plan(s) to the Lenders for evaluation and the approval by the Required Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Property acquired and administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Property, and the collecting of rents and other sums from such Property and paying the expenses of such Property. Upon demand therefor from time to time, each Lender will contribute its Pro Rata Share (based on their respective Commitments immediately prior to the termination thereof) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Property. In addition, Administrative Agent shall render or cause to be rendered by the managing agent, to each of the Lenders, monthly, an income and expense statement for such Property, and each of the Lenders shall promptly contribute its Pro Rata Share (based on their respective Commitments immediately prior to the termination thereof) of any operating loss for the Property, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the Post-Foreclosure Plan. To the extent there is net operating income from such Property, Administrative Agent shall, in accordance with the Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in proportion to their respective Commitments immediately prior to the termination thereof. The Lenders acknowledge that if title to any Property is obtained by Administrative Agent or its nominee, or an entity co-owned by the Lenders, such Property will not be held as a permanent investment but will be disposed of as soon as practicable and within a time period consistent with the regulations applicable to national banks for owning real estate. Administrative Agent shall undertake to sell such Property at such price and upon such terms and conditions as the Required Lenders shall reasonably determine to be most advantageous, and any sale proceeds from the Property shall be distributed by Administrative Agent to the Lenders in proportion to their respective Commitments immediately prior to the termination thereof in accordance with the provisions set forth in Section 2.6(b) hereof. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Property in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage defining the rights of the Lenders in the same, which agreement shall be in all material respects similar to the rights of the Lenders with respect to the Property. Lenders agree not to unreasonably withhold or delay their approval of a Post-Foreclosure Plan or any third party offer to purchase the Property. An offer to purchase the Property at a gross purchase price of ninety-five percent (95%) of the fair market value of the property as set forth in a current appraisal, shall be deemed to be a reasonable offer.

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9.13.        Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender;

(a)          Suspension of Voting Rights. Such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 10.17(b)) and the Commitment (or outstanding Loan amounts, if appropriate) of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder.

(b)          Turn Over of Payments. All amounts payable hereunder to the Defaulting Lender in respect of the Indebtedness (whether on account of principal, interest, fees or otherwise, including, without limitation, interest payments from interest reserve allocations to the Defaulting Lender and any amounts that would otherwise be payable to the Defaulting Lender pursuant to Section 2.6, but excluding Section 2.10(b)), shall be paid to Administrative Agent, retained in a segregated account and, subject to any applicable Requirements, be applied at such time or times as may be determined by Administrative Agent as follows: (i) first, to the payment of any amounts owing by the Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of any Advance in respect of which the Defaulting Lender has failed to fund its portion as required by this Agreement, as determined by Administrative Agent, (iii) third, to the payment of any amounts owing by the Defaulting Lender to the Non-Defaulting Lenders hereunder, including without limitation for any Special Advance under paragraph (c) of this Section 9.13, (iv) fourth, if so determined by Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, and (v) fifth, to the Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in Articles VI and VII are satisfied, such payment shall be applied solely to repay the Loans of all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to the Defaulting Lender.

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(c)          Special Advances. If a Lender fails to fund its portion of any Advance, in whole or part, within three (3) Business Days after the date required hereunder and Administrative Agent shall not have funded the Defaulting Lender’s portion of the Advance under Section 2.4(a), Administrative Agent shall so notify the Lenders, and within three (3) Business Days after delivery of such notice, the Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to fund all or a portion of such deficiency (the amount so funded by any such Non-Defaulting Lenders being referred to herein as a “Special Advance”) to Borrower. In such event, the Defaulting Lender and Borrower severally agree to pay to Administrative Agent for payment to the Non-Defaulting Lenders making the Special Advance, forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of the Defaulting Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Borrower, the then effective Applicable Rate based on the Base Rate.

(d)          Option to Purchase Future Commitment. The Non-Defaulting Lenders shall have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), Defaulting Lender’s Commitment to fund future Loans (the “Future Commitment”). Upon any such purchase of the Defaulting Lender’s Future Commitment, the Defaulting Lender’s share in future Advances and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.

(e)          Replacement of Defaulting Lender.

(i)          By Required Lenders. The Required Lenders may, upon notice to the Defaulting Lender and Administrative Agent, require the Defaulting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.22 hereof) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) the Defaulting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); (2) Administrative Agent shall have received payment of any amounts owing by such Lender to Administrative Agent or the other Lenders under this Agreement and (3) Administrative Agent shall have approved such assignee. The Defaulting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Lender shall cease to be a Defaulting Lender.

(ii)         By Borrower. If a Lender has become a Defaulting Lender, Borrower may at its option replace Defaulting Lender under Section 2.10(b).

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 (f)          Indemnification. Each Defaulting Lender shall indemnify Administrative Agent, each Non-Defaulting Lender and Borrower from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatever which may be imposed on, incurred by or asserted against Administrative Agent, any Non-Defaulting Lender or Borrower with respect to the Loan Documents in any way relating to or arising out of such Lender’s status as a Defaulting Lender, REGARDLESS OF ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY OF ADMINISTRATIVE AGENT, EACH NON-DEFAULTING LENDER OR BORROWER, but not the gross negligence or willful misconduct of Administrative Agent, any Non-Defaulting Lender or Borrower. The obligations of the Defaulting Lender under this clause (f) shall survive the payment of the Indebtedness and performance of the Obligations, the termination of this Agreement and the Defaulting Lender’s reversion to a Non-Defaulting Lender under Paragraph·(g) of this Section 9.13.

(g)          Ceasing to be a Defaulting Lender. A Lender shall cease to be Defaulting Lender only upon (i) the payment of all amounts due and payable by Defaulting Lender to Administrative Agent or any other Lender under this Agreement; (ii) the payment of any damages suffered by Borrower as a result of such Defaulting Lender’s default hereunder (including, without limitation, interest at the Prime Rate plus 3% on any portion of draw requests funded by Borrower with equity; (iii) the confirmation by such Lender to Administrative Agent and Borrower in writing that the Lender will comply with all of its funding obligations under this Agreement; and (iii) the circumstances described in clause (d) of the definition of “Defaulting Lender” do not exist. An assignment by a Lender of its rights and obligations under this Agreement shall not in and of itself cause the Lender to cease to be a Defaulting Lender.

(h)          Borrower’s Rights. The rights and remedies of Borrower against Defaulting Lender under this Section are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any default by it and that Administrative Agent or any Lender may have against such Defaulting Lender with respect to any such default.

9.14.        Borrower’s Rights. Except as specifically otherwise provided herein, the provisions of this Article IX are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights to rely on, enforce or consent to any waiver, modification or amendment of, any of the provisions hereof; provided, however, that Borrower (a) acknowledges and agrees to the limitations set forth in Section 10.17(b) hereof on Administrative Agent’s ability to act unilaterally with respect to this Agreement and the other Loan Documents, and (b) agrees that Administrative Agent’s inability to deliver any consent to, or approval of, an action requested by Borrower due lack of appropriate Lender consent in accordance with the provisions of Section 10.17(c) hereof shall not constitute an unreasonable withholding or delay by Administrative Agent in the giving of such consent or approval. Notwithstanding the foregoing, Borrower shall be entitled to rely on consents and approvals executed by Administrative Agent without investigation as to the existence of proper Lender authorization.

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9.15.        Payment Disputes. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to a Lender any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among the Lenders about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to a Lender, Administrative Agent shall invest such funds pending distribution, and all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Administrative Agent for distribution to Lender (other than to the Person who is Administrative Agent in its separate capacity as a Lender) shall be held pending such distribution by Administrative Agent solely as Administrative Agent for such Lender, and Administrative Agent shall have no equitable title to any portion thereof.

Article X.

GENERAL CONDITIONS

10.1.        Waiver by Lender. Subject to Section 10.17(b), Administrative Agent may at any time and from time to time (a) waive or not enforce compliance with any covenant or agreement in the Loan Documents (b) consent to Borrower doing any act which Borrower is prohibited from doing under the Loan Documents, or consent to Borrower failing to do any act which Borrower is required to do under the Loan Documents, (c) release any part of the Property, or any interest therein, from the Lien, assignment or security interest of the Loan Documents without the joinder of any other party, or (d) release any party liable, either directly or indirectly, for the Indebtedness or for any covenant herein or in the Loan Documents, without impairing or releasing the liability of any other party. No such act shall in any way impair the rights of Administrative Agent or Lenders hereunder except to the extent specifically agreed to by Administrative Agent in writing.

10.2.        Actions by Administrative Agent. The Lien, assignment, security interest and other security rights of Administrative Agent in any Loan Document shall not be impaired by any indulgence, moratorium or release granted by Administrative Agent, including but not limited to (a) any renewal, extension, increase or modification which Administrative Agent may grant with respect to any Indebtedness, (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Administrative Agent may grant in respect of the Property, or any part thereof or any interest therein, or (c) any release or indulgence granted to any endorser, guarantor or surety of any Indebtedness. The taking of additional security by Administrative Agent shall not release or impair the Lien, assignment, security interest or other security rights of Administrative Agent and Lenders or affect the liability of Borrower or of any endorser or guarantor or other surety or improve the right of any permitted junior lienholder.

10.3.        Rights of Administrative Agent. Administrative Agent may waive any Event of Default without waiving any other prior or subsequent Event of Default. Administrative Agent may remedy any Event of Default without waiving the Event of Default remedied. Neither the failure by Administrative Agent to exercise, nor the delay by Administrative Agent in exercising, any right, power or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Administrative Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Borrower in any case shall of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. Acceptance by Administrative Agent of any payment in an amount less than the amount then due on any Indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder.

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10.4.        Rights of Third Parties. All conditions of the obligations of Administrative Agent and Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and Lenders and their successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Administrative Agent or Lenders will make advances or refuse to make advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Administrative Agent at any time if in its sole discretion it deems it desirable to do so. In particular, Administrative Agent and Lenders make no representations and assume no duties or obligations as to third parties concerning the quality of the construction of the Improvements or the absence therefrom of defects. Failure to inspect the construction of the Improvements or any part thereof or inspection not followed by notice of default shall not constitute a waiver of any of Administrative Agent’s rights hereunder nor shall it constitute a representation that there has been compliance with the Plans and Specifications or that the construction of the Improvements is free from defective materials or workmanship.

10.5.        Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. Borrower shall pay on demand by Administrative Agent, (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the Loans evidenced by this Agreement, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), any release of the Security Instrument, any consent, approval, or waiver hereunder or under any other Loan Document, or the making of any Advance, (ii) all reasonable and bona fide out of pocket costs, fees, expenses, and other expenditures, including, without limitation, title insurance fees, examination charges, survey costs, insurance premiums, filing and recording fees, out-of-pocket expenses incurred by Administrative Agent for reasonable visits by Administrative Agent’s employees and agents to inspect the Property, and (iii) all reasonable out-of-pocket expenses incurred by Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent or any Lender, in connection with the enforcement or protection of its rights and remedies under this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of the Loan.

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(b)          Indemnification by Borrower. Borrower shall indemnify Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (collectively, “Losses”), incurred by or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The foregoing indemnity set forth in this Section 10.5(b) shall not apply with respect to (1) Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim or (2) any Losses which are the subject of the Environmental Indemnity Agreement, it being the intention of the parties hereto that Borrower’s liability for environmental matters be governed exclusively by the Environmental Indemnity Agreement and not by this Agreement. BORROWER SHALL INDEMNIFY THE INDEMNITEES PURSUANT TO THIS SECTION REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY THE INDEMNITEES’ NEGLIGENCE OR ALLEGED NEGLIGENCE (BUT NOT INDEMNITEES GROSS NEGLIGENCE OR WILLFUL MISCONDUCT).

(c)          Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to Administrative Agent, each Lender severally agrees to pay to Administrative Agent such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in connection with such capacity.

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(d)          Damage Waiver. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)          Payments. All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

(f)          Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

10.6.        Assignment by Borrower. Anything to the contrary herein notwithstanding, Borrower shall have no right to assign its rights hereunder or the proceeds of the Loans without the written consent of Administrative Agent and any such assignment or purported assignment shall, at Administrative Agent’s option, relieve Administrative Agent from all further obligations hereunder and shall constitute an Event of Default.

10.7.        Heirs, Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders, and each of their respective successors and assigns, including all successors in interest of Borrower in and to all or any part of the Property. All references in this Agreement to Borrower, Administrative Agent or Lenders shall be deemed to include all such successors and assigns.

10.8.        Exercise of Rights and Remedies. All rights and remedies of Administrative Agent and/or Lenders hereunder or under the Notes or under the Security Instrument or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Administrative Agent from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Administrative Agent and/or Lenders may have hereunder, under the Notes or Security Instrument or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

10.9.        Headings. The headings of the sections and subsections of this Agreement are for convenience of reference only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

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10.10.      Applicable Law. THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS, EXCEPT FOR THOSE PROVISIONS IN THE LOAN DOCUMENTS PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE PROPERTY IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

10.11.      Consent to Forum. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE LAND IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER FOR THE GIVING OF NOTICES UNDER SECTION 10.18 HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

10.12.      Usury. It is the intent of Administrative Agent, Lenders and Borrower in the execution of Loan Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Administrative Agent, Lenders and Borrower agree that none of the terms and provisions contained in any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate permitted to be charged by applicable law; neither Borrower nor any Guarantor, endorsers or other parties now or hereafter becoming liable for payment of the Indebtedness shall ever be obligated or required to pay interest on the Indebtedness at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Section shall control over all other provisions of the Loan Documents which may be in apparent conflict herewith. Administrative Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Notes is accelerated. If the maturity of the Notes shall be accelerated for any reason or if the principal of the Notes is paid prior to the end of the term of the Notes, and as a result thereof the interest received for the actual period of existence of the Loans exceeds the applicable Maximum Rate, Lenders shall, at Administrative Agent’s option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Notes then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Administrative Agent and/or Lenders shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Indebtedness to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the Maximum Rate shall, upon such determination, at the option of Administrative Agent, be either immediately returned to Borrower or credited against the Indebtedness, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Agreement, Borrower acknowledges that it believes the Loans to be non usurious and agrees that if, at any time, Borrower should have reason to believe, that the Loans are in fact usurious, it will give Administrative Agent notice of such condition and Borrower agrees that Lenders shall have sixty (60) days after receipt of such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Section shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

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10.13.      Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other Persons or circumstances.

10.14.      Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

10.15.      Intentionally Deleted.

10.16.      Reporting Requirements. Borrower agrees to comply with any and all reporting requirements applicable to the Loans which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.

10.17.      Amendments and Waivers.

(a)          No Deemed Waivers; Remedies Cumulative. Except as specifically provided otherwise, no failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 10.17(b) hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Event of Default or Potential Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Event of Default or Potential Default at the time.

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(b)          Waivers and Amendments. Except as may be otherwise provided in any Loan Document, Administrative Agent and Borrower may from time to time enter into written agreements amending or changing any provision of any Loan Document or the rights of Lenders or Loan Parties hereunder or thereunder, and Administrative Agent may grant written waivers or consents to a departure from the due performance of the obligations of Loan Parties hereunder or thereunder. Such agreements, waivers or consents will bind all Lenders and Loan Parties, provided however, that except as otherwise specifically provided in Section 10.17(c) or unless otherwise provided by the terms of this Agreement or any other Loan Document, no such amendment or waiver shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (including any such Lender that is a Defaulting Lender), (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) affected thereby, except for an extension of the Maturity Date exercised in accordance with Section 2.7 hereof; (iv) change Sections 2.6(b) or 2.6(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender (including any such Lender that is a Defaulting Lender), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (vi) release Guarantor from any of its obligations under the Loan Documents or release all or a material portion of the Property from the Lien of the Loan Documents, without the written consent of each Lender (other than any Defaulting Lender), (vii) permit an assignment by Borrower of any rights or obligations under the Loan Documents, without the written consent of each Lender (other than any Defaulting Lender), (viii) amend, waive or modify Guarantors’ financial covenants set forth in the Guaranty; including without limitation, those financial covenants set forth in Section 14 of the Guaranty, without the written consent of each Lender (other than any Defaulting Lender) or (ix) amend, waive or modify any Debt Coverage Ratio requirements set forth in this Agreement or the Guaranty, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.

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(c)          Actions by Administrative Agent; Required Consents. Each Lender authorizes Administrative Agent to enter into the Loan Documents (other than this Agreement) on behalf of, and for the benefit of, the Lenders and to take all actions left to the discretion of Administrative Agent herein and therein on behalf of, and for the benefit of, the Lenders. Each Lender agrees that any action taken by Administrative Agent at the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement), and any action taken by Administrative Agent not requiring consent by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in this Agreement) shall be authorized by and binding upon all Lenders.

10.18.     Notices.

(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)          if to Borrower, to BR T&C Blvd., LLC, 3819 Maple Avenue, Dallas, Texas 75219, Attention of Timothy Hogan (Facsimile No. (214) 922-8553; Telephone No. (214) 922-8574), with copy to Gregory A. Gorospe, Jones Day, 325 John H. McConnell Blvd, Suite 600, Columbus, Ohio 43215 (Facsimile No. (614) 461-4198; Telephone No. (614) 281-3815);

(ii)         if to Administrative Agent, to it at 8333 Douglas Avenue, Suite 201S, Mail Code: TX DA DG CRE, Dallas, Texas 75225, Attention of Atila Ali (Facsimile No. (214) 360-1625; Telephone No. (214) 360-1913; with copy to Thompson & Knight LLP, 1722 Routh Street, Suite 1500, Dallas, Texas 75201-2533, Attention of Mark M. Sloan (Facsimile No. (214) 999-9143); Telephone No. (214) 969-1574.

(iii)        if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire, and to the extent applicable, with a copy to any other person designated to receive on the signature page of this Agreement at the address set forth on such signature page.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Administrative Agent shall be entitled to rely and act upon notices (including telephonic notices relating to requests for disbursement of Loan proceeds) purportedly given by or on behalf of Borrower even if such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein. Borrower shall indemnify Administrative Agent and Lenders from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Administrative Agent may be recorded by Administrative Agent and the parties hereto hereby consent to such recording.

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 (b)          Electronic Communications. Administrative Agent or Borrower may, each in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. LIBOR Requests under Section 2.5(b) of this Agreement and notices of prepayments hereunder, may be made by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by Administrative Agent.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)          Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)          Failure to Provide Notice. Notwithstanding any provision contained in this Agreement or in any of the Loan Documents to the contrary, in the event that Administrative Agent shall fail to give any notice to any Person required hereunder, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce the requirements of the Loan Documents to give such notice and to have any action of such Person postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Administrative Agent, and no Person shall have any right to damages (whether actual or consequential) or any other type of relief not herein specifically set out against Beneficiary, all of which damages or other relief are expressly waived. The foregoing is not intended and shall not be deemed under any circumstances to require Administrative Agent to give notice of any type or nature to any Person except as expressly required under any Loan Documents or by applicable Legal Requirements.

10.19.      Effectiveness of Facsimile Documents and Signatures. The Loan Documents may be transmitted and/or signed by electronic means (including facsimile). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all parties to the Loan Documents. Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any electronic document or signature. As used in this Section, “signature” means a manually signed document by a natural person, as opposed to an electronic signature.

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10.20.    Limited Use of Electronic Mail. Electronic mail and internet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by parties thereto, unless otherwise approved in writing by Administrative Agent. Any other notices of communications required or permitted under the Loan Documents shall be given pursuant to Section 10.18.

10.21.    Legal Proceedings. Except as otherwise set forth herein, Administrative Agent shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness and shall be paid by Borrower to Administrative Agent upon demand.

10.22.    Assignments and Participations.

(a)          Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 10.22(c) hereof) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.

(i)          Subject to the conditions set forth in Section 10.22(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of Administrative Agent, provided that no consent of Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment. Notwithstanding anything to the contrary contained herein, prior to completion of the Improvements, no Lender may assign its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) or any part thereof to any Person other than an Eligible Assignee unless an Event of Default then exists, in which event the restriction in this sentence shall not be applicable.

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(ii)         Assignments shall be subject to the following additional conditions:

A.           except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000.00 unless each of Borrower and Administrative Agent otherwise consent, provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing;

B.           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

C.           the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500.00;

D.           the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Borrower, Guarantor, or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws, and

E.           the assignee may not be an affiliate of Borrower, Guarantor or any other Loan Party.

(iii)        Subject to acceptance and recording thereof pursuant to Section 10.22(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.8, 2.5(c), 2.9, and 10.5 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.22 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.22(c) hereof.

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(iv)        Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.22(b) hereof and any written consent to such assignment required by Section 10.22(b) hereof, Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.4(a), 2.6(e) or 10.5(c), Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section.

(c)         Participations.

(i)          Any Lender may, without the consent of Borrower or Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.17(b) that affects such Participant. Subject to Section 10.22(c)(ii) hereof, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.8, 2.5(c) and 2.9 (subject to the requirements and limitations therein, including the requirements under Section 2.9(f) (it being understood that the documentation required under Section 2.9(f) shall be delivered to the participating Lender)to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.22(b) hereof; provided that such Participant (A) agrees to be subject to the provisions of Section 2.10 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.8 or 2.9, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower's request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.10(b) with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(ii)         A Participant shall not be entitled to receive any greater payment under Section 2.8 or 2.9 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.9 hereof unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.9(d) hereof as though it were a Lender.

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(iii)        In no event may a Participant be an Affiliate of Borrower, Guarantor or any other Loan Party.

(d)          Pledges by Lenders. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Notwithstanding anything to the contrary herein, no Lender may sell, assign or participate its interests in the Loans to any Restricted Assignee.

10.23.    Negation of Partnership. Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between Borrower, on the one hand, and Administrative Agent and Lenders on the other hand, or in any way make Administrative Agent or Lenders a co-principal with Borrower with reference to the Property, and any inferences to the contrary are hereby expressly negated. Borrower will indemnify and hold Administrative Agent and Lenders harmless from any and all damages resulting from such a construction of the parties and their relationship.

10.24.    Right of Setoff. Borrower hereby grants to Administrative Agent and Lenders a Lien on and security interest in, and assigns to Administrative Agent, for the benefit of the Lenders, all Accounts and all deposits (general or special, time or demand, provisional or final) at any time held by Borrower and other indebtedness at any time owing by Administrative Agent and/or Lenders to or for the credit or for the account of Borrower, and any property of Borrower from time to time in the possession or control of Administrative Agent and/or Lenders. During the existence of an Event of Default exists, each Lender is hereby authorized then and from time to time during the existence of such Event of Default, to the fullest extent permitted by applicable law (and to the extent permitted under Section 9.8 hereof), to set off and apply any and all funds in any Accounts and all deposits (general or special, time or demand, provisional or final, in whatever currency) then held, and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 9.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. No Lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Administrative Agent or any Lender, or by any neglect to exercise such right of setoff or to enforce such Lien, or by any delay in so doing, and every right of setoff and Lien shall continue in full force and effect until such right of setoff or Lien is specifically waived or released by an instrument in writing executed by Administrative Agent.

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10.25.    Time Is of the Essence. Time is of the essence of this Agreement.

10.26.    Waiver of Judicial Procedural Matters. BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

10.27.    USA Patriot Act. Administrative Agent hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Administrative Agent is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent to identify Borrower in accordance with the USA Patriot Act.

10.28.    Consent of Administrative Agent; Approvals. Except where otherwise provided herein, in any instance under the Loan Documents where the approval, consent or the exercise of judgment of Administrative Agent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Administrative Agent, and Administrative Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Administrative Agent’s judgment.

10.29.    Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Borrower, Administrative Agent and Lenders with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no Persons are or were authorized by Administrative Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Loan Documents. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have executed this Agreement to be effective as of the date first set forth above.

REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE PAGES FOLLOW

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SIGNATURE PAGE OF BORROWER TO
LOAN AGREEMENT

BR T&C BLVD., LLC,
a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

		By:	/s/ Timothy J. Hogan
		Name:	Timothy J. Hogan
		Title:	Vice President

SIGNATURE PAGE – CONSTRUCTION LOAN AGREEMENT

SIGNATURE PAGE OF ADMINISTRATIVE AGENT TO
LOAN AGREEMENT

COMPASS BANK, an Alabama banking corporation, as Administrative Agent

By:	/s/ Atila Ali
	Name:	Atila Ali
	Title:	SVP

Address:	Compass Bank
8333 Douglas Avenue, Suite 200S
Mail Code: TX DA DG CRE
Dallas, Texas 75225
Attention: Atila Ali Vice President
Facsimile No.: (214) 360-1645

SIGNATURE PAGE – CONSTRUCTION LOAN AGREEMENT

SIGNATURE PAGE OF LENDER TO
LOAN AGREEMENT

COMPASS BANK, an Alabama banking corporation, as Administrative Agent

By:	/s/ Atila Ali
	Name:	Atila Ali
	Title:	SVP

Address:	Compass Bank
8333 Douglas Avenue, Suite 200S
Mail Code: TX DA DG CRE
Dallas, Texas 75225
Attention: Atila Ali Vice President
Facsimile: (214) 360-1645

SIGNATURE PAGE – CONSTRUCTION LOAN AGREEMENT

SIGNATURE PAGE OF LENDER TO
LOAN AGREEMENT

PATRIOT BANK ,
a Texas banking association

By:	/s/ Rhonda J. Sands
Rhonda J. Sands, Senior Vice President

Address:	Patriot Bank
7500 San Felipe, Suite 125
Houston, Texas 77063
Attn: Rhonda J. Sands, Senior Vice President-
Commercial Real Estate
Phone: 713.400.7104 Direct
Facsimile: 713. 400.7105
Email: rsands@patriotbankusa.com

With copy to:	Patriot Bank
7500 San Felipe, Suite 125
Houston, Texas 77063
Attn: Terry Tangen
Senior Executive Vice President and
Chief Credit Officer
Email: ttangen@patriotbankusa.com

SIGNATURE PAGE – CONSTRUCTION LOAN AGREEMENT

EXHIBIT A

Legal Description

Being a tract or parcel, containing 2.3190 acres (101,014 square feet) of land, situated in the George Bellows Survey, Abstract Number 3, City of Houston, Harris County, Texas, and consisting of four tracts: 1) all that certain called 25,244 square feet described in deed to TADI Investments, Inc., as recorded under Harris County Clerk's File (H.C.C.F.) Number W388396; 2) all that certain called 1.0148 acres described in deed to Performance Development L.P., as recorded under Harris County Clerk's File (H.C.C.F.) Number 20120530439; 3) all that certain called 0.475 acre described in deed to Alvin Wong Gee, as recorded under H.C.C.F. Number T207436; and 4) being part of and out of Unrestricted Reserve "A", Block 1, CITYPOINT, a plat of subdivision recorded under Film Code Number 653107, Harris County Map Records; also being part of and out of that certain tract described in deed to Memorial City Redevelopment Authority (herein referred to as the "MCRA Tract"), as recorded under H.C.C.F. Number 20140105540; said 2.3190 acre tract being more pmiicularly described as follows (bearings herein are grid bearings based on the Texas Coordinate System, South Central Zone Number 4204; NAD 83; distances are surface distances based on the U.S. Survey Foot and may be converted to grid by multiplying by a combined scale factor of 0.9998700 17):

BEGINNING at the intersection of the south right-of-way (R.O.W.) line of Interstate Highway 10, based on a varying width, with the west R.O.W. line of Town and Country Boulevard, based on a 100-foot width and dedicated to City of Houston (public), under H.C.C.F. Number C703140; also being the northeast comer of that certain called 25,244 square feet described in said deed to TADI Investments, Inc. and of the herein described tract, from which a Texas Department of Transportation aluminum disk found for reference bears South 04°33 West, 0.90 feet;

THENCE, South 02°42' 17" East, with the west R.O.W. line of said Town and Country Boulevard, at a distance of 498.80 feet passing the northeast comer of the aforesaid Unrestricted Reserve "A" of CITYPOINT, and continuing in all a total distance of 558.74 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set marking the southeast comer of the herein described tract;

THENCE, South 87°17'43" West, departing said west R.O.W. line and along a line 60.00 feet northerly of and parallel with the south line of said MCRA Tract, a distance of 180.09 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set in the east line of that certain called 3.1 080 acres described in deed to SFP Hotel Partners, L.P ., as recorded under H.C.C.F. Number 20130225814; said iron rod also being in the west line of said Unrestricted Reserve "A" and said MCRA Tract, and marking the southwest comer of the herein described tract;

EXHIBIT A – Page 1

THENCE, North 02°42'17" West, with the east line of said 3.1080 acre tract, and the west line of said Unrestricted Reserve "A" and said MCRA Tract, at 59.94 feet pass the southwest comer of the aforesaid 0.475 acre tract, and the northwest comer of said Unrestricted Reserve "A" and said MCRA Tract, from which an "X" in concrete found for reference bears North 02°42'17" West, 0.56 feet, and from which another "X" in concrete found for reference bears North 19°43' West, 0.58 feet; continuing with said east line and the west line of said 0.475 acre tract, at 175.28 feet pass a 1/2-inch iron rod found marking the southwest comer of the aforesaid 1.0148 acre tract and the northwest comer of said 0.4 75 acre tract; continuing with said east line and the west line of said 1.0148 acre tract, at a distance of 420.74 feet to a 5/8-inch iron rod with cap found marking the southwest comer of the aforesaid 25,244 square foot tract, and the northwest comer of said 1.1048 acre tract, and continuing in all a total distance of 563.08 feet to a point in the aforesaid south R.O.W. line of Interstate Highway 10, same being the northeast comer of said 3.1 080 acre tract, the northwest comer of the said 25,244 square foot tract and of the herein described tract, from which a found 5/8-inch iron rod with cap bears North 38°26' East, 0.19 feet;

THENCE, North 88°40'43" East, with said south R.O.W. line and the north line of said 25,244 square foot tract, a distance of 180.14 feet to the POINT OF BEGINNING and containing 2.3190 acres (101,014 square feet) of land.

EXHIBIT A – Page 2

EXHIBIT B

Project Budget

ALEXAN CITY CENTRE

HOUSTON, TX

PROJECT BUDGET

Total Land (Area Acres)	2.2978
Total Rentable SF	281,891
Number of Units	340

		Revised	$ Per	Equity	Loan	$ Per
Category		Cost	Unit	Exposure	Budget	Unit

Land		$19,349,400	$56,910	$19,349,400	$0	$0

Hard Cost
Hard Cost		$48,168,243	$141,671	$5,450,600	$42,717,643	$125,640
GC Fee (% of Hard Cost)	5.0%	$2,504,749	$7,367	$0	$2,504,749	$7,367
Hard Cost Contingency (% of Hard Cost)	3.8%	$1,926,730	$5,667	$0	$1,926,730	$5,667
Sub-Total Hard Cost		$52,599,722	$154,705	$5.450,600	$47,149,122	$138,674

Soft Cost
Architectural & Engineering		$1,210,000	$3,559	$0	$1,210,000	$3,559
Taxes		$425,000	$1,250	$0	$425,000	$1,250
Legal		$315,000	$926	$0	$315,000	$926
Closing Costs		$175,000	$515	$0	$175,000	$515
Financing		$427,500	$1,257	$0	$427,500	$1,257
Investment Banking Fee		$425,000	$1,250	$0	$425,000	$1,250
Blue Rock Fee		$50,000	$147	$0	$50,000	$147
Marketing		$300,000	$882	$0	$300,000	$882
Preleasing		$300,000	$882	$0	$300,000	$882
Developer Fee (% of Total Cost) [1]	#REF!	$2,382,588	$7,008	$0	$2,382,568	$7,008
Interest Reserve		$2,619,645	$7,705	$0	$2,619,645	$7,705
Operating Deficit		$597,661	$1,758	$0	$597,661	$1,758
Soft Cost Contingency (% of Soft Cost)	#REF!	$623,504	$1,834	$0	$623,504	$1,834
Sub-Total Soft Cost		$9,850,878	$28,973	$0	$9,850,878	$28,973

Net Project Cost		$81,800,000	$240,588	$24,800,000	$57,000,000	$167,647
				30%	70%

Requested Leverage

NOTES:

[1] Paid as a percentage of completion.

EXHIBIT B – Page 1

EXHIBIT C

Certificate and Advance Request

To:	Compass Bank	Date:_____________
8333 Douglas Avenue
Suite 200 S
Dallas, Texas 75225
Attn: Commercial Real Estate

Borrower:
Project:
Advance Request No.:
Amount:
Period Covered:	From: _____________, 20___ To: _______________, 20___

Capitalized terms used herein but not defined will have the meanings set forth in the Construction Loan Agreement dated July 1, 2014 by and among Borrower, Compass Bank, as “Administrative Agent”, and the other Lenders party thereto relating to the loan associated herewith (the “Loan Agreement”).

BEFORE ME, the undersigned authority, on this day personally appeared the person executing this certificate, who, being by first duly sworn, stated as follows:

1.          I am the duly authorized representative of Borrower as indicated on the execution line of this certificate; I am duly authorized to execute and deliver the related request for payment.

2.          All reports, statements, and other documentation heretofore or herewith delivered by or on behalf of Borrower to Administrative Agent are substantially true and correct in all material respects and are in all material respects what they purport and appear to be.

3.          Attached hereto as Schedule 1 is an Advance Request for Work Completed Summary (invoice summary), and if an advance for hard costs requested, also attached are AIA Documents G702-703 forms executed by each original contractor all completed for the above amount and above period, together with all supporting documentation required by the agreement with Borrower for the Project, all of which are true and correct and in all respects purport and appear to be, excepts as follows:

4.          Except for liens contested in accordance with the Loan Agreement, and for which notice has been provided to Administrative Agent, Borrower has not been served with any written notice that a lien will be claimed for any amount unpaid for materials delivered labor performed or services provided in connection with the properties, or any part thereof, and, to the Borrower’s knowledge, no valid basis exists for the filing of any mechanic’s or materialman’s liens or claims with respect to all or any part of the Property.

EXHIBIT C – Page 1

5.          This certificate is made for the purpose of inducing Administrative Agent and Lenders to advance funds to Borrower for Borrower to make payments of such funds as appropriate under the Loan Documents and that, in so lending funds or making payment, Administrative Agent and Lenders will rely on the accuracy of matters stated in this certificate.

6.          All representations and warranties contained in this certificate and the other Loan Documents are true and accurate in all respects as of the date hereof, except as follows:

7.          No Event of Default or potential Event of Default exists (or would result from the Advance herein requested), except as follows:

8.          No part of the Property has been taken by eminent domain proceedings, and Borrower has not received written notice of any proceedings or negotiations therefor which are pending, excepts as follows:

9.          All previously disbursed Loan funds have been expended, or are being held in trust, for the sole purpose of paying Project Costs included in the Project Budget and previously incurred by Borrower as set forth in previous Advance Requests; all such expenditures are for items that constitute an actual Project Cost; no part of said funds has been used for any other purposes.

10.         All conditions precedent to Borrowers right to receive the requested Advance have been met in accordance with the terms of the Loan Documents, excepts as follows:

11.         The amounts and percentages set forth in this certificate (including the Invoice Summary and AIA document G702-703 submitted in connection herewith) are true and correct.

12.         The aggregate sum of (I) Loan funds previously disbursed for hard costs, plus (II) the Loan funds included in the Advance Request for hard costs, plus (III) the existing hard costs retainage, does not exceed the aggregate amount incurred and/or expended to date for hard costs for work incorporated into the improvements and for stored materials.

13.         Upon disbursement by Borrower of the funds advanced by Administrative Agent or Lenders as requested in this Advance Request, all obligations for work and other costs heretofore incurred by Borrower in connection with the Project and which are due and payable will be fully paid and satisfied other than Retainage and amounts relating to liens being contested in accordance with the Loan Agreement.

EXHIBIT C – Page 2

14.         The actual cost required to complete all matters of a type included in any line item in the Project Budget does not exceed the amount of allocated to the line item in the Project Budget, excepts as follows:

15.         All change orders to the Plans and Specifications have been submitted to Administrative Agent and change orders for which an Advance is requested hereby have been consented to by Administrative Agent to the extent required by the Loan Documents.

16.         All lien waivers or payment receipts required under the terms of the Loan Documents have been submitted to Administrative Agent with this Advance Request.

17.         The construction of the Improvements is progressing in a satisfactory manner so as to assure completion thereof on or before the Completion Date in substantial accordance with the Plans and Specifications and the Loan Documents.

18.         Borrower agrees to notify Administrative Agent in writing immediately if the matter certified herein will not be true and correct as of the time of the requested Advance, and the foregoing certifications shall be deemed made and ratified as of the time of the Advance unless Borrower so notifies Administrative Agent in writing before that time.

19.         As of the date hereof, Borrower has no claims, causes of action, demands against Administrative Agent, or defenses or offsets to payment of the Loan or any other amounts due under the Loan Documents.

20.         Borrower has undertaken all investigation necessary to make the foregoing statements Administrative Agent’s acceptance of this Advance Request will in no way operate as a waiver by Administrative Agent or Lenders of any term, condition, covenant, or agreement contained in the Loan Documents, or of Administrative Agent’s rights to enforce any term, condition, covenant or agreement therein.

EXECUTED as of the date first written above:

BR T&C BLVD., LLC,
a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

EXHIBIT C – Page 3

STATE OF ____________________

COUNTY OF __________________

SUBSCRIBED AND SWORN BEFORE ME, on this __________ day of __________, 20_____, by _______________________________________, _______________ of ______________________________.

Notary Public

Printed Name
My Commission Expires:__________

EXHIBIT C – Page 4

SCHEDULE 1 TO CERTIFICATE AND ADVANCE REQUEST

Advance Request For Work Completed Summary

(Invoice Summary)

EXHIBIT C –Schedule I

EXHIBIT D

Project Budget Reallocation Worksheet

Capitalized terms used herein but not defined will have the meanings set forth in the Loan Agreement between Borrower and Compass Bank relating to the loan associated herewith.

Please adjust the Project Budget levels by the following values.

Borrower:			Lender:

Contractor:			Loan Number:

Project:			Draw Number:

Job Number:

TRANSFER FROM:			TRANSFER TO:
Code#	Line Item Description	Amount	Code#	Line Item Description	Amount

	Total	$0.00		Total	$0.00

EXHIBIT D – 1

CONTRACTOR (to the extent reallocations are being made to hard costs):

_______________________________

By:		Date:
Name:
Title:

BORROWER:

By:		Date:
Name:
Title:

LENDER’S APPROVAL (to the extent Lender’s approval is required under the Loan Documents):

_______________________________

By:		Date:
Name:
Title:

EXHIBIT D – 2

EXHIBIT E

(Post Closing Requirements)

Description	Due Date

Replat of Property	60 days after closing

Plan and Cost Review	120 days after closing

Demolition Permit	120 days after closing

Building Permits	120 days after closing

Management Agreement	Upon commencement of leasing

Subordination of Management Agreement	Upon commencement of leasing

EXHIBIT E – Page 1

EXHIBIT F

Form of Promissory Note

PROMISSORY NOTE

$_______________	__________, 2014

FOR VALUE RECEIVED, the undersigned, BR T&C Blvd., LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of _________________________ (together with its successors and assigns and any subsequent holder of this Note, “Lender”), the principal sum of __________________________ and No/100 Dollars ($___________________), or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the rate or rates provided for in the Loan Agreement (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof and in the Loan Agreement. All payments of principal and interest shall be made in lawful money of the United States of America at the office of Compass Bank, 8333 Douglas Ave., Dallas, Texas 75225, or such other address as may be specified from time to time pursuant to the Loan Agreement.

2.          Loan Agreement; Defined Terms: This Note is executed and delivered pursuant to, and is subject to and governed by, the terms and provisions of that certain Construction Loan Agreement dated as of July 1, 2014 (as the same may be amended, restated or modified from time to time, the “Loan Agreement”), by and among Borrower, the Lenders a party thereto from time to time, and Compass Bank, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”), and is one of the promissory notes referred to in the Loan Agreement. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meaning assigned to such terms in the Loan Agreement. Reference also is made to the Loan Agreement for a statement of terms and provisions relevant to this Note but not contained herein.

3.          Interest and Payment Terms. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. In addition, payments of principal shall be payable at such times as provided in the Loan Agreement. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Requirements, bear interest at the Default Rate and if applicable, a Late Charge, as set forth in the Loan Agreement. The outstanding principal balance of this Note, unless accelerated in accordance with the Loan Agreement, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Documents, on the Maturity Date.

4.          Security. This Note is secured, in part, by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Deed of Trust”), dated of even date with the Loan Agreement, from Borrower to Lee Q. Vardaman, Trustee, for the benefit of Administrative Agent, on behalf of the Lenders, covering certain real and personal property in Harris County, Texas, described therein (the “Property”), to be filed of record in the Real Property Records of Harris County, Texas.

EXHIBIT F – Page 1

5.          Usury Savings. The provisions of Section 10.12 of the Loan Agreement are incorporated herein by reference.

6.          Costs of Enforcement. Borrower promises to pay all costs of collection, including without limitation all foreclosure fees and reasonable attorneys’ fees, whether or not suit is filed or other legal action is instituted, incurred by Administrative Agent and the Lenders in enforcing the performance of Borrower’s obligations under this Note or any other Loan Document.

7.          Waivers. Borrower and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive all notices concerning presentment for payment, demand, dishonor, nonpayment, intention to accelerate the maturity, protest together with Lender’s actions or inactions concerning its diligence in collecting and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

8.          Event of Default. If any Event of Default shall occur and remain uncured under the Loan Documents, then Administrative Agent may, at its option, without further notice or demand except as provided in the Loan Agreement, declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclose all liens and/or security interests securing payment hereof and pursue any and all other rights, remedies and recourses it may have under the Loan Documents, at law or in equity. The rights and remedies of Administrative Agent and the Lenders under the Loan Documents and at law or in equity, or any one or more of them, shall be cumulative and concurrent, and maybe pursued singly, successively, or together at the sole discretion of Administrative Agent, and may be exercised as often as occasion therefore shall arise; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof or of any other right or remedy. Failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Administrative Agent and/or Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Administrative Agent and the Lenders.

9.          Applicable Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS FROM TIME TO TIME IN EFFECT EXCEPT TO THE EXTENT PREEMPTED BY UNITED STATES FEDERAL LAW.

10.          Notices. Unless expressly provided otherwise herein, all notices, demands, approvals and other communications provided for herein shall be in writing and shall be delivered in accordance with the Loan Agreement.

EXHIBIT F – Page 2

10.          General Provisions. Time is of the essence with respect to every provision hereof. This Note shall inure to the benefit of Lender, its successors and assigns and shall be binding on Borrower, its successors and assigns.

REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE PAGE FOLLOWS

EXHIBIT F – Page 3

SIGNATURE PAGE OF BORROWER TO
PROMISSORY NOTE

BR T&C Blvd., LLC,
a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

EXHIBIT F – Page 4

EXHIBIT G

Form of LIBOR Request

BORROWER:

OBLIGOR NO:
PRIME OBLIGATION #:
LIBOR OBLIGATION #:
AMOUNT AVAILABLE FOR PRICING:	$

Indicative Interest Rate As Of:
Effective Date:

Option Rate Period(s)	Base Rate (%)	Spread (%)	0.00%	Amount		Expiration Date

Prime				$	*

One (1) Month LIBOR				$	*

Two (2) Month LIBOR				$	*

Three (3) Month LIBOR				$	*

EXHIBIT G – Page 1

*BORROWER MUST CONTACT ADMINISTRATIVE AGENT THREE LIBOR

BUSINESS DAYS BEFORE THE APPLICABLE EXPIRATION DATE TO REQUEST

YOUR NEXT INTEREST RATE OPTION SELECTION(S).

By:
Name:
Title:

EXHIBIT G – Page 2

EXHIBIT H

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Condition set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action or any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collective as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: __________________________________

2.	Assignee: __________________________________

__________________________________ [and is an Affiliate of [identify Lender]

3.	Borrower: __________________________________

4.	Administrative Agent: Compass Bank, as Administrative Agent under the Loan Agreement

5.	Loan Agreement: Construction Loan Agreement by and among _______________________, as Borrower, Compass Bank, as Administrative Agent, and the Lenders a party thereto from time to time

EXHIBIT H – Assignment and Assumption Agreement

6.	Assigned Interest:

Commitment/Loans Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Loans Assigned	Amount of Unused Commitment Assigned	Percentage Assigned of Commitment and Loans

Loans	$	$	$	$

Effective Date: _________________, 20____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

Applicable Lending Office

Address for Notices: ___________________________________

Telephone No: ___________

Telecopier No: _________________

EXHIBIT H – Assignment and Assumption Agreement

Consented to and Accepted:

Administrative Agent:

COMPASS BANK
an Alabama banking corporation,
as Administrative Agent on behalf of Lenders

By:
Name:
Its:

Borrower:

By:
Name:
Title:

EXHIBIT H – Assignment and Assumption Agreement

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.          Representations and Warranties.

1.1          Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrowers, any of their Subsidiaries or Affiliates or any other Person obligation in respect of any Loan Document or (iv) the performance or observance by Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2          Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.1(m) of the Loan Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, (v) it satisfies the requirements of an Eligible Assignee as defined in the Loan Agreement and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform all of the obligations of the Loan Documents which by their terms are required to be performed by it as a Lender.

EXHIBIT H – Assignment and Assumption Agreement

2.          Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued prior to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.          General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed and enforced in all respects in accordance with the laws of the State of Texas without regard to conflicts of law principles of such State.

EXHIBIT H – Assignment and Assumption Agreement

EXHIBIT I-1

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Construction Loan Agreement dated as of _____________, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ________________________ (“Borrower”), Compass Bank, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER OR PARTICIPANT]

By:
Name:
Title:
Date:	________________, 20[1__ ]

EXHIBIT I-1 – U.S. Tax Compliance Certificate

EXHIBIT I-2

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Construction Loan Agreement dated as of ___________, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ________________________ (“Borrower”), Compass Bank, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER OR PARTICIPANT]

By:
Name:
Title:
Date:	____________________, 20[1__ ]

EXHIBIT I-2 – U.S. Tax Compliance Certificate

EXHIBIT I-3

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Construction Loan Agreement dated as of _____________, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ________________________ (“Borrower”), Compass Bank, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner' s/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER OR PARTICIPANT]

By:
Name:
Title:
Date:	____________________, 20[1__ ]

EXHIBIT I-3 – U.S. Tax Compliance Certificate

EXHIBIT I-4

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Construction Loan Agreement dated as of ______________, 2014 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among ________________________ (“Borrower”), Compass Bank, as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.9 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER OR PARTICIPANT]

By:
Name:
Title:
Date:	____________________, 20[1__ ]

EXHIBIT I-4 – U.S. Tax Compliance Certificate

SCHEDULE 1.1

Lenders

Lender	Commitment	Pro Rata Share

Patriot Bank	$20,000,000.00	35.087719298%

Compass Bank	$37,000,000.00	64.912280702%

Total	$57,000,000.00	100%

Schedule 1.1 - Lenders

SCHEDULE 3.1(p)

EXISTING LEASES

1.          Lease Agreement, dated June 1, 2009, between Alvin W. Gee, as landlord, and Town and Country Orthodontics, P.C., as tenant, as amended by that certain Amendment to Lease, dated May 29, 2014, as assigned to BR T&C Blvd., LLC.

2.          Retail Lease Agreement, dated the 1st day of July, 2014, between BR T&C Blvd., LLC, a Delaware limited liability company, as Landlord, and Alvin Gee Photography, Inc., a Texas corporation, as Tenant.

3.          Lease Agreement dated September 22, 1994, between Town & Country Shopping Center, Ltd., as Landlord, and Leoton Corporation, as Tenant, as modified by (i) Extension to Lease Agreement dated November 1, 1999, between Town and Country Shopping Center, Ltd. and Leoton Corporation, (ii) Second Extension and Expansion to Lease Agreement dated February 17, 2003, between Town & Country Shopping Center II, Ltd. and Leoton Corporation, (iii) Lease Assignment dated June 20, 2005, between Town & Country Shopping Center, Ltd., LCL Investments and Leoton Corporation, (iv) Third Amendment of Lease dated January 11, 2010, between EMC Hotel, Ltd. and LCL Investments, Inc., d/b/a Burlap Barrel Pub, (v) Fourth Amendment of Lease dated April 25, 2011 between EMC Hotel, Ltd. and LCL Investments, Inc., d/b/a Burlap Barrel Pub, and (vi) Fifth Amendment of Lease dated February 13, 2013, between Performance Development, L.P. and LCL Investments, Inc., d/b/a Burlap Barrel Pub, as assigned to BR T&C Blvd., LLC.

4.          Commercial Lease between Performance Development, L.P. and LCL Investments, Inc., d/b/a Burlap Barrel Pub, as assigned to BR T&C Blvd., LLC.

5.          Lease Agreement dated January 21, 2004, between Town & Country Shopping Center II, Ltd., as Landlord, and Didi's World Productions, Inc., as Tenant, as modified by (i) First Amendment of Lease dated April 3, 2007, between EMC Hotel, Ltd. and Didi's World Productions, Inc., d/b/a ComedySportz Houston, (ii) Second Amendment of Lease dated August 3, 2007, between EMC Hotel, Ltd. and Didi's World Productions, Inc., d/b/a ComedySportz Houston, (iii) Lease Extension Agreement and Third Amendment of Lease dated April 9, 2009, between EMC Hotel, Ltd. and Didi's World Productions, Inc., d/b/a ComedySportz Houston, and (iv) Lease Extension Agreement and Fourth Amendment of Lease dated April 23, 2013, between Performance Development, L.P. and Didi's World Productions, Inc., d/b/a ComedySportz Houston, as assigned to BR T&C Blvd., LLC

Schedule 3.1(p) – Existing Leases

SCHEDULE 4.1(m)

GUARANTOR FINANCIAL COVENANT COMPLIANCE CERTIFICATE

BBVA Compass Bank

8333 Douglas Ave., Suite 200

Mail Code: TX DA DG CRE

Dallas, Texas 75225

Attention: Commercial Real Estate – North America

Re:	Guaranty dated July 1, 2014, executed by CFP Residential, L.P., a Texas limited partnership, Maple Residential, L.P., a Delaware limited partnership, CFH Maple Residential Investor, L.P., a Texas limited partnership VF Residential, LTD., a Texas limited partnership, and VF Multifamily Holdings, Ltd., a Texas limited partnership (together, “Guarantors”) in favor of Compass Bank (“Administrative Agent”), relating to the $57,000,000 Loan from Lender to BR T&C Blvd., LLC, a Delaware limited liability company (“Borrower”)

In accordance with Section 13 of the Guaranty dated July 1, 2014, executed by Guarantors in favor of Administrative Agent and Lenders, and Section 4.1(m) of the Construction Loan Agreement dated July 1, 2014 between Borrower, Administrative Agent and Lenders, I hereby certify to the following:

To the best of my knowledge and belief: (a) the Guarantors were in compliance with the requirements of Section 14(a) of the Guaranty as of _____________; (b) the aggregate value of the assets of Guarantors collectively remains in excess of $40,000,000; and (c) the aggregate amount of the Liquid Assets of the Guarantors collectively was in excess of $5,000,000.

Sincerely,

By:
Name:
Title:

Schedule 4.1(m) – Guarantor Financial Compliance Certificate